UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

L-3 COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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2016	Notice of Annual Meeting of Shareholders and Proxy Statement

L-3 Communications

L-3 Communications

600 Third Avenue

New York, NY 10016

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., Eastern Daylight Time, on Tuesday, May 3, 2016, at The Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York 10004. The notice and proxy statement for the Annual Meeting are attached to this letter and describe the business to be conducted at the Annual Meeting.

At this year’s meeting, we will vote on the election of 10 directors, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the approval, in a non-binding, advisory vote, of the compensation paid to our named executive officers, the approval of an amendment and restatement to the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan, the adoption of a merger agreement to eliminate our holding company structure, and, if properly presented, one shareholder proposal. There also will be a report on the Company’s business, and shareholders will have an opportunity to ask questions.

In accordance with the rules of the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 23, 2016 to our shareholders of record as of the close of business on March 7, 2016. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included on page 6 of this proxy statement or in the Notice of Internet Availability of Proxy Materials.

To have your vote recorded, you should vote over the Internet or by telephone. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting. If you decide to attend, you can still vote your shares in person if you wish. If you wish to attend the Annual Meeting in person, you will need to register and request an admission ticket in advance. You can register and request a ticket by following the instructions set forth on page 10 of this proxy statement.

On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on May 3, 2016.

March 23, 2016

Very truly yours,

Michael T. Strianese

Chairman and Chief Executive Officer

L-3 Communications

NOTICE OF 2016 ANNUAL MEETING OF

SHAREHOLDERS OF L-3 COMMUNICATIONS HOLDINGS, INC.

DATE AND TIME:	Tuesday, May 3, 2016 at 2:30 p.m., Eastern Time

PLACE:	The Ritz-Carlton New York, Battery Park

Two West Street

New York, New York 10004

ITEMS OF BUSINESS:	1)	To elect the 10 Directors listed in the accompanying proxy statement (the “Proxy Statement”);

2)	To ratify the appointment of our independent registered public accounting firm for 2016 (the “Auditor Ratification Proposal”);

3)	To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described herein (the “Say-on-Pay Proposal”);

4)	To approve an amendment to the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan (the “Amended and Restated Plan Proposal”);

5)	To adopt an Agreement and Plan of Merger effecting the elimination of our holding company structure as described herein (the “Merger Proposal”);

6)	To consider a shareholder proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to permit shareholders to take action by written consent (the “Shareholder Written Consent Proposal”); and

7)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Monday, March 7, 2016 (the “Record Date”).

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to vote.

MEETING ADMISSION:	If you plan to attend the meeting, you must request an admission ticket in advance. To request an admission ticket, please follow the instructions on page 10 in response to Question 16 of the accompanying Proxy Statement.

2015 ANNUAL REPORT:	A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 accompanies this Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement and proxy card are first being made available or mailed to shareholders on or about March 23, 2016.

By Order of the Board of Directors

Steven M. Post
March 23, 2016 New York, New York	Senior Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 3, 2016.

The following proxy materials are available for you to view online at http://www.L-3com.com: (1) this Proxy Statement (including all attachments, if any); (2) our Summary Annual Report and Annual Report on Form 10-K, in each case for the year ended December 31, 2015 (which is not deemed to be part of the official proxy soliciting materials); and (3) any amendments to the foregoing materials that are required to be furnished to shareholders. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at http://www.L-3com.com. You will also have the opportunity to request paper or email copies of our proxy materials for all future Annual Meetings.

PROXY STATEMENT – TABLE OF CONTENTS

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    i

ii    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information about L-3 Communications Holdings, Inc. (the “Company,” “L-3,” “we,” “our” or “us”) and certain information contained elsewhere in this Proxy Statement for L-3’s 2016 Annual Meeting of Shareholders (the “Annual Meeting” or the “meeting”). This summary does not contain all of the information that you should consider in voting your shares of L-3 common stock, par value $0.01 per share (the “Common Stock”). You should read the entire Proxy Statement carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page Reference
Proposal 1 –	Election of Directors	FOR	11
Proposal 2 –	Auditor Ratification Proposal	FOR	17
Proposal 3 –	Say-on-Pay Proposal	FOR	18
Proposal 4 –	Amended and Restated Plan Proposal	FOR	20
Proposal 5 –	Merger Proposal	FOR	28
Proposal 6 –	Shareholder Written Consent Proposal	NONE	33

CASTING YOUR VOTE

	How to Vote	Shareholders of Record (Shares registered in your name with L-3’s transfer agent, Computershare)	Street Name Holders (Shares held through a Broker, Bank or Other Nominee) and 401(k) Participants

Mobile Device	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.

Internet	Visit the applicable voting website:	www.proxyvote.com	www.proxyvote.com

Telephone	Within the United States, U.S. Territories and Canada, call toll-free:	1-800-690-6903	Refer to voting instruction form.

Mail	Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided to you, following your request, if any.

In Person	For instructions on attending the 2016 Annual Meeting in person, please see Question 16 on page 10.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    1

PROXY STATEMENT SUMMARY

BOARD NOMINEES

You are being asked to vote on the following ten nominees for director. All directors are elected annually by a majority of the votes cast. Information about each director’s experiences, qualifications, attributes and skills can be found beginning on page 11.

Name	Age	Director Since	Principal Occupation	Independent	Board Committee Membership*
Claude R. Canizares	70	2003	Vice President and Bruno Rossi Professor of Physics, Massachusetts Institute of Technology	Yes	AC
Thomas A. Corcoran	71	1997	Senior Advisor, The Carlyle Group and President, Corcoran Enterprises, LLC	Yes	AC
Ann E. Dunwoody	63	2013	General (Ret.), U.S. Army	Yes	NC
Lewis Kramer	68	2009	Retired Partner, Ernst & Young LLP	Yes	AC, CC, EC
Robert B. Millard	65	1997	Chairman, Massachusetts Institute of Technology Corporation	Yes	CC, EC
Lloyd W. Newton	73	2012	General (Ret.), U.S. Air Force and Retired Executive Vice President, Pratt & Whitney Military Engines.	Yes	CC
Vincent Pagano, Jr.	65	2013	Retired Partner, Simpson Thacher & Bartlett LLP	Yes	AC, NC, EC
H. Hugh Shelton	74	2011	General (Ret.), U.S. Army	Yes	NC
Arthur L. Simon	84	2001	Retired Partner, Coopers & Lybrand LLP	Yes	AC, NC
Michael T. Strianese	60	2006	Chairman and CEO, L-3	No	EC

* AC Audit Committee CC Compensation Committee	NC Nominating/Corporate Governance Committee EC Executive Committee

CORPORATE GOVERNANCE HIGHLIGHTS

¡   Annual election of directors

¡   Directors elected by majority voting

¡   9 of our 10 director nominees are independent

¡   Independent lead director

¡   All NYSE-required Board committees consist solely of independent directors

¡   Regular executive sessions of independent directors

¡   Shareholder right to call special meetings

¡   Over 75% average Board and Committee meeting attendance for each director in 2015

¡   Annual Board and Committee self-evaluations

¡   Comprehensive code of ethics and business conduct and corporate governance guidelines

¡   No shareholder rights plan or “poison pill”

¡   Strong pay-for-performance philosophy

¡   Comprehensive political contributions disclosure policy and compliance program

¡   Board participation in executive succession planning

¡   Stock ownership guidelines for directors and executive officers

¡   Policy prohibiting hedging or pledging

¡   Compensation “clawback” policy

2    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

SHAREHOLDER ENGAGEMENT

In recent years, the Company has made a concerted effort to engage with its shareholders both during and outside the proxy season. In 2015, these outreach efforts resulted in dialogue with shareholders representing over 52% of the Company’s outstanding Common Stock to solicit their input on a wide range of topics, including executive compensation, business strategy, portfolio shaping, capital allocation and financing strategy, and other strategic, financial, and governance-related matters. In addition, during 2015, our Lead Independent Director, Robert B. Millard, met with some of our largest shareholders.

In 2015, a shareholder proposal recommending that we amend our Amended and Restated Bylaws (the “Bylaws”) to permit shareholders owning 20% or more of the Company’s outstanding Common Stock to call a special meeting of shareholders (the “Proposal”) received support from 61% of the shares voted on the Proposal. Following its initial review of the vote on the Proposal, the Board concluded that it would be appropriate to amend the Bylaws to enable shareholders representing at least 20% of the outstanding Common Stock to call a special meeting. The Board determined, however, that although the Proposal was silent as to any required holding period, it would also be appropriate to include a one-year holding period to ensure that this important right could only be exercised by shareholders with the long-term best interests of the Company in mind.

The Board then directed management to reach out to its top 50 shareholders representing approximately 64% of the Company’s outstanding Common Stock to solicit their input with regard to the implementation of this proposed bylaw amendment, particularly with respect to the ownership threshold and a required holding period. We spoke to our top ten shareholders representing approximately 40% of the Company’s outstanding Common Stock. Eight of our top ten shareholders, representing 37% of our outstanding Common Stock, were comfortable with a 20% threshold and also supported the Board’s views that a one-year holding period was in the best interest of the Company and its shareholders. As a matter of policy, two of our top ten shareholders stated the they could not express a definitive view with respect to the Company’s approach. Out of the top 50 shareholders that we were able to speak to, only one (representing less than 1% of our outstanding Common Stock) expressed a view against a one-year holding period. Of the eight of our top ten shareholders that supported the Company’s proposed response to the Proposal, at the 2015 Annual Meeting, five voted in favor of the Proposal, one represented a fund complex where certain funds voted for the Proposal and certain funds voted against the Proposal and two voted against the Proposal.

After considering the results of the outreach program, the Board determined to amend the Bylaws to permit shareholders owning at least 20% of our outstanding Common Stock to call a special meeting, provided they meet the one-year holding period requirement.

Our Investor Relations department is the contact point for shareholder interaction with the Company. Shareholders may also access investor information about the Company through our website at www.L-3com.com/investor-relations.

SUMMARY OF 2015 BUSINESS PERFORMANCE

¡	Our electronic systems and communication systems segments achieved solid operational and financial performance that exceeded their segment plans. However, our overall performance was adversely affected by losses on Head-of-State aircraft modification contracts in our aerospace systems segment, and sales and margin declines in our national security solutions and logistics solutions businesses. Accordingly, our diluted earnings per share and free cash flow performance fell below our annual incentive plan targets by 5% and 3%, respectively, and we further incurred substantial non-cash goodwill impairment charges.

¡	We undertook significant strategic actions to reshape our business portfolio for future success. In December 2015, we agreed to sell our national security solutions segment for approximately $550 million, and completed the sale in February 2016. We also completed three acquisitions and four divestitures in 2015, including the sale of Marine Systems International for approximately €295 million. We believe these actions sharpen our focus on L-3’s core businesses, improve our competitive position, and strengthen our ability to achieve future sales growth and margin expansion.

¡	We repurchased $740 million of our Common Stock and paid dividends of $214 million following our 11th consecutive annual dividend increase, returning over $950 million of cash to our shareholders in 2015. We also repaid approximately $300 million of our outstanding debt.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    3

PROXY STATEMENT SUMMARY

¡	We strengthened the Company’s senior executive management team by appointing Christopher E. Kubasik to the new position of President and Chief Operating Officer, and Mark Von Schwarz as President of our aerospace systems segment.

¡	We remediated the Company’s material weaknesses in its internal controls over financial reporting, which were identified in 2014 following an internal review of financial reporting matters at our aerospace systems segment discussed in last year’s proxy statement.

¡	Our total shareholder return (“TSR”) for the three years ended December 31, 2015 was 67%, which fell below the minimum TSR-based performance goal relative to our peer companies under our long-term incentive plan, but compares favorably to the 53% TSR of the S&P 500 Index for this period.

For more information regarding L-3’s 2015 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

EXECUTIVE COMPENSATION PROGRAM SUMMARY

2015 Target Pay and Incentive Plan Payouts

¡	We target base salaries and annual and long-term incentive opportunities for our executive officers named in the “Summary Compensation Table” on page 68 (“named executive officers” or “NEOs”) to approximate market median compensation levels, subject to adjustments based on experience, performance, other individual factors and as otherwise appropriate. For 2015, the target pay for each of our NEOs was within a competitive range that approximates 85% to 115% of market median.

¡	Calculated annual incentive plan payouts for 2015 reflect our 2015 business performance, and were below target for our corporate NEOs, but above target for our group NEOs who serve as the presidents of our segments that exceeded their respective financial plans for the year. Notwithstanding the formula-based calculation of these payouts, after considering all aspects of the Company’s financial performance for 2015 including the non-cash goodwill impairment charges described above, management recommended and the Committee agreed that the calculated payouts should be reduced substantially for the corporate NEOs, and to a lesser degree for the group NEOs. Similarly, payouts under our long-term performance awards were substantially below target.

4    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

Key Governance Features of Our Executive Compensation Program

At the 2015 Annual Meeting, more than 92% of the votes cast approved, on a non-binding advisory basis, the compensation of our NEOs, demonstrating the effectiveness of the substantive changes made to our compensation program over the past several years in response to shareholder feedback. The following summary highlights our commitment to executive compensation practices that reinforce our pay-for-performance culture and includes corporate governance practices that are considered by investors to reflect market “best practices:”

What We Do		What We Don’t Do

✓	Pay-for-Performance – Emphasis on long-term, performance-based compensation and meaningful stock ownership guidelines to align executive and shareholder interests	✗	No Employment Agreements – All of our NEOs are employed on an at-will basis

✓	Formula-Based Incentive Plans – Transparent, formulaic incentive plans designed to promote short- and long-term business success	✗	No Tax Gross-ups – No excise tax gross-ups on severance or change in control payments

✓	Enhanced CEO Performance Conditions – Chief Executive Officer’s stock options are subject to performance conditions based on consolidated EPS and FCF	✗	No Repricing – No repricing of stock options or other equity-based awards without shareholder approval

✓	“Clawback” Provisions – Clawback policy that applies to all incentive compensation, including equity-based awards	✗	No Pension Plan/SERP Credit – No pension plan/SERP credit for years not worked with L-3 or its predecessor companies

✓	Double Trigger for Severance – Double trigger provisions for severance payable in the event of a change in control, and no excessive severance or change in control provisions	✗	No Excessive Perquisites – Perquisites are modest and consistent with competitive practices

✓	Annual Risk Assessment – Annual compensation risk assessment to ensure program does not encourage excessive risk-taking	✗	No Dividends on Stock Options – No payment of dividends on stock options or on other equity-based awards prior to vesting

✓	Tally Sheets – Tally sheet analysis to better understand current and accumulated compensation and benefits	✗	No Hedging or Pledging – No hedging or pledging of L-3 stock by executives, employees and non-employee directors

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    5

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2016 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

On or about March 23, 2016, we either mailed you a notice (the “Notice”) notifying you how to vote online and how to electronically access a copy of this Proxy Statement, our Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2015 (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

This Proxy Statement is being made available to the holders of our Common Stock in connection with the solicitation of proxies for use at the Annual Meeting to be held at The Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York 10004 at 2:30 p.m., Eastern Daylight Time, on Tuesday, May 3, 2016. The proxies are solicited by our Board of Directors on our behalf for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

2.	WHAT IS A PROXY?

Shareholders not attending our Annual Meeting may choose to vote their shares of Common Stock by allowing someone else to cast votes on their behalf. We are soliciting your voting instructions (that is, your proxy) on behalf of our Board of Directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting. The proxies we are soliciting designate Michael T. Strianese, Christopher E. Kubasik, Ralph G. D’Ambrosio and Steven M. Post (the “Proxyholders”) as the persons who would individually be authorized to vote your shares in accordance with your instructions. Alternatively, if you own your shares of our

Common Stock directly in your name in our stock records (a “shareholder of record”) maintained by Computershare Trust Company, N.A. (“Computershare”), you may appoint a person (who need not be a shareholder), other than the Proxyholders, to represent you at the Annual Meeting by completing another proper proxy. Such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials).

3.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

Our Board of Directors has fixed the close of business on March 7, 2016 as the Record Date for the Annual Meeting. Only shareholders of record at the Record Date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof, in person or by proxy.

At the Record Date, there were 77,522,193 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of our Common Stock held by such holder.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Internet: If you hold your shares of our Common Stock through a bank or brokerage firm (i.e., in “street name,” as you are not a registered holder), or if you own shares of Common Stock through L-3’s 401(k) plan, you can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

If you are a shareholder of record, you can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit Control Number included on your Annual Meeting Notice card.

By Telephone: If you hold your shares in street name, you can vote using a touch-tone telephone by calling the toll-free number included on your Notice or paper voting instruction form (if you received a paper copy of the Proxy Materials), 24 hours a day, seven days a week. You will need the 16-digit Control Number included on your Notice or paper voting instruction form.

If you are a shareholder of record, or if you own shares of Common Stock through L-3’s 401(k) plan, you can vote using a touch-tone telephone by calling 1-800-690-6903,

24 hours a day, seven days a week. You will need the 16-digit Control Number included on your Annual Meeting Notice card or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

6    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

By Mail: If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card or voting instruction form sent to you in the envelope provided to you with your Proxy Materials or voting instruction form.

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting. For more detail, please see Question 16.

The Internet and telephone voting procedures, which comply with Delaware law and the Securities and Exchange

Commission (the “SEC”) rules, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Through your Bank, Broker or Other Nominee: If you hold your shares in street name, you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

See also “Proxy Statement Summary – Casting Your Vote” on page 1.

5.	WHAT IS THE DEADLINE FOR SUBMITTING VOTES?

If you are a shareholder of record, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 2, 2016.

If you own your shares of our Common Stock through L-3’s 401(k) plan, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on April 29, 2016.

If you hold your shares in street name, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 2, 2016.

Proxies submitted by mail, as described above, must be received no later than 11:59 p.m., Eastern Daylight Time, on May 2, 2016, if you are a shareholder of record, or by 8:00 a.m., Eastern Daylight Time, on April 29, 2016, if you own your shares through L-3’s 401(k) plan.

Notwithstanding the above, if you hold your shares in street name and you submit voting instructions to your bank, broker or other nominee, your instructions must be received by the bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions.

6.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE 2016 ANNUAL MEETING?

In order for us to conduct the meeting, the holders of a majority of the outstanding shares of our Common Stock represented in person or by proxy shall constitute a quorum at the Annual Meeting.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called “broker non-votes”) will be counted for purposes of determining a quorum.

7.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Shareholders of Record: If you are a shareholder of record (see Question 3), your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is important that you vote your shares.

Holders of Common Stock through L-3’s 401(k) plan: If you own shares of our Common Stock through L-3’s 401(k) plan and you do not provide voting instructions, the shares in your 401(k) plan account will be voted by the trustee of the 401(k) plan in the same proportion as the shares of Common Stock held by the 401(k) plan for which voting instructions have been received from other participants in the plan, except as otherwise required by law. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4) and you do not provide voting instructions, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under New York Stock Exchange (“NYSE”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the Auditor Ratification Proposal is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting (specifically, the election of director nominees, the Say-on-Pay Proposal, the Amended and Restated Plan Proposal, the Merger Proposal and the Written

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    7

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

Consent Proposal) are not considered “routine” under NYSE rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

8.	WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

If a shareholder delivers a proxy pursuant to this solicitation but does not specify a choice with respect to any proposal set forth in this Proxy Statement, the underlying shares will be voted on that proposal in accordance with the recommendation of our Board of Directors or, in the case of the Shareholder Written Consent Proposal, in the same proportion as the shares of Common Stock for which votes have been cast on the proposal. With respect to any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof, the underlying shares will be voted in accordance with the discretion of the Proxyholders.

9.	HOW CAN I REVOKE A PROXY OR CHANGE MY VOTE?

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification.

To revoke a proxy previously submitted over the Internet, by telephone or by mail, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. You may also attend the Annual Meeting and vote in person.

If your shares are held in street name and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

10.	WHAT ITEMS WILL BE VOTED ON AT THE 2016 ANNUAL MEETING AND WHAT IS THE VOTE REQUIRED?

The vote required to approve all of the proposals listed herein assumes the presence of a quorum.

¡       Proposal 1 – Election of the 10 Directors listed herein: A majority of the votes cast at the Annual Meeting is required for the election of each nominee for director. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

¡        The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

¡        Proposal 2 – Auditor Ratification Proposal: A majority of the votes cast at the Annual Meeting is required for the Auditor Ratification Proposal. Abstentions will have no effect on the outcome of this proposal. Your broker will have discretion to vote your uninstructed shares on this proposal.

¡        The Board recommends a vote “FOR” this proposal.

¡        Proposal 3 – Say-on-Pay Proposal: A majority of the votes cast at the Annual Meeting is required to approve the Say-on-Pay Proposal. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

¡       The Board recommends a vote “FOR” this proposal.

¡        Proposal 4 – Amended and Restated Plan Proposal: A majority of the votes cast at the Annual Meeting is required to approve the Amended and Restated Plan Proposal. Abstentions will be counted as a vote “against” the Amended and Restated Plan Proposal and “broker non-votes” will have no effect on the outcome of this proposal.

¡        The Board recommends a vote “FOR” this proposal.

¡        Proposal 5 – Merger Proposal: A majority of the Company’s outstanding shares of Common Stock is required to approve the Merger Proposal. Abstentions and “broker non-votes” will be counted as a vote “against” this proposal.

¡        The Board recommends a vote “FOR” this proposal.

¡        Proposal 6 – Shareholder Written Consent Proposal: The affirmative vote of all of the outstanding Common Stock of the Company is required to approve the Shareholder Written Consent Proposal. Abstentions and “broker non-votes” will have the same effect as votes “against” this proposal.

¡       The Board makes no recommendation regarding this proposal.

8    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

11.	WHAT IS THE PURPOSE OF THE AMENDED AND RESTATED PLAN PROPOSAL?

The principal purpose of the amendment to the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan is to (i) increase the number of shares authorized for issuance under the plan by 6,800,000 shares, (ii) modify the way that shares issued under “full value” awards granted under the plan on or after February 23, 2016 are counted for purposes of calculating the number of authorized shares that have been issued and (iii) allow the Compensation Committee of the Company’s Board of Directors to make awards that may satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Internal Revenue Code”) with respect to certain performance-based awards that may be granted under the plan.

12.	WHY ARE WE VOTING ON THE MERGER PROPOSAL?

The Company was organized in 1997 as a holding company for L-3 Communications Corporation (the “Subsidiary”), and its sole asset is the stock of the Subsidiary. Management of the Company believes that the holding company structure is no longer necessary and that its elimination will result in cost savings and administrative efficiencies. Therefore, management has proposed that the Company be merged with and into the Subsidiary (the “Merger”) such that, immediately following the effective time of the Merger (the “Effective Time”), the Company’s separate corporate existence will cease and the Subsidiary will continue as the surviving corporation (the “Surviving Corporation”). The Board of Directors, having reviewed and considered management’s proposal, has determined that the proposed Merger is in the best interests of the Company and its shareholders, and has accordingly approved the Merger Agreement and declared it advisable, and recommends that shareholders vote “FOR” the proposal to adopt the Merger Agreement.

13.	HOW WILL THE MERGER IMPACT OUR SHAREHOLDERS?

Shareholders’ legal rights and economic interest in L-3’s consolidated assets, will remain unchanged by the Merger. As a result of the Merger:

¡	The outstanding shares of common stock of the Surviving Corporation will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of the Company’s Common Stock immediately prior to the Merger;

¡	The Certificate of Incorporation of the Subsidiary will be amended and restated in its entirety to be substantially in the form of the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, except that the provisions related to the classification of the Company’s Board of Directors, which has been phased out, will be eliminated;

¡	The bylaws of the Subsidiary will be amended and restated in their entirety to be substantially in the form of the Bylaws of the Company as in effect immediately prior to the Effective Time;

¡	The Surviving Corporation will have the same authorized capital stock, with the same rights, powers and privileges as the capital stock of the Company immediately prior to the Effective Time;

¡	The Surviving Corporation will have the same consolidated assets, liabilities and shareholders’ equity as the Company immediately prior to the Effective Time;

¡	The directors of the Company as of immediately prior to the Effective Time will become the directors of the Surviving Corporation and the officers of the Company as of immediately prior to the Effective Time will become the officers of the Surviving Corporation, with each officer having the same title, powers and duties that he or she possessed as of immediately prior to the Effective Time; and

¡	The Surviving Corporation will be a publicly traded company with reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”). The Surviving Corporation’s common stock will be listed on the NYSE under the same ticker symbol used by the Company today, “LLL.”

14.	WHAT DOES IT MEAN IF I RECEIVE MULTIPLE COPIES OF THE NOTICE OR PROXY MATERIALS?

Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares of our Common

Stock. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.

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QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

15.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. The solicitation will be made primarily via the Internet and by mail, but our officers and regular employees may also solicit proxies by telephone, telegraph, facsimile, or in person. We also have retained Georgeson Inc. to assist in soliciting proxies. We expect to pay Georgeson Inc. approximately $10,000 plus expenses in connection with its solicitation of proxies.

16.	HOW DO I OBTAIN ADMISSION TO THE 2016 ANNUAL MEETING?

If you wish to attend the Annual Meeting and vote in person, you must be a shareholder on the Record Date and you must register and request an admission ticket in advance.

Tickets will be issued to registered and beneficial owners. If you hold your shares of our Common Stock through a bank or brokerage firm (i.e., you are not a registered holder), you may register and request an admission ticket by visiting www.proxyvote.com and following the instructions provided (you will need the 16-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials)). If you own your shares of our Common Stock directly in your name in our stock records maintained by Computershare, you may register and request an admission ticket by visiting www.proxyvote.com and following the instructions provided (you will need the 16-digit Control Number included on your Annual Meeting Notice card).

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than May 2, 2016. Please note that seating is limited and admission to the meeting will be on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 2:00 p.m. and the meeting will begin at 2:30 p.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting. You will be required to enter through a security check point before being granted access to the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or (if you received a paper copy of the Proxy Materials) by mail so that your vote will be counted even if you later decide not to attend the Annual Meeting. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you own your shares of our Common Stock in street name and wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank or broker or obtain a proxy from the record holder.

10    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

The full Board of Directors has considered and nominated the following slate of nominees for a one-year term expiring in 2017: Claude R. Canizares, Thomas A. Corcoran, Ann E. Dunwoody, Lewis Kramer, Robert B. Millard, Lloyd W. Newton, Vincent Pagano, Jr., H. Hugh Shelton, Arthur L. Simon and Michael T. Strianese. Action will be taken at the Annual Meeting for the election of these 10 nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of each of Claude R. Canizares, Thomas A. Corcoran, Ann E. Dunwoody, Lewis Kramer, Robert B. Millard, Lloyd W. Newton, Vincent Pagano, Jr., H. Hugh Shelton, Arthur L. Simon and Michael T. Strianese except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors in 2016

The following information describes the offices held and other business directorships of each nominee. Beneficial ownership of equity securities of the nominees is described in “Security Ownership of Management” on page 46.

The particular experiences, qualifications, attributes or skills of each nominee that the Nominating/Corporate Governance Committee believes will advance the Company’s goals are included in the individual biographies below. The Nominating/Corporate Governance Committee and the Board believe that each of the nominees for election at the 2016 Annual Meeting possesses a strong and unique set of attributes. The Nominating/Corporate Governance Committee and the Board believe that, as a group, these nominees provide the Board with an optimal balance of experience, leadership, competencies, qualifications and skills.

Director Since: 2003 Board Committees: • Audit Age: 70	CLAUDE R. CANIZARES

Position, Principal Occupation and Professional Experience:

Vice President, and Bruno Rossi Professor of Physics, Massachusetts Institute of Technology. Since 1971, Professor Canizares has been at MIT. He currently serves as Vice President and is the Bruno Rossi Professor of Physics. In addition, he is a principal investigator on NASA’s Chandra X-ray observatory and Associate Director of its science center.

Other Directorships, Trusteeships and Memberships: Member of the National Academy of Sciences and the International Academy of Astronautics; Fellow of the American Academy of Arts and Sciences, the American Physical Society and the American Association for the Advancement of Science. Professor Canizares serves on the Department of Commerce’s Emerging Technology and Research Advisory Committee and the National Research Council’s (NRC) Committee on Science, Technology and the Law. He also serves on the Auditing Committee of the National Academy of Sciences. Professor Canizares has served on the Air Force Scientific Advisory Board, the NASA Advisory Council, and the Council of the National Academy of Sciences.

Director Qualifications:

The Board of Directors considered Professor Canizares’ distinguished career as a tenured professor at MIT including his current responsibility for over 20 research laboratories with an aggregate annual research budget of $1.5 billion, as well as his extensive knowledge of the aerospace industry.

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PROPOSALS REQUIRING YOUR VOTE

Director Since: 1997 Board Committees: • Audit Age: 71	THOMAS A. CORCORAN

Position, Principal Occupation and Professional Experience:

Senior Advisor, The Carlyle Group and President, Corcoran Enterprises, LLC. Mr. Corcoran has been a Senior Advisor of The Carlyle Group, a private equity investment firm, and the President of Corcoran Enterprises, LLC, a private management consulting firm, since 2001. From March 2001 to April 2004, Mr. Corcoran was the President and Chief Executive Officer of Gemini Air Cargo. Mr. Corcoran was the President and Chief Executive Officer of Allegheny Teledyne Incorporated from October 1999 to December 2000. From April 1993 to September 1999, he was the President and Chief Operating Officer of the Electronic Systems Sector and Space & Strategic Missiles Sector of Lockheed Martin Corporation. Prior to that he worked for General Electric for 26 years and held various management positions with GE Aerospace.

Other Current Public Directorships: Aerojet Rocketdyne Holdings, Inc. (Director, Member of the Organization & Compensation and Corporate Governance & Nominating Committees)

Prior Public Company Directorships (within the last five years): ARINC (until December 2013), La Barge Inc. (until June 2011), Serco Ltd (until January 2011), and Force Protection, Inc. (until December 2011)

Director Qualifications:

The Board of Directors considered Mr. Corcoran’s business operations background, including his service as the chief executive officer of a number of businesses, and his expertise in the aerospace and defense industries.

Director Since: 2013 Board Committees: • Nominating/Corporate Governance Age: 63	ANN E. DUNWOODY

Position, Principal Occupation and Professional Experience:

General (U.S. Army – Ret). General Dunwoody was the first woman in U.S. military history to achieve the rank of four-star general. From 2008 until her retirement in 2012, she led and ran the largest global logistics command in the Army comprising 69,000 military and civilian individuals, located in all 50 states and over 140 countries with a budget of $60 billion dollars. General (Ret.) Dunwoody also served as a strategic planner for the Chief of Staff of the Army. During her 38-year military career, she was decorated for distinguished service and has received many major military and honorary awards.

Other Current Public Directorships: Republic Services, Inc. (Director and Member of the Audit Committee)

Other Directorships, Trusteeships and Memberships: Council of Trustees, The Association of the United States Army

Director Qualifications:

The Board of Directors considered General (Ret.) Dunwoody’s distinguished career in the United States Army and her extensive knowledge of the defense industry.

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PROPOSALS REQUIRING YOUR VOTE

Director Since: 2009 Board Committees: • Audit (Chair) • Compensation • Executive Age: 68	LEWIS KRAMER

Position, Principal Occupation and Professional Experience:

Retired Partner, Ernst & Young LLP. Mr. Kramer was a partner at Ernst & Young from 1981 until he retired in June 2009 after a nearly 40-year career at Ernst & Young. At the time of his retirement, Mr. Kramer served as the Global Client Service Partner for worldwide external audit and all other services for major clients, and served on the firm’s United States Executive Board. He previously served as Ernst & Young’s National Director of Audit Services.

Director Qualifications:

The Board of Directors considered Mr. Kramer’s significant experience, expertise and background with regard to accounting and internal control matters as well as the breadth of his business knowledge gained while serving as an independent auditor for numerous organizations across many industries.

Director Since: 1997 • Lead Independent Director Board Committees: • Compensation (Chair) • Executive (Chair) Age: 65	ROBERT B. MILLARD

Position, Principal Occupation and Professional Experience:

Chairman, Massachusetts Institute of Technology Corporation. Mr. Millard has been the Chairman of the Massachusetts Institute of Technology Corporation since 2014. Prior to becoming Chairman of MIT, Mr. Millard held various positions in business, including Managing Director at Lehman Brothers and its predecessors from 1976 to 2008 and Chairman of Realm Partners L.L.C.

Other Current Public Directorships: Evercore Partners Inc.

Prior Public Company Directorships (within the last five years): Gulfmark Offshore, Inc. (until June 2013)

Other Directorships, Trusteeships and Memberships: Member, Council on Foreign Relations

Director Qualifications:

The Board of Directors considered Mr. Millard’s extensive financial background.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    13

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2012 Board Committees: • Compensation Age: 73	LLOYD W. NEWTON

Position, Principal Occupation and Professional Experience:

General (U.S. Air Force – Ret). General Newton was a four-star General and Commander of the Air Force, Air Education and Training Command, where he was responsible for the recruiting, training and education of all Air Force personnel from 1997 until his retirement in 2000. Following his retirement from the Air Force, General (Ret.) Newton was Executive Vice President of Pratt & Whitney Military Engines until 2006. During his 34 year military career, General (Ret.) Newton also served as an Air Force congressional liaison officer with the U.S. House of Representatives and was a member of the Air Force’s Air Demonstration Squadron, the Thunderbirds.

Other Current Public Directorships: Torchmark Corporation (Lead Director, Member of the Compensation Committee)

Prior Public Company Directorships (within the last five years): Sunoco Products Co. (until December 2014) and Goodrich Corporation (until August 2012)

Director Qualifications:

The Board of Directors considered General (Ret.) Newton’s distinguished career in the Air Force, his experience as an Executive Vice President of Pratt & Whitney Military Engines and his knowledge as a director of public companies.

Director Since: 2013 Board Committees: • Audit • Nominating/Corporate Governance (Chair) • Executive Age: 65	VINCENT PAGANO, JR.

Position, Principal Occupation and Professional Experience:

Retired Partner, Simpson Thacher & Bartlett LLP. Mr. Pagano was a partner at Simpson Thacher & Bartlett LLP until his retirement at the end of 2012. He was the head of the firm’s capital markets practice from 1999 to 2012 and, before that, administrative partner of the firm from 1996 to 1999. He was a member of the firm’s executive committee during substantially all of the 1996-2012 period.

Other Current Public Directorships: Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (Director and Member of the Audit and Conflicts Committees) and Hovnanian Enterprises, Inc. (Director and Member of the Audit and Corporate Governance and Nominating Committees)

Other Directorships, Trusteeships and Memberships: Engineering Advisory Council of Lehigh University

Director Qualifications:

The Board of Directors considered Mr. Pagano’s significant experience, expertise and background with regard to legal, capital markets and corporate governance matters, including his broad perspective brought by his experience advising clients in many diverse industries.

14    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2011 Board Committees: • Nominating/Corporate Governance Age: 74	H. HUGH SHELTON

Position, Principal Occupation and Professional Experience:

General (U.S. Army-Ret). General Shelton was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and the National Security Council when he served as the fourteenth Chairman of the Joint Chiefs of Staff from 1997 until his retirement in 2001. He had previously served as Commander-in-Chief of U.S. Special Operations Command (SOCOM). From January 2002 until April 2006, General (Ret.) Shelton served as the President, International Sales of M.I.C. Industries, an international manufacturing company. General (Ret.) Shelton was knighted by Queen Elizabeth II in 2001 and awarded the Congressional Gold Medal in 2002.

Other Current Public Directorships: Red Hat, Inc. (Chairman and Member of the Compensation Committee)

Other Directorships, Trusteeships and Memberships: Executive Director of the General H. Hugh Shelton Leadership Center at North Carolina State University, National Association of Corporate Directors (NACD) Fellow

Director Qualifications:

The Board of Directors considered General (Ret.) Shelton’s distinguished career as the Chairman of the Joint Chiefs of Staff, Department of Defense and as the Commander in Chief of U.S. Special Operations Command (SOCOM) and his extensive knowledge of the defense industry.

Director Since: 2001 Board Committees: • Audit • Nominating/Corporate Governance Age: 84	ARTHUR L. SIMON

Position, Principal Occupation and Professional Experience:

Retired Partner, Coopers & Lybrand LLP. Before his retirement, Mr. Simon was a partner at Coopers & Lybrand LLP, Certified Public Accountants, from 1968 to 1994 and was the co-founder of the firm’s Defense Contracting Industry Group.

Other Current Public Directorships: Loral Space & Communications Inc. (Chairman and Member of the Audit Committee)

Director Qualifications:

The Board of Directors considered Mr. Simon’s significant experience, expertise and background with regard to accounting and internal control matters and the breadth of his business knowledge gained while serving as an independent auditor for numerous organizations across many industries and as the Chair of the Audit Committee of Loral Space & Communications Inc.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    15

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2006 • Chairman • CEO Board Committees: • Executive Age: 60	MICHAEL T. STRIANESE

Position, Principal Occupation and Professional Experience:

Chairman and Chief Executive Officer, L-3. Mr. Strianese became Chairman on October 7, 2008 and has served as Chief Executive Officer since October 2006. He also served as President from October 2006 until October 2015. Until February 2007, Mr. Strianese was also our Corporate Ethics Officer. He was our interim Chief Executive Officer and Chief Financial Officer from June 2006. Mr. Strianese became Chief Financial Officer in March 2005. From March 2001 to March 2005 he was our Senior Vice President – Finance. He joined us in April 1997 as Vice President – Finance and Controller and was our Controller until July 2000.

Director Qualifications:

The Board of Directors considered Mr. Strianese’s position as Chief Executive Officer and his expertise and experience in the aerospace and defense industries.

The Board of Directors recommends a vote FOR each of the proposed nominees listed above for election to the Board of Directors.

16    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2 – SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Following its annual evaluation of its independent registered public accounting firm, the Audit Committee considered whether there should be a rotation of such a firm and decided to select PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. PwC has continuously been retained as our independent registered public accounting firm since our formation in 1997, and the Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its chairperson have been directly involved in the selection of PwC’s lead engagement partner. Representatives of PwC will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of PwC to our shareholders for ratification because the Audit Committee and the Board value our shareholders’ views on the Company’s independent registered public accounting firm. If the foregoing proposal is not approved by the holders of a majority of the votes cast, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of

PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed beginning on page 68 of this Proxy Statement. In connection with this vote, shareholders may also wish to consider the discussion appearing under “The Board of Directors and Certain Governance Matters — Committees of the Board of Directors” beginning on page 37. While the results of this vote are advisory, our Compensation Committee intends to consider the results of this vote when making future compensation decisions. The following is a summary of key points that shareholders may wish to consider in connection with their voting decision.

Our compensation program emphasizes our pay-for-performance philosophy and reflects our commitment to compensation best practices. Our compensation program highlights include:

¡	Formula-Based Bonus Plan. We apply a formula-based approach for determining annual incentive awards that uses pre-established goals to assess financial and individual performance achievements.

¡	Emphasis on performance-based variable pay. In 2015, 68% of our Chief Executive Officer’s target pay was in the form of performance-based annual and long-term incentives, including:

¡	29% of target pay in the form of performance awards that will be forfeited unless our company’s performance during fiscal 2015-2017 meets pre-established goals for cumulative diluted earnings per share and relative total shareholder return.

¡	22% of target pay in the form of stock options that have value only based on, and to the extent of, future increases in our stock price. In addition, these options are forfeited if vesting conditions based on 2015 financial performance are not satisfied.

¡	17% of target pay under our formula-based bonus plan described above.

Our executives are subject to meaningful stock ownership and retention guidelines that align their interests with those of our shareholders. Under our policies:

¡	Our Chief Executive Officer is required to hold L-3 stock worth at least 6 times his base salary, while our other executives have ownership requirements ranging from 1.5 to 3 times base salary.

¡	Executives must retain 75% of their net after-tax shares earned from equity awards until their ownership requirement is met.

¡	Stock options, including vested stock options, do not count towards satisfying the ownership requirement.

¡	Executives are prohibited from reducing their economic exposure to L-3 stock through hedging or pledging transactions, regardless of whether they own more than their ownership requirement.

Our compensation program reflects sound pay practices. In addition to the practices described above, our compensation program reflects the following:

¡	Our perquisites are modest.

¡	We do not provide any tax reimbursements or “gross-ups” on severance or change in control payments.

¡	Our equity plans prohibit repricings of stock options or other equity-based awards without shareholder approval.

¡	We do not pay dividends on stock options or on other equity-based awards prior to vesting.

¡	Our retirement plans only provide age or service credit for years worked with L-3 and its predecessor companies.

18    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

We believe that the information disclosed in this Proxy Statement demonstrates that our executive compensation program is well-designed and is working as intended. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are submitting for shareholder consideration the following resolution to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers for fiscal 2015 as disclosed beginning on page 68 of this Proxy Statement:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

The Board of Directors recommends a vote FOR approval of

the compensation paid to our named executive officers.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4 –	APPROVAL OF THE AMENDMENT TO THE L-3 COMMUNICATIONS HOLDINGS, INC. AMENDED AND RESTATED 2008 LONG TERM PERFORMANCE PLAN

The L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan was originally adopted effective April 29, 2008 and has been amended from time to time prior to March 2016 (as amended, the “2008 Plan”). In March 2016, the Board of Directors authorized and approved an additional amendment to the 2008 Plan (as amended, the “Amended and Restated Plan”), which approval is subject to shareholders approving this Proposal 4. The principal purpose of the amendment is to (i) increase the number of shares authorized for issuance under the 2008 Plan by 6,800,000 shares and (ii) modify the way that shares issued under “full value” awards granted under the 2008 Plan are counted for purposes of calculating the number of authorized shares that have been issued, as further described below. In addition, the amendment to the 2008 Plan is intended to allow the Committee to make awards that may satisfy the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) with respect to certain performance-based awards that may be granted under the 2008 Plan. The Company is not seeking to make any other material changes to the terms of the 2008 Plan at this time. If the Amended and Restated Plan is approved by shareholders at the 2016 Annual Meeting, it will become immediately effective as of the date of the 2016 Annual Meeting. If shareholders do not approve the Amended and Restated Plan, the 2008 Plan will continue in effect until April 2023.

Besides the 2008 Plan, the only equity compensation plan maintained by the Company under which future awards are authorized for issuance is the L-3 Communications Corporation 2009 Employee Stock Purchase Plan (the “2009 ESPP”). For additional information concerning the terms under which shares can be purchased under the 2009 ESPP and the number of shares available for future issuance under the 2009 ESPP, see Note 17 to the audited consolidated financial statements included in L-3’s 2015 Annual Report on Form 10-K.

The purpose of the Amended and Restated Plan is to benefit the Company’s shareholders by encouraging high levels of performance by individuals who contribute to the success of the Company and its subsidiaries and to enable the Company and its subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Company and/or by providing eligible individuals with additional incentives to join or remain with the Company and its subsidiaries. A copy of the Amended and Restated Plan, which is marked to show the changes made to the 2008 Plan, is attached hereto as Annex A.

As of February 22, 2016, a total of 19,213,817 shares were authorized for issuance under the 2008 Plan, of which 2,250,555 shares remained available for issuance under future awards. If shareholders approve the Amended and Restated Plan, the total number of shares authorized for issuance under the 2008 Plan would be increased by 6,800,000 shares. As a result, 26,013,817 shares would be authorized for issuance under the Amended and Restated Plan, of which 9,050,555 shares would be available for issuance under future awards. This amount excludes any shares that would become available again under the Amended and Restated Plan in connection with expired, cancelled, terminated or forfeited awards on or after February 23, 2016. We expect that if the Amended and Restated Plan is approved by our shareholders, the additional shares would be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract, motivate, retain and reward talented and experienced individuals for the next two to three years. Unless terminated earlier or otherwise amended by the Company’s Board of Directors, the Amended and Restated Plan would terminate on March 1, 2026.

Under the 2008 Plan, shares issued under “full value” awards (i.e., all awards other than stock options or stock appreciation rights (“SARs”)) granted on or after February 26, 2013 count as 3.69 shares for purposes of calculating the number of shares that remain available for future awards under the plan. As of February 22, 2016, a maximum of 609,906 shares were available for issuance under full value awards to be granted in the future. If shareholders approve the Amended and Restated Plan, shares issued under full value awards granted on or after February 23, 2016 would count as 4.26 shares against the remaining share reserve. Accordingly, if shareholders approve the Amended and Restated Plan, of the 9,050,555 shares that would be available for issuance under future awards, a maximum of 2,124,543 shares would be available for issuance under full value awards. This amount excludes the effect of any shares that would become available again under the Amended and Restated Plan in connection with expired, cancelled, terminated or forfeited awards on or after February 23, 2016.

On February 16, 2016, we granted equity awards under which a total of 1,096,337 shares may be issued under the 2008 Plan to employees, including 487,477 shares that may be issued under full value awards (of which 383,693 shares are issuable in respect of restricted stock units, and 103,784 shares are issuable in respect of performance units based on the assumption that

20    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

the maximum levels of performance applicable to the performance units will be achieved). We have not granted, nor do we currently expect to grant, any other equity awards to employees in 2016 (excluding shares purchased or available for purchase under the 2009 ESPP). Based on our current projections, without shareholder approval of the Amended and Restated Plan, we will likely not be able to grant the full number of equity awards in 2017 that we believe is necessary to continue to attract, motivate, retain and reward talented and experienced employees.

We have not granted, nor do we currently expect to grant, equity awards to any other persons in 2016, except to our non-employee directors as compensation for their board service or as dividend equivalents on their outstanding awards. We granted 549 restricted stock units to non-employee directors on February 9, 2016, and currently expect to grant approximately 14,000 restricted stock units to non-employee directors for the remainder of 2016 assuming the per share closing price of L-3’s Common Stock is $117.50 on the applicable grant dates, including 440 restricted stock units expected to be granted prior to the date of the 2016 Annual Meeting.

As of February 22, 2016, a total of 4,864,645 shares were issuable in respect of outstanding awards under all equity compensation plans maintained by the Company, including the 2008 LTPP and other equity compensation plans under which no new awards are authorized for issuance (the “Prior Plans”). Of these shares, a total of 3,490,359 shares were issuable in respect of stock options with a weighted average exercise price of $96.71 and a weighted average remaining contractual term of 6.17 years. The remaining 1,374,286 shares were issuable in respect of full value awards (including 1,099,714 shares in respect of restricted stock units, and 274,572 shares in respect of performance units based on the assumption that the maximum levels of performance applicable to the performance units will be achieved).

The total number of shares issuable under awards we have granted under the 2008 Plan and the Prior Plans as a percentage of our annual weighted average common shares outstanding (commonly referred to as the “burn rate”) has been on average 1.33% over the last three completed fiscal years and 1.42% over the last five completed fiscal years. This calculation is based on the amounts of shares issuable under awards as of the dates they were granted, and not as adjusted, in the case of awards outstanding as of July 17, 2012, to reflect the effect of the Company’s spin-off of Engility Holdings, Inc. as described in Note 1 to the “Stock-Based Awards Previously Granted Under the 2008 Long Term Performance Plan” table beginning on page 27.

Over the last five completed fiscal years, we have repurchased substantially more shares than we have issued, with the net impact being an average annual reduction of 5.71% and 6.71% in our weighted average common shares outstanding over the last three and five completed fiscal years, respectively.

The Amended and Restated Plan is hereby proposed for approval by the shareholders. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amended and Restated Plan. Abstentions will be counted as a vote “against” this proposal and “broker non-votes” will have no effect on the outcome of this proposal.

Description of the Amended and Restated Plan

Eligibility

Awards under the Amended and Restated Plan may be granted to any employee, including any officer, of the Company or any of its subsidiaries, or to any non-employee director or other individual who provides services to or on behalf of the Company or any of its subsidiaries, subject to the discretion of the Committee to determine the particular employees, non-employee directors and other individuals who, from time to time, will be selected to receive awards. As of December 31, 2015, we employed approximately 38,000 full-time and part-time employees, and nine non-employee directors served on our Board of Directors.

Types of Awards

Awards under the Amended and Restated Plan may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other share-based awards, such as performance-based awards. Awards may be granted singly or in combination with other awards, consistent with the terms of the Amended and Restated Plan. Each award will be evidenced by an award agreement entered into between the Company and the recipient setting forth the specific terms

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and conditions applicable to that award. Awards under the Amended and Restated Plan generally will be non-transferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable during the holder’s lifetime only by the holder. The maximum term of any unvested or unexercised non-qualified stock options, incentive stock options or SARs under the Amended and Restated Plan is ten years from the initial grant date.

Stock options authorized under the Amended and Restated Plan are rights to purchase a specified number of shares of the Common Stock at an exercise price of not less than the fair market value of the Common Stock on the grant date during the period set forth in the individual participant’s award agreement. The fair market value of the underlying shares of Common Stock as of March 7, 2016 was $118.01 per share. Dividends and dividend equivalents may not be paid on unissued shares underlying option awards. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Internal Revenue Code. The fair market value of the Common Stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 (measured as of the grant date) under current tax laws. Other awards are not limited in this manner.

SARs may be granted on a freestanding basis, in relation to a stock option or in “tandem” with a stock option, such that the exercise of either the option or the SAR cancels the recipient’s rights under the tandem award with respect to the number of shares so exercised. SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or Common Stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of the Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the SAR (or the exercise price of an option, if the SAR is granted in tandem with an option), which cannot be less than the fair market value of a share of the Common Stock on the date the SAR was awarded (or the exercise price of a related stock option). Dividends and dividend equivalents may not be paid on unissued shares underlying SARs.

Restricted stock is Common Stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

Other incentive awards might include minimum ownership stock, phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, similar securities or rights and other awards payable in or with a value derived from or a price related to the fair market value of the Common Stock, payable in Common Stock and/or cash, all on such terms as the Committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as “performance-based compensation” under Section 162(m), and the material terms of the plan for such compensation are approved by shareholders. With reference to awards intended to qualify as performance-based compensation under Section 162(m), the material terms of the Amended and Restated Plan include the eligible class of participants, the performance goal or goals and the maximum annual amount payable thereunder to any individual participant. The Committee may also approve compensation that does not qualify for a deduction under Section 162(m) if it determines that it is appropriate to do so in light of other competing interests and goals, such as the attraction and retention of key executives.

The eligible class of persons for performance-based awards under the Amended and Restated Plan is all employees of the Company and its subsidiaries. Awards that are intended to qualify as performance-based awards under the Amended and Restated Plan (other than stock options and SARs) may be granted only in accordance with the performance-based requirements of Section 162(m), as set forth below.

The performance goals for performance-based awards under the Amended and Restated Plan are any one or a combination of the following: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBIT or EBITDA; (iii) operating income or operating margin; (iv) book value per share of Common Stock; (v) expense management (including without limitation, total general and administrative expense percentages); (vi) improvements in capital structure; (vii) profitability of an identifiable business unit or product; (viii) maintenance or

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improvement of profit margins; (ix) stock price; (x) market share; (xi) revenue or sales (including, without limitation, net loans charged off and average finance receivables); (xii) costs (including, without limitation, total general and administrative expense percentage); (xiii) orders; (xiv) working capital; (xv) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA); (xvi) cash flow or net funds provided; (xvii) net income or earnings per share; (xviii) return on equity; (xix) return on investment or invested capital; and (xx) total shareholder return or any other performance goal that the Committee in its sole discretion establishes in accordance with the requirements of Section 162(m). Specific performance periods (which may overlap with performance periods under outstanding performance-based awards), weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from award to award. To the extent set forth in an individual participant’s award agreement, appropriate adjustments to the performance goals and targets in respect of performance-based awards may be made by the Committee based upon objective criteria in the case of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss under generally accepted accounting principles or (iii) any material change in accounting policies or practices affecting the Company and/or the performance goals or targets.

The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the performance-based awards prior to payment. The Committee may retain discretion to reduce, but not increase, the amount payable under a performance-based award to any participant, notwithstanding the achievement of targeted performance goals. Awards may be accelerated in the event of the employee’s death or permanent disability, or in the event of a Change in Control of the Company as described below.

The Committee also has the authority to grant awards under the Amended and Restated Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as a result of a merger or acquisition of the entity.

Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Committee may approve, except that no such grant or amendment may effect a repricing of the original award.

Administration; Change in Control

The Amended and Restated Plan provides that it shall be administered by the Committee (or subcommittee thereof), another committee of the Board of Directors or the full Board of Directors. With respect to awards granted to persons who are subject to the reporting requirements of Section 16(a) of the Exchange Act and/or who are “covered employees” under Section 162(m), as applicable, the Amended and Restated Plan provides that the Committee shall be constituted so as to permit awards under the Amended and Restated Plan to comply with the “non-employee director” provisions of Rule 16b-3 under the Exchange Act and/or the “outside director” requirements of Section 162(m), respectively. The Committee has the authority within the terms and limitations of the Amended and Restated Plan to designate recipients of awards, determine or modify (so long as it does not effect a repricing of the original award) the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions (subject to applicable limitations described below with respect to restricted stock), terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant’s employment with the Company, and to construe and interpret the Amended and Restated Plan. Such authority includes (subject to the limitations of the Amended and Restated Plan) the discretion to accelerate vesting, extend the term or waive termination provisions or other restrictive conditions of outstanding awards.

The Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a “Change in Control” of the Company and is authorized to take certain other actions in such an event. Change in Control under the Amended and Restated Plan is defined generally to include: (i) a change in ownership involving a majority of the outstanding voting securities of the Company, (ii) a sale of all or substantially all of the assets of the Company or L-3 Communications Corporation or any successor thereto, (iii) the consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Company with one or more other entities that are not subsidiaries, if as a result of such reorganization, less than 50 percent of the outstanding voting securities of the surviving or resulting corporation are

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beneficially owned by the shareholders of the Company immediately prior to such event; (iv) certain changes, during any period of 24 months or less, of 50 percent or more of the members of its Board of Directors, or (v) in the Committee’s sole discretion on a case-by-case basis with respect to outstanding awards to affected employees, the sale of a subsidiary, division or business unit.

The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the Amended and Restated Plan. It is intended generally that the awards under the Amended and Restated Plan and the Amended and Restated Plan itself comply with and be interpreted in a manner that, in the case of participants who are subject to Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. Similarly and as described further below, it is intended generally that the awards under the Amended and Restated Plan will not be granted, deferred, accelerated, extended, modified or paid in a manner that would result in the participant incurring any tax liability under Section 409A of the Code. The Amended and Restated Plan provides that neither the Company nor any member of the Board of Directors or of the Committee shall have any liability to any person for any action taken or not taken in good faith under the Amended and Restated Plan.

Amendment and Termination

The Board of Directors has the authority to amend, suspend or discontinue the Amended and Restated Plan at any time, subject to any shareholder approval that may be required under applicable law and provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. Notwithstanding the foregoing, any amendment to the Amended and Restated Plan that would (i) materially increase the benefits accruing to any participant, (ii) materially increase the aggregate number of shares of Common Stock or other equity interests that may be issued under the Amended and Restated Plan, or (iii) materially modify the requirements as to eligibility for participation in this Amended and Restated Plan, shall be subject to shareholder approval. In addition, shareholder approval may be required to satisfy tax rules applicable to performance-based compensation under Section 162(m) or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Because the Committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), shareholder ratification of the performance goals will be required, in any event, at five-year intervals in the future to exempt awards granted under the Amended and Restated Plan from the limitations on deductibility thereunder.

Authorized Shares; Other Provisions; Non-Exclusivity

If the Amended and Restated Plan is approved by shareholders, the maximum number of shares of Common Stock that may be issued in respect of awards under the Amended and Restated Plan may not exceed 26,013,817 shares. For purposes of this share limit, each share of Common Stock issued pursuant to “full value” awards (i.e., all awards other than stock options or SARs) granted from March 1, 2010 through February 25, 2013 will be counted as 2.60 shares; each share of Common Stock that may be issued pursuant to full value awards granted from February 26, 2013 through February 22, 2016 will be counted as 3.69 shares; and each share of Common Stock that may be issued pursuant to full value awards granted on or after February 23, 2016 will be counted as 4.26 shares. In addition, (i) the maximum number of shares of Common Stock that may be issued pursuant to all awards of incentive stock options (i.e., stock options granted in accordance with Section 422 of the Internal Revenue Code) is 3,000,000, (ii) the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) under stock options or SARs granted during a calendar year to any employee shall be 750,000 and (iii) the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) under other performance based-awards granted during a calendar year to any employee shall be 300,000. For non-employee directors, the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) subject to awards granted during a calendar year, together with any cash fees paid to such non-employee director, shall not exceed $525,000 in total value (which shall be calculated for awards granted under the Amended and Restated Plan based on the grant date fair value of such awards for financial reporting purposes and excluding the value of any dividends or dividend equivalents on unissued shares of Common Stock (or on unpaid amounts payable in cash by reference to such shares) underlying any such awards).

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The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share limits on awards and exercise prices of awards) shall be adjusted to reflect the effect of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or any alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the Amended and Restated Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. However, the following shares of Common Stock shall not become available for reissuance under the Amended and Restated Plan: (i) shares tendered by participants as full or partial payment to the Company upon exercise of stock options or other awards granted under the Amended and Restated Plan; (ii) shares of Common Stock reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of stock options or SARs or upon any other payment or issuance of shares under any other award granted under the Amended and Restated Plan; and (iv) shares of Common Stock acquired by the Company in connection with the Amended and Restated Plan or the satisfaction of an award granted under the Amended and Restated Plan. With respect to the individual share limits on performance-based awards, awards that are cancelled will be counted against the applicable limits to the extent required by Section 162(m).

UPON APPROVAL OF THE AMENDED AND RESTATED PLAN BY THE SHAREHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT OF 1933 THE ADDITIONAL 6,800,000 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED PLAN.

Full payment for shares purchased on exercise of any option or received under any other award, along with payment of any required tax withholding, must be made in cash prior to the delivery of the underlying shares or, if permitted by the Committee, in shares of Common Stock delivered by the participant or withheld from an award, or any combination thereof, or pursuant to such “cashless exercise” procedures as may be permitted by the Committee.

Except as specifically provided under an individual participant’s award agreement approved by the Committee, the minimum vesting period for awards of restricted stock is three years from the grant date (or one year in the case of restricted stock awards that are performance-based awards) and may not be accelerated to an earlier date except in the event of the participant’s death, permanent disability or retirement or in the event of a Change in Control. The Amended and Restated Plan does not impose any minimum vesting periods on other types of awards, and the Committee may establish the vesting requirements (if any) for such awards in its sole discretion.

The Amended and Restated Plan is not exclusive and does not limit the authority of the Company, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

Federal Income Tax Consequences

The following is a general description of federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options and certain other awards that may be granted under the Amended and Restated Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price for such Common Stock. The tax basis of the Common Stock acquired by exercising an option in the hands of the optionee will equal the option price for the Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the Common Stock will commence on the day the option is exercised. An optionee who sells Common Stock acquired by exercising an option will recognize capital gain or loss measured by the difference between the tax basis of the Common Stock and the amount realized on the sale. Such gain or loss will be long-term if the Common Stock is held for more than 12 months after exercise, and short-term if held for 12 months or less after exercise. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

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An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of Common Stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the grant date until three months prior to exercise (or one year prior to exercise in the event of disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such Common Stock for purposes of determining alternative minimum taxable income in the year the Common Stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the amount paid for the shares, or (ii) the excess of the amount realized on the sale over the adjusted basis in the shares. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

The current federal income tax consequences of other awards authorized under the Amended and Restated Plan generally follow certain basic patterns: SARs are taxed to the individuals and deductible by the Company in substantially the same manner as nonqualified stock options; and nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the Common Stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date); in each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

If, as a result of a Change in Control event, a participant’s stock options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Internal Revenue Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the Amended and Restated Plan, Section 162(m) would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to the Named Executive Officers (other than the Chief Financial Officer), unless such excess compensation is “performance-based” (as defined in Section 162(m)) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the shareholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards may be granted to qualify for the exemption for performance-based compensation under Section 162(m).

Section 409A of the Internal Revenue Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended and Restated Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The Amended and Restated Plan and award agreements entered into under the Amended and Restated Plan are intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contain a number of provisions intended to avoid the imposition of additional tax on the Amended and Restated Plan participants under Section 409A (though each participant is solely responsible and liable for the satisfaction of all taxes and penalties in respect of any payments or benefits delivered in connection with the Amended and Restated Plan, including taxes and penalties under Section 409A). The Board of Directors may amend the Amended and Restated Plan, and the Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the Amended and Restated Plan to avoid the imposition of an additional tax under Section 409A. In addition, it is intended under the Amended and Restated Plan that no award be granted, deferred, accelerated, extended, paid out or modified under the Amended and Restated Plan, and no award agreement be interpreted, in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If it is reasonably determined that a payment with respect to an award would result in tax liability to a participant under 409A, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

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STOCK-BASED AWARDS PREVIOUSLY GRANTED UNDER THE 2008 LONG TERM

PERFORMANCE PLAN AS OF FEBRUARY 22, 2016

	Number of Shares Covered(1)
Name and Position	Stock Option Grants	Restricted Stock Unit Grants	EPS Performance Unit Grants(2)	TSR Performance Unit Grants(3)	Total of All Columns in Table
Michael T. Strianese	1,815,650	280,509	165,884	63,369	2,325,412
(Chairman and Chief Executive Officer and Director)
Ralph G. D’Ambrosio	379,632	59,056	35,856	10,547	485,091
(Senior Vice President and Chief Financial Officer)
Curtis Brunson	387,059	60,163	36,519	10,772	494,513
(Executive Vice President of Corporate Strategy and Development)
Steve Kantor	241,180	37,484	22,648	7,025	308,337
(Senior Vice President and President of Electronic Systems Group)
John S. Mega	127,828	19,812	11,929	3,840	163,409
(Senior Vice President and President of Communication Systems Group)
All Current Executive Officers as a Group	3,398,087	559,622	306,475	103,318	4,367,502
All Current Directors who are not Executive Officers as a Group	—	28,590	—	—	28,590
All Employees, including all Current Officers who are not Executive Officers as a Group	2,459,521	4,417,260	104,625	41,629	7,023,035
All Employees	5,857,608	4,976,882	411,100	144,947	11,390,537

(1)	The number of shares or units reported in this table reflects the terms of the awards on the date they were granted and does not reflect any subsequent adjustments made in connection with our spin-off of Engility Holdings, Inc. on July 17, 2012. In connection with the spin-off, the number of shares subject to then outstanding option and stock awards, and the exercise price for the option awards, were adjusted to maintain the intrinsic value of each award as required pursuant to the terms of the 2008 Plan.

(2)	Reflects the number of shares of our Common Stock issuable assuming achievement of the Target level of performance in respect of performance units whose performance targets are based on earnings per share. The number of shares ultimately issued can range from 0% to 200% of the original award based upon the level of performance actually achieved.

(3)	Reflects the number of shares of our Common Stock payable in cash (based on the closing price of our Common Stock at the end of the applicable performance periods) assuming achievement of the Target level of performance in respect of performance units whose performance targets are based on total shareholder return. The number of shares underlying the amount of cash ultimately paid can range from 0% to 200% of the original award based upon the level of performance actually achieved.

The Amendment to the 2008 Plan is hereby proposed for approval by the shareholders. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the Amendment to the 2008 Plan, provided that the total number of votes cast on the proposal must also represent a majority of all shares of Common Stock entitled to vote on the proposal. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal, provided that the total number of votes cast on the proposal must also represent a majority of all shares of Common Stock entitled to vote on the proposal.

The Board of Directors recommends a vote FOR the proposal to approve the amendment to the L-3 Communications Holdings Inc. Amended and Restated 2008 Long Term Performance Plan.

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PROPOSAL 5 – ADOPTION OF AGREEMENT AND PLAN OF MERGER EFFECTING THE ELIMINATION OF THE COMPANY’S HOLDING COMPANY STRUCTURE

What is the purpose of the Merger?

The Company was organized in 1997 as a holding company for L-3 Communications Corporation (the “Subsidiary”), and its sole asset is the stock of the Subsidiary. Management of the Company believes that the holding company structure is no longer necessary, and that its elimination will result in cost savings and administrative efficiencies. Therefore, management has proposed that the Company be merged with and into the Subsidiary (the “Merger”) such that, immediately following the effective time of the Merger (the “Effective Time”), the Company’s separate corporate existence will cease and the Subsidiary will continue as the surviving corporation (the “Surviving Corporation”). The Board of Directors, having reviewed and considered management’s proposal, has determined that the proposed Merger is in the best interests of the Company and its shareholders, and has accordingly approved the Agreement and Plan of Merger, dated as of March 4, 2016 (a copy of which is attached hereto as Annex B, the “Merger Agreement”), and declared it advisable, and recommends that shareholders vote “FOR” the proposal to adopt the Merger Agreement.

Immediately following the Merger, the outstanding shares of common stock of the Surviving Corporation will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of the Company’s Common Stock immediately prior to the Merger. At this time, the Company has no shares of preferred stock issued and outstanding. The rights and privileges of the shareholders and the terms and provisions of the capital stock of the Surviving Corporation after the Merger will be identical to those of the shareholders and capital stock of the Company immediately prior to the Effective Time of the Merger.

What are the material terms of the Merger?

The following is a summary of the material terms of the Merger:

Companies	The Company is a Delaware corporation that was incorporated in 1997. The Subsidiary is a Delaware corporation and wholly-owned subsidiary of the Company. The Subsidiary was also incorporated in 1997.

Transaction Structure	Subject to the terms and conditions of the Merger Agreement, the Company will merge with and into the Subsidiary. Immediately after the Effective Time, the Company’s separate corporate existence will cease and the Subsidiary will continue as the Surviving Corporation.

Effect on Capital Stock	At the Effective Time, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding or held in treasury immediately prior to the Effective Time will automatically be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”), without any further action by the shareholders of the Company or the Subsidiary. At the Effective Time, each share of common stock, par value $0.01 per share, of the Subsidiary issued and outstanding immediately prior to Effective Time (all of which shall be owned by the Company) will automatically be cancelled for no consideration.

Stock Certificates	Upon consummation of the Merger, each stock certificate that, immediately prior to the Effective Time, represented shares of Company Common Stock will be deemed to represent an identical number of shares of Surviving Corporation Common Stock, unless and until the same are surrendered for exchange. No surrender or exchange of stock certificates formerly representing shares of Company Common Stock will be required in connection with the Merger.

State of Incorporation	There will be no change in the state of incorporation as a result of the Merger. The Company is a Delaware corporation, and the Subsidiary is a Delaware corporation.

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PROPOSALS REQUIRING YOUR VOTE

Further Effects of the Merger

As a result of the Merger, the Certificate of Incorporation of the Subsidiary will be amended and restated in its entirety to be substantially in the form of the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, except that the provisions related to the classification of the Company’s Board of Directors, which has been phased out, will be eliminated. In connection with the Merger, the bylaws of the Subsidiary will be amended and restated in their entirety to be substantially in the form of the Bylaws of the Company as in effect immediately prior to the Effective Time. Therefore, immediately after the Effective Time, the Surviving Corporation will have the same authorized capital stock, with the same rights, powers and privileges as the capital stock of the Company immediately prior to the Effective Time.

Immediately after the Effective Time, the Surviving Corporation will have the same consolidated assets, liabilities and shareholders’ equity as the Company immediately prior to the Effective Time.

At the Effective Time, the directors of the Company as of immediately prior to the Effective Time will become the directors of the Surviving Corporation, each to hold office until the next annual meeting of shareholders of the Surviving Corporation and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. At the Effective Time, the officers of the Company as of immediately prior to the Effective Time will become the officers of the Surviving Corporation, with each officer having the same title, powers and duties that he or she possessed as of immediately prior to the Effective Time and each serving until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal.

Following the Merger, the Surviving Corporation will be a publicly traded company with reporting obligations under the Exchange Act. The Surviving Corporation’s common stock will be listed on the NYSE under the same ticker symbol used by the Company today, “LLL.”

Tax Consequences	It is intended that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, with the result that shareholders will not recognize gain or loss as a result of the Merger.

Termination	Pursuant to its terms, at any time prior to the Effective Time, the Merger Agreement may be terminated and the Merger abandoned by unilateral action by the Board of Directors of the Company, regardless of whether the Merger Agreement has been adopted by shareholders.

Timing	The Merger will become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or such later date and time as is specified in the certificate of merger in accordance with Delaware law. The Merger is currently expected to be effective as of the close of business on December 31, 2016.

Corporate Office	The Surviving Corporation will have the same address and executive office as the Company: 600 Third Avenue, New York, New York 10016.

What are the conditions to the Merger?

The Merger is subject to the following conditions:

¡	The adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote thereon and by the Company, as sole shareholder of the Subsidiary;

¡	Approval for listing on the NYSE of the Subsidiary’s common stock to be issued in the Merger;

¡	Absence of a determination by the Board of Directors of the Company or the Subsidiary that the Merger is not in the best interests of the Company or the Subsidiary, respectively;

¡	Absence of a temporary restraining order, preliminary or permanent injunction or other order or decree issued by any governmental entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger; and

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PROPOSALS REQUIRING YOUR VOTE

¡	Receipt of all consents, approvals and authorizations deemed necessary or advisable to be obtained prior to the consummation of the Merger, other than those the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company or the Subsidiary.

Are there any regulatory requirements that apply to the Merger?

In connection with the consummation of the Merger, the Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware, and the Company and the Subsidiary will comply with any obligations to make filings with the SEC under the Exchange Act.

What are the key terms of the capital stock of the Company and the Surviving Corporation?

The following description of the capital stock of the Company is a summary of certain provisions of the Company’s Amended and Restated Certificate of Incorporation. As a result of the Merger, the Certificate of Incorporation of the Surviving Corporation will be amended and restated in its entirety to be substantially in the form of the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time of the Merger. In addition, in connection with the Merger, the bylaws of the Surviving Corporation will be amended and restated in their entirety to be substantially in the form of the Bylaws of the Company as in effect immediately prior to the Effective Time, except that the provisions related to the classification of the Company’s Board of Directors, which has been phased out, will be eliminated. Therefore, there will be no changes to the rights, powers and privileges of shareholders before and after the Merger. The authorized number of shares of capital stock of the Company, and the par value thereof per share, are as follows: 300,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). The terms and provisions of the capital stock of the Surviving Corporation immediately after the Effective Time will be identical to those of the capital stock of the Company immediately prior to the Effective Time.

Company Preferred Stock

The Company’s Amended and Restated Certificate of Incorporation authorizes the Board of Directors to issue, without further vote or action by holders of Company Common Stock, up to 50,000,000 shares of Company Preferred Stock from time to time in one or more series with such designations, voting rights, preferences as to dividends and in liquidation, conversion and other rights, qualifications, limitations and restrictions as may be provided for the issue of such series by resolution and adopted by the Board of Directors and the filing of a certificate of designation setting forth such resolution with the Delaware Secretary of State. This generally is referred to as “blank check” preferred stock. Any series of Company Preferred Stock so designated could have priority over Company Common Stock as to dividends and as to the distribution of our assets upon any liquidation, dissolution or winding up of the Company. At this time, there are no shares of Company Preferred Stock issued and outstanding.

Company Common Stock

Subject to the rights of the holders of any shares of any series of Company Preferred Stock that may be outstanding from time to time, holders of Company Common Stock are entitled to (1) vote on all matters submitted to a vote of shareholders except as otherwise required by law; (2) receive dividends out of funds legally available for distribution when and if declared by the Company’s Board of Directors; and (3) receive the remaining assets of the Company available for distribution to shareholders in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

Under the Company’s Amended and Restated Certificate of Incorporation, holders of Company Common Stock do not have any preemptive rights to purchase or otherwise acquire any shares of any class or series of capital stock of the Company, or any options or rights to purchase or acquire shares of any class or series of capital stock of the Company, or any other securities of the Company convertible into or exchangeable or exercisable for shares of any class or series of capital stock of the Company, whether now or hereafter authorized. In addition, holders of Company Common Stock do not have the right to cumulate their votes with respect to the election of directors or any other matters.

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PROPOSALS REQUIRING YOUR VOTE

Will the Surviving Corporation keep the same stock exchange listing?

The Surviving Corporation Common Stock will be listed on NYSE under the same symbol as the Company, “LLL.” The Surviving Corporation will be a publicly-traded company with reporting obligations under the Exchange Act.

Will the Surviving Corporation have the same dividend policy?

It is expected that the Surviving Corporation will follow the Company’s dividend policy at the time of the Merger. The payment of any future cash dividends following the Merger will be determined by the Surviving Corporation’s Board of Directors in light of conditions then existing, including the Surviving Corporation’s earnings, financial condition and capital requirements, restrictions in financing agreements, business conditions, certain corporate law requirements and other factors.

Will the Surviving Corporation have the same management?

In connection with the Merger, the directors of the Company as of immediately prior to the Effective Time will become the directors of the Surviving Corporation, each to serve until the next annual meeting of the Surviving Corporation and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation removal or retirement. In addition, in connection with the Merger, the officers of the Company as of immediately prior to the Effective Time will become the officers of the Surviving Corporation, each having the same title, powers and duties he or she possessed as of immediately prior to the Effective Time and each serving until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal.

Will shareholders have the right to seek appraisal?

Under the Delaware General Corporation Law, shareholders are not entitled to appraisal rights in connection with the Merger.

What will the Surviving Corporation’s debt structure be after the Merger?

The Subsidiary is currently the borrower under the Amended and Restated Revolving Credit Facility (the “Credit Facility”), which as of December 31, 2015, has no borrowings outstanding. As of December 31, 2015, the Subsidiary has issued and outstanding $500 million aggregate principal amount of 3.95% senior notes due 2016, $350 million aggregate principal amount of 1.50% senior notes due 2017, $1.0 billion aggregate principal amount of 5.20% senior notes due 2019, $800 million aggregate principal amount of 4.75% senior notes due 2020, $650 million aggregate principal amount of 4.95% senior notes due 2021, and $350 million aggregate principal amount of 3.95% senior notes due 2024 (collectively, the “Senior Notes”). The Merger is permitted under the terms of the Credit Facility and the Senior Notes. Following the Merger, the Surviving Corporation will continue to be the borrower under the Credit Facility and the issuer of the Senior Notes.

Will the Surviving Corporation continue the Company’s stock, incentive and other benefit plans?

As a result of the Merger, the Surviving Corporation will assume and continue all of the Company’s stock and other compensation, benefit and incentive plans (such as the 2008 Plan, as the same may be amended prior to the Effective Time, including pursuant to Proposal 4) and will assume all outstanding stock options, stock appreciation rights, nonvested stock, restricted stock units, other share-based awards and performance awards previously granted or incurred under such plans. In connection with the Merger, each of the Company’s outstanding stock options, stock appreciation rights, nonvested stock, restricted stock, restricted stock units, other share-based awards and performance awards will be converted into a stock option, stock appreciation right, nonvested stock, restricted stock, restricted stock unit, other share-based award or performance award, respectively, covering the same number of shares of Surviving Corporation Common Stock, and with the same terms and conditions, including the same vesting and other restrictions, which will not be affected by the Merger.

What are the material U.S. federal income tax consequences of the Merger?

The following discussion summarizes the material U.S. federal income tax considerations of the Merger. The following discussion is based upon the current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations. The following discussion

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PROPOSALS REQUIRING YOUR VOTE

does not address the tax consequences of the Merger under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of shareholders, such as dealers in securities, insurance companies, foreign persons, financial institutions and tax-exempt organizations. Finally, a tax ruling from the Internal Revenue Service has not been requested. THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.

It is intended that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. As such, in general:

¡	No gain or loss will be recognized for U.S. federal income tax purposes by the Company or the Subsidiary; and

¡	Shareholders will recognize no gain or loss upon the conversion of shares of Company Common Stock into shares of Surviving Corporation Common Stock.

What will happen if this proposal is not approved by shareholders?

The proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. If the shareholders do not approve this proposal, the Company will not effect the Merger this year. The Company expects that it would continue to operate using its current holding company structure, rather than the simpler, more cost-efficient structure that is being proposed.

The Board of Directors unanimously recommends that shareholders vote FOR the proposal to adopt the Merger Agreement.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 6 – SHAREHOLDER PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO PERMIT SHAREHOLDERS TO TAKE ACTION BY WRITTEN CONSENT

Set forth below is a shareholder proposal that we have been advised will be presented at the Annual Meeting by John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278, beneficial owner of at least $2,000 in market value of our Common Stock.

We are not responsible for the contents of the proposal. The Board makes no recommendation regarding this proposal.

*            *             *            *

Proposal 6 – Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

This includes the provision in our certificate of incorporation which states:

“TENTH: Notwithstanding the provisions of Section 228 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation may take action by written consent only if all of the stockholders entitled to vote on the matter sign such consent. This Article TENTH may not be amended without the unanimous consent of all stockholders entitled to vote on the matter.”

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements, the target of this proposal, have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. Currently less than a 1%-minority can frustrate the will of our 99%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our corporate governance.

Please vote to enhance shareholder value:

Simple Majority Vote – Proposal 6

*            *             *            *

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BOARD AND GOVERNANCE MATTERS

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board of Directors oversees the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and four standing committees: Audit, Compensation, Nominating/Corporate Governance and Executive Committees. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

LEADERSHIP STRUCTURE

The Board of Directors determined that combining the Chief Executive Officer and Chairman positions is the appropriate leadership structure for L-3 at this time. The Board of Directors believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman will vary company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be combined based on what the Board of Directors believes is best for the Company and its shareholders.

Board structures vary greatly among U.S. public corporations, with 52% of S&P 500 companies combining the positions of Chief Executive Officer and Chairman and only 29% of the S&P 500 having an independent chairman, according to a recent survey. The Board of Directors does not believe that the evidence demonstrates that any one leadership structure is more effective at creating long-term shareholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chief Executive Officer and Chairman positions, if the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

The Board of Directors believes that if the positions of Chief Executive Officer and Chairman are combined, then appointing a lead independent director is necessary for effective governance. Accordingly, the Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer and Chairman positions are combined, the independent members of the Board of Directors will elect a “Lead Independent Director.” In addition to presiding at executive sessions of the independent directors, the responsibilities of the Lead Independent Director, which are clearly set forth in the Company’s Corporate Governance Guidelines, also include:

¡	presiding at all meetings of the Board of Directors at which the Chairman is not present;

¡	approving schedules for Board of Directors meetings;

¡	approving the agendas for meetings of the Board of Directors;

¡	approving the information sent to the Board of Directors for meetings of the Board of Directors;

¡	authority to call meetings of the independent directors;

¡	specifically requesting the inclusion of certain materials for Board of Directors meetings, when appropriate;

¡	being available for consultation and direct communication with major shareholders, if requested;

¡	recommending, as appropriate, that the Board of Directors retain consultants who will report directly to the Board of Directors; and

¡	acting as a liaison between the independent directors and the Chairman.

The Board of Directors believes that the responsibilities delegated to the Lead Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis without the presence of management. Accordingly, in 2015, the independent directors met in executive session eight times with the Lead Independent Director presiding at such meetings.

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BOARD AND GOVERNANCE MATTERS

While L-3’s approach regarding its leadership structure has varied depending on what was best for L-3 at a particular point in time, the Board of Directors believes that its current structure of combining the roles of Chairman and Chief Executive Officer and electing a strong independent Lead Director is in the best interest of L-3 at this time as it allows for a balance of power between the Chief Executive Officer and the independent directors and provides an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas and are able to provide objective and thoughtful oversight of management. The Board also believes that L-3’s current leadership structure does not affect the Board’s role in risk oversight of the Company. In addition, the Board of Directors also believes that combining the roles of Chairman and Chief Executive Officer gives L-3 the best chance to continue its strong performance over the long term. With the competitive environment as challenging as it is, it continues to be more important for L-3 to increasingly seek out business opportunities in the international community. In L-3’s industry, the Board of Directors believes that access to decision-makers in foreign countries is made easier when the roles of Chairman and Chief Executive Officer are combined as their customs often dictate having comparable titles when conducting negotiations. Moreover, since most of L-3’s industry peers have combined the roles of Chairman and Chief Executive Officer, L-3 believes that separating such roles would put us at a significant competitive disadvantage.

INDEPENDENCE

The Board of Directors has affirmatively determined that no director nominees other than Mr. Strianese, including those who serve on the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors, has a material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Therefore, all of our director nominees, other than Mr. Strianese, are “independent” under all applicable standards. In connection with its determination that Mr. Millard and Professor Canizares are independent directors, the Board of Directors considered the fact that we conducted business: (1) with MIT where Mr. Millard is chair of the MIT Corporation and Professor Canizares is employed as a full time professor, and (2) with Sandia National Laboratories, where Professor Canizares is a consultant. Payments made to or received from MIT and Sandia National Laboratories, as applicable, were less than 1% of their respective annual consolidated gross revenues for their last completed fiscal years. Mr. Millard and Professor Canizares did not have any interest in these transactions and were not involved in decisions regarding L-3 with respect to these transactions.

General (Ret.) Dunwoody serves as a director (but not as an executive officer or employee) for a non-profit organization to which we have made charitable contributions. Contributions to this organization did not exceed either $120,000 or 1% of the organization’s annual consolidated gross revenues during its last completed fiscal year and was below the thresholds set forth under our categorical standards of director independence.

In addition, the Board of Directors has determined that Professor Canizares and Messrs. Corcoran, Kramer, Pagano and Simon, members of the Audit Committee, and Messrs. Millard and Kramer and General (Ret.) Newton, members of the Compensation Committee, are “independent” in accordance with the NYSE standards applicable to members of the Audit Committee and Compensation Committee, respectively.

The Board of Directors has adopted Corporate Governance Guidelines that meet the independence standards of the NYSE. Also, as part of our Corporate Governance Guidelines, the Board of Directors has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards are intended to assist the Board of Directors in determining whether or not certain relationships between our directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be obtained through our website at http://www.L-3com.com.

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed, and to meet as frequently as necessary, in order to properly discharge their responsibilities. In addition, to the extent reasonably practicable, directors are expected to attend shareholder meetings. During the fiscal year ended December 31, 2015, the Board of Directors held ten meetings. Each director attended at least 75% of the combined number of meetings of the Board of Directors and meetings of committees on which he or she served during the period in 2015 in which he or she served as a director or member of such committee, as applicable. All of our directors attended the 2015 Annual Meeting in person. In accordance with applicable NYSE listing requirements, our independent directors hold regular executive sessions at which management, including the Chairman and Chief Executive Officer, is not present. Mr. Millard, our Lead Independent Director of the Board of Directors, presides at the regularly held executive sessions of the independent directors.

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BOARD AND GOVERNANCE MATTERS

BOARD OF DIRECTORS COMPOSITION

The Board and the Nominating/Corporate Governance Committee takes a long-term approach to the composition of the Board of Directors. Since 2011, four new directors have joined the Board. We believe that our Board’s blend of tenure strikes a balance that provides superior Company, regulatory and industry knowledge, while executing effective oversight and independence in the best interests of our shareholders.

The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. In that regard, the Nominating/Corporate Governance Committee is responsible for recommending candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Nominating/Corporate Governance Committee takes into account (1) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors and (2) all other factors it considers appropriate. In addition, although the Board of Directors does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating/Corporate Governance Committee carefully considers are the benefits to the Company of diversity, including gender and racial diversity, in board composition.

As part of its recurring activities, the Nominating/Corporate Governance Committee seeks to identify qualified candidates to sit on the Board of Directors. To identify and recruit qualified candidates for the Board, the Nominating/Corporate Governance Committee has previously utilized the services of professional search firms and has also sought referrals from other members of the Board, management, shareholders and other sources. After conducting an initial evaluation of a candidate, one or more members of the Nominating/Corporate Governance Committee will interview that candidate if the Nominating/Corporate Governance Committee believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

Each year, the Nominating/Corporate Governance Committee evaluates each director to obtain his or her assessment of the effectiveness of the Board and committees, as well as the director performance and Board dynamics, and then summarizes this evaluation for discussion with the Board and committees. The Nominating/Corporate Governance Committee also performs an annual assessment to see that the directors have the skills and experience to effectively oversee the Company.

The Nominating/Corporate Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third party search firms and other sources.

The Nominating/Corporate Governance Committee will review all candidates for director in the same manner, regardless of the source of the recommendation. Individuals recommended by shareholders for nomination as a director will be considered in accordance with the procedures described under “Questions and Answers About Board Communications, Company Documents and Shareholder Proposals” on page 94 of this Proxy Statement.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of L-3’s business and structure, the Board of Directors focused primarily on results of the annual Board and committee evaluations and on the information discussed in each of the Board members’ or nominees’ biographical information set forth on pages 11-16. In addition, in connection with the nominations of the current slate of director nominees, the Board of Directors considered their valuable contributions to L-3’s success during their years of Board service.

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BOARD AND GOVERNANCE MATTERS

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established various committees to assist it with the performance of its responsibilities. The Board designates the members of these committees and the committee chairs based on the recommendations of the Nominating/Corporate Governance Committee. The chair of each committee develops the agenda for its committee and each committee regularly provides a full report to the Board.

The Board has adopted written charters for each of the Audit, Compensation and Nominating/Corporate Governance Committees. These charters are available on the Company’s website at www.L-3com.com/investor-relations/corporate-governance. The following table summarizes the primary responsibilities of the committees:

Committee	Primary Responsibilities

Audit

The Audit Committee is generally responsible for, among other things:

•      selecting, appointing, compensating, retaining and terminating our independent registered public accounting firm;

•      overseeing the auditing work of any independent registered public accounting firm employed by us, including the resolution of any disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•      pre-approving audit, other audit, audit-related and permitted non-audit services to be performed by the independent registered public accounting firm and related fees;

•      meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements and to discuss such other matters that it deems appropriate;

•      reviewing the findings of the independent registered public accounting firm with respect to the annual audit;

•      meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the SEC and reporting annually to the Board of Directors with respect to such matters;

•      reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting procedures and disclosure controls and procedures;

•      reviewing the internal audit function; and

•      reporting to the Board of Directors regarding matters covered at each committee meeting on a timely basis.

In 2015, the Audit Committee held 10 meetings. During 2015, among other things, the Audit Committee:

•      met with the senior members of the Company’s financial management team at each regularly scheduled meeting;

•      met in executive session with each of the independent auditor, Vice President of Internal Audit and Corporate Ethics Officer;

•      regularly met with various members of the Company’s ethics organization, including the Corporate Ethics Officer to (i) discuss the effectiveness of the Company’s ethics program and (ii) receive updates on the management training program for supervisors;

•      received periodic updates on management’s evaluation and compliance with, the Company’s system of internal control over financial reporting, remediation activities to address material weaknesses and significant deficiencies and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•      reviewed and discussed with management and the independent auditors the Company’s earnings releases and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to filing with the SEC;

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Committee	Primary Responsibilities

•      met with the independent auditors and management to review and approve the scope of the audit proposed for 2015 and the audit procedures to be utilized and any subsequent changes to such scope and/or procedures; and

•      discussed with management the guidelines and policies with respect to risk assessment and risk management including major financial risk exposure, the steps taken to monitor and control such risks and material changes to the Company’s Enterprise Risk Management since they last met.

Compensation

The Compensation Committee is generally responsible for, among other things:

•      reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

•      evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and approving the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer based on such evaluation;

•      reviewing and approving the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•      discussing the results of the shareholder advisory vote on the compensation paid to our named executive officers;

•      reviewing and making recommendations to the Board of Directors with respect to director compensation;

•      reviewing and recommending to the Board of Directors, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;

•      reviewing and approving, or making recommendations to the Board of Directors with respect to, the Company’s equity-based plans and executive officer incentive compensation plans, and overseeing the activities of the individuals responsible for administering those plans;

•      reviewing and discussing with management, on at least an annual basis, management’s assessment of whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

•      reviewing and discussing the “Compensation Discussion and Analysis” section contained in this Proxy Statement;

•      retaining or terminating, as necessary or appropriate, and approving the fees and any other retention terms for, compensation and benefits consultants and other outside consultants, legal counsels or advisors hired to provide independent advice to the Committee;

•      evaluating on at least an annual basis whether any work provided by a compensation consultant retained by the Committee raised any conflict of interest; and

•      reporting to Board of Directors regarding matters covered at each committee meeting on a timely basis.

In 2015, the Compensation Committee held 7 meetings. During 2015, among other things, the Compensation Committee:

•      reviewed and approved all elements of target pay for senior executives, including the terms and performance goals for new annual and long-term incentive awards;

•      assessed historical performance achievements under annual and long-term incentive plans, and reviewed and approved related performance-based payouts to senior executives;

•      approved equity-based awards for non-executive employees, and evaluated equity plan share usage and share dilution;

•      evaluated the suitability of the Company’s compensation peer group used to benchmark the Company’s pay programs;

•      evaluated the Company’s executive and non-employee director compensation programs as compared to peer company pay practices and pay levels;

•      reviewed current and accumulated compensation for named executive officers using tally sheets;

38    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

Committee	Primary Responsibilities

•      reviewed executive and non-employee director compliance with stock ownership guidelines;

•      reviewed and discussed the 2015 compensation risk assessment with management; and

•      reviewed and discussed the executive compensation disclosures to be included in our 2015 Proxy Statement, including the Compensation Discussion and Analysis.

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee consisting of two or more members. For a discussion concerning the processes and procedures for considering and determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis” beginning on page 47 and “Compensation of Directors” beginning on page 86.

Nominating/ Corporate Governance

The Nominating/Corporate Governance Committee is generally responsible for, among other things:

•      developing, recommending and monitoring corporate governance policies and procedures for the Company and the Board of Directors;

•      recommending to the Board of Directors criteria for the selection of new directors;

•      identifying and recommending to the Board of Directors individuals to be nominated as directors;

•      evaluating candidates recommended by shareholders in a timely manner;

•      conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•      the evaluation of the Board of Directors and management;

•      approving the management continuity planning process; and

•      reporting to Board of Directors regarding matters covered at each committee meeting on a timely basis.

In 2015, the Nominating/Corporate Governance Committee held 4 meetings. During 2015, among other things, the Nominating/Corporate Governance Committee:

•      reviewed changes to the governance landscape;

•      assessed the independence of the non-management directors;

•      recommended changes to the Company’s Certificate of Incorporation and Bylaws;

•      reviewed and evaluated the succession plans relating to the Chief Executive Officer and other executive officer positions;

•      discussed the Company’s investor outreach efforts;

•      considered the proposals submitted by shareholders;

•      evaluated changes to the Committee’s charter and Company’s Governance Guidelines;

•      discussed the composition of the Board of Directors, the nomination process and potential candidates for the Board of Directors;

•      monitored directors’ ongoing continuing education activities and engaged outside experts to provide continuing director education for the Board of Directors;

•      discussed the results of Board and Committee self-evaluations; and

•      reviewed the process for conducting Board and Committee self-evaluations and any recommendations for improvements to the self-evaluation process.

Executive	The Executive Committee may exercise most board powers during periods between board meetings. The Executive Committee did not meet during 2015.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    39

BOARD AND GOVERNANCE MATTERS

COMPENSATION COMMITTEE USE OF CONSULTANTS

As set forth in its charter, the Compensation Committee has the sole authority to retain or terminate, as necessary or appropriate, outside consultants to provide advice to the Compensation Committee in connection with its fulfillment of its responsibilities. The Compensation Committee engages Frederic W. Cook (“FW Cook”) to serve as the Compensation Committee’s independent consultant. FW Cook and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive officer compensation. In 2015, the Compensation Committee requested that FW Cook advise it directly on a variety of compensation-related matters, including:

¡	validating the compensation peer group to be used for competitive benchmarking;

¡	preparing analyses and recommendations of senior executive compensation levels as compared to the compensation peer group and published compensation surveys;

¡	assessing the pay recommendations that the Chief Executive Officer developed for senior executives, including the named executive officers;

¡	developing pay recommendations for the Chief Executive Officer;

¡	assessing the alignment of senior executive pay and company performance;

¡	preparing analyses and recommendations of non-employee director pay levels as compared to the peer group;

¡	preparing analyses of equity plan share usage and share dilution as compared to the peer group;

¡	assessing performance measures and targets for annual and long-term incentive awards;

¡	updating the Compensation Committee on executive compensation trends; and

¡	recommending executive compensation program changes in response to executive compensation trends and shareholder concerns identified through investor engagement efforts or otherwise.

In the course of conducting its activities, FW Cook attended meetings of the Compensation Committee and presented its findings and recommendations to the Compensation Committee for discussion. During 2015, FW Cook also met with management to obtain and validate data, and review materials. In March of 2016, the Compensation Committee evaluated whether any work performed by FW Cook raised any conflict of interest and determined that it did not.

40    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

The following table sets forth the current members of each of the Committees and the number of meetings held during 2015:

Name	Audit(1)	Compensation(2)	Nominating/ Corporate Governance(3)	Executive

Claude R. Canizares*

Thomas A. Corcoran*

Ann E. Dunwoody*

Lewis Kramer*

Robert B. Millard*(4)

Lloyd W. Newton*

Vincent Pagano, Jr.*

H. Hugh Shelton*

Arthur L. Simon*

Michael T. Strianese
2015 Meetings	10	7	4	0

*	Independent Director.

(1)	The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that Messrs. Kramer and Simon are both “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

(2)	The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE; are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)	The Nominating/Corporate Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and our standards of independence.

(4)	Lead Independent Director.

OVERSIGHT OF RISK MANAGEMENT

L-3 is exposed to various risks including, but not limited to, strategic, operational, financial, liquidity and reputational, and also risks relating to reporting, pending and threatened litigation, and regulatory and legal compliance. L-3’s enterprise risk profile is also affected by changes in the yearly budget and spending levels, priorities and procurement practices, and also the fiscal situations and general economic conditions affecting our major customers, especially the U.S. Department of Defense. L-3’s management designed the Company’s enterprise risk management process to identify, monitor and evaluate these risks, and develop an approach to address each identified risk. L-3’s enterprise risk management process is a company-wide initiative and involves each of our operating segments and business units. The Company takes a multi-disciplinary approach to risk.

L-3’s Chief Financial Officer, at the direction of the Chief Executive Officer, is responsible for overseeing the Company’s enterprise risk management process and periodically reports enterprise risk information to each of the Chief Executive Officer, the Audit Committee and the Board of Directors. In fulfilling his risk management responsibilities, the Chief Financial Officer works closely with members of the senior management team, including the Company’s Chief Operating Officer, General Counsel, the Executive Vice President of Corporate Strategy and Development, the Vice President, Controller and Principal Accounting Officer, the Vice President — Planning, and each of the business unit group presidents and group chief financial officers.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s enterprise risk management function. In this regard, the Audit Committee discusses policies with respect to risk assessment and risk management, and the Company’s Chief Financial Officer meets with the Audit Committee at least five times per year to specifically discuss the enterprise risks facing the Company, highlighting any new risks that may have arisen since they last met. Additionally, at each Board of Directors meeting, the Chief Executive Officer and Chief Financial Officer report information about major risks facing the company. Finally, the Chief Financial Officer reports directly to the Board of Directors at least once per year to apprise it directly of the Company’s enterprise risk management process.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    41

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executives, other than Mr. Strianese who is presented under “Proposals Requiring Your Vote – Proposal 1 – Election of Directors – Nominees For Election to the Board of Directors in 2016,” and certain of our other officers.

CHRISTOPHER E. KUBASIK
President and Chief Operating Officer Age 54

Principal Occupation And Other Information

Mr. Kubasik became our President and Chief Operating Officer in October 2015. From March 2014 to October 2015, Mr. Kubasik served as President and Chief Executive Officer of the Seabury Advisory Group. From 2013 to 2014, Mr. Kubasik served as President and Chief Executive Officer of Ackuity Advisors, Inc. Prior to that, Mr. Kubasik held various executive positions with Lockheed Martin Corporation including Vice Chairman, President and Chief Operating Officer from 2010 to 2012; Executive Vice President of Electronic Systems division from 2007 to 2009; and Executive Vice President and Chief Financial Officer from 2001 to 2007. In 1983, Mr. Kubasik began his career in public accounting at Ernst & Young, LLP, and served in a number of increasingly responsible positions until becoming a partner in 1996. He currently serves as a director of Spirit AeroSystems Holding, Inc. and will continue to serve in such capacity until their 2016 annual meeting of shareholders. Mr. Kubasik graduated magna cum laude from the University of Maryland School of Business and received his Certificate of Engineering from Carnegie Mellon University.

CURTIS BRUNSON
Executive Vice President of Corporate Strategy and Development Age 68

Principal Occupation And Other Information

Mr. Brunson became an Executive Vice President in February 2009 and is responsible for leading the execution of L-3’s business strategy, including customer relationships, technical development and business development. Prior to that, he was a Senior Vice President. Mr. Brunson began his career in 1972 with Sperry Systems Management Division, prior to its merger into Unisys Government Services. At Unisys for over 20 years, he held several management positions of increasing responsibility. When Loral acquired Unisys Communication Systems in Salt Lake City, he was General Manager. That division became part of L-3 during L-3’s formation in 1997, with Mr. Brunson becoming President at that time. Mr. Brunson holds a Bachelor of Science degree in Computer Science from the New York Institute of Technology and a Master’s of Science degree in Computer Science from Polytechnic Institute of New York University.

RALPH G. D’AMBROSIO
Senior Vice President and Chief Financial Officer Age 48

Principal Occupation And Other Information

Mr. D’Ambrosio became our Chief Financial Officer in January 2007 and a Senior Vice President in April 2010. From March 2005 to January 2007, he was Vice President – Finance and Principal Accounting Officer and he continued to be our Principal Accounting Officer until April 2008. He became Controller in August 2000 and a Vice President in July 2001 and was Vice President and Controller until March 2005. He joined L-3 in August 1997 and was Assistant Controller until July 2000. Prior to joining L-3, he was a senior manager at Coopers & Lybrand LLP, where he held a number of positions since 1989. Mr. D’Ambrosio holds a Bachelor’s degree, summa cum laude, in Business Administration from Iona College and a Master’s degree, with honors, in Business Administration from the Stern School of Business at New York University.

42    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

STEVEN M. POST
Senior Vice President, General Counsel and Corporate Secretary Age 63

Principal Occupation And Other Information

Mr. Post became Senior Vice President, General Counsel and Corporate Secretary in May 2008. Prior to that, Mr. Post held several positions at L-3 and its predecessor companies, including, most recently, Senior Vice President and General Counsel of the Integrated Systems Group and prior to that, group counsel and associate counsel positions. Prior to joining L-3, Mr. Post was an instructor in the Contract Law department at the Judge Advocate General’s School in Charlottesville, Virginia. He began his legal and military career at the Office of the Staff Judge Advocate in Fort Dix, New Jersey, as the contract and fiscal law advisor and as senior trial counsel. Following that assignment, Mr. Post served as a trial attorney in the litigation division for the Judge Advocate General at the Pentagon. Mr. Post earned his law degree with honors from Indiana University and his undergraduate degree from the University of Dayton.

RICHARD A. CODY
Senior Vice President of Washington Operations Age 65

Principal Occupation And Other Information

General Cody (U.S. Army – Ret.) joined L-3 in October 2008 and serves as a corporate Senior Vice President. Prior to joining L-3, General (Ret.) Cody served as the 31st Vice Chief of Staff, U.S. Army, a position he held from 2004 until his retirement from the U.S. Army in August 2008. With more than 36 years of service, General (Ret.) Cody has served in command and staff positions throughout the Army in the U.S. and overseas. He has also received major military awards and decorations, including the Defense Distinguished Service Medal and the Distinguished Flying Cross. A graduate of the U.S. Military Academy, General (Ret.) Cody is also a Master Aviator with more than 5,000 hours of flight time and was inducted into the Army Aviation Hall of Fame in 2009.

DAN AZMON
Vice President, Controller and Principal Accounting Officer Age 52

Principal Occupation And Other Information

Mr. Azmon has been our Principal Accounting Officer since April 2008 and our Controller since January 2005. Mr. Azmon joined L-3 in October 2000 and was our Assistant Controller until December 2004. Prior to joining L-3, Mr. Azmon held a number of financial management and financial reporting positions at ASARCO Incorporated and Salomon Brothers, Inc., and was a manager in the audit practice at Coopers & Lybrand LLP. He holds a Master of Business Administration degree from St. John’s University in accounting and a Bachelor of Business Administration degree in finance from Hofstra University. Mr. Azmon is also a certified public accountant.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    43

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

STEVE KANTOR
Senior Vice President and President of Electronic Systems Age 71

Principal Occupation And Other Information

Mr. Kantor has been our Senior Vice President and President of Electronic Systems since August 2012. Prior to that, he was Senior Vice President and President of L-3 Services Group from June 2010 to August 2012 and, prior to that, from 2005 until 2010, Mr. Kantor was President of L-3’s Power & Controls Systems Group which was later renamed Marine & Power Systems Group. Mr. Kantor joined L-3 in 2003 and has over 35 years of experience in the defense electronics industry, serving the U.S. Department of Defense, prime contractors and original equipment manufacturers, and foreign allies. Previously, Mr. Kantor served as president of BAE Systems’ Reconnaissance and Surveillance Systems, a position he held since 1998. Prior to that, Mr. Kantor held various executive positions at Lockheed Martin, Loral and United Technologies. Mr. Kantor holds a Bachelor of Science degree in electrical engineering from the New York Institute of Technology.

JOHN S. MEGA
Senior Vice President and President of Communication Systems Age 63

Principal Occupation And Other Information

Mr. Mega has been our Senior Vice President and President of Communication Systems since its formation in March 2014. Prior to that, Mr. Mega was President of the Microwave Group since he joined L-3 in 1997. Having started his career at Raytheon and held executive positions at Loral, Lockheed Martin and, since its inception, L-3 Communications, Mr. Mega has worked his entire career in the defense electronics industry. He received his Bachelor of Science degree, magna cum laude, from Boston College and is a member of American Mensa.

MARK VON SCHWARZ
Senior Vice President and President of Aerospace Systems Age 56

Principal Occupation And Other Information

Mr. Von Schwarz was appointed to Senior Vice President and President of Aerospace Systems in June 2015. Prior to that, he was Sector President for Intelligence, Reconnaissance and Surveillance (ISR) and Aircraft Systems for Aerospace Systems, from 2012 to 2015, and President of L-3 Mission Integration, from 2008 to 2015. Before serving as President of L-3 Mission Integration, Mr. Von Schwarz served as President of L-3 ComCept, from 2003 to 2008, and Chief of Operations, from 2001 to 2003. Prior to joining L-3, Mr. Von Schwarz served as Vice President of Engineering for Raytheon’s Aircraft Integration Systems. Mr. Von Schwarz also served as an Electronic Warfare Specialist in the Army Security Agency. Mr. Von Schwarz holds a Bachelor of Science degree with Academic Distinction in Physics and Mathematics from Texas A&M University-Commerce and graduated with honors from the U.S. Army Intelligence Schools.

44    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on information available to us as of March 7, 2016, the Record Date, we know of no person who beneficially owned more than five percent of the Common Stock, except as set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
ClearBridge Investments, LLC 620 8th Avenue New York, NY 10018(1)	6,604,853(1)	8.4%(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(2)	6,565,250(2)	8.4%(2)
Putnam Investments, LLC One Post Office Square Boston, MA 02109(3)	6,266,113(3)	8.0%(3)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(4)	4,729,280(4)	6.0%(4)

(1)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 16, 2016 in which ClearBridge Investments, LLC reported that it has sole dispositive power over 6,604,853 shares of Common Stock and sole voting power over 6,409,675 shares of Common Stock.

(2)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 10, 2016, in which The Vanguard Group, Inc. reported that it has sole dispositive power over 6,408,151 shares of Common Stock, shared dispositive power over 157,099 shares of Common Stock and sole voting power over 149,340 shares of Common Stock. The Vanguard Group, Inc. reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, Inc., are the beneficial owners of 122,299 shares or 0.15% and 61,841 shares or 0.07%, respectively, of the Common Stock outstanding as a result of its serving as investment manager of collective trust accounts.

(3)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 16, 2016 in which Putnam Investments, LLC reported that it has sole dispositive power over 6,266,113 shares of Common Stock and sole voting power over 296,195 shares of Common Stock. Putnam Investments, LLC reported that Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, wholly-owned subsidiaries of Putnam Investments, LLC, are the beneficial owners of 6,028,733 shares or 7.7% and 237,380 shares or 0.3%, respectively, of the Common Stock outstanding as a result of its serving as investment manager of collective trust funds.

(4)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on January 26, 2016 in which BlackRock, Inc. reported that it has sole dispositive power over 4,729,280 shares of Common Stock and sole voting power over 4,086,845 shares of Common Stock.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    45

SECURITY OWNERSHIP OF MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

As of March 7, 2016, the Record Date, there were 77,522,193 shares of our Common Stock outstanding. The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by our named executive officers, our directors, and by all of our current executive officers and directors as a group.

Except as otherwise indicated, all information listed below is as of March 7, 2016.

Name of Beneficial Owner	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding(3)
Directors and Named Executive Officers:
Michael T. Strianese	85,190	1,391,253	1,476,443	1.9%
Ralph G. D’Ambrosio	30,718	236,706	267,424	*
Curtis Brunson	65,319	100,541	165,860	*
Steve Kantor	26,771	39,590	66,361	*
John S. Mega	12,787	28,960	41,747	*
Claude R. Canizares	3,850	16,322	20,172	*
Thomas A. Corcoran	1,614	18,931	20,545	*
Ann E. Dunwoody	—	5,388	5,388	*
Lewis Kramer	1,300	9,640	10,940	*
Robert B. Millard(4)	336,148	21,473	357,621	*
Lloyd W. Newton	—	4,876	4,876	*
Vincent Pagano, Jr.	—	4,259	4,259	*
H. Hugh Shelton	—	7,136	7,136	*
Arthur L. Simon	3,600	10,009	13,609	*
Directors and Executive Officers as a Group (19 persons)	587,904	1,974,274	2,562,178	3.3%

(1)	The number of shares shown includes shares that are individually or jointly owned and over which the individual has either sole or shared investment or voting authority. The shares of our Common Stock directly owned include the number of shares allocated to the accounts of executive officers under our savings plan as follows: Mr. Strianese, 3,477 shares; Mr. D’Ambrosio, 2,560 shares; Mr. Brunson, 4,885 shares; Mr. Kantor, 1,203 shares; Mr. Mega, 729 shares; and 17,749 shares held by the executive officers as a group.

(2)	Shares that are deemed to be beneficially owned by the individual either by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options within 60 days from March 7, 2016 and, in the case of non-employee directors, by virtue of the fact that shares issuable upon termination of board service under outstanding restricted stock unit awards have vested or will vest within 60 days of March 7, 2016.

(3)	In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of the acquisition rights described above. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at March 7, 2016.

(4)	Includes 96,770 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.

*	Share ownership does not exceed one percent, including stock options exercisable within 60 days of March 7, 2016 and, in the case of non-employee directors, shares issuable upon termination of board service under outstanding restricted stock units that have vested or will vest within 60 days of March 7, 2016.

46    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis describes L-3’s executive compensation program related to the year ended December 31, 2015 (our 2015 fiscal year). This section details the compensation framework applied by the Compensation Committee of our Board of Directors (the “Committee”) in determining the pay levels and programs available to our named executive officers for whom compensation is disclosed in the compensation tables included in the Tabular Executive Compensation Disclosure section of this proxy statement beginning on page 68. Our named executive officers for the 2015 fiscal year are:

¡	Michael T. Strianese, Chairman and Chief Executive Officer

¡	Ralph G. D’Ambrosio, Senior Vice President and Chief Financial Officer

¡	Curtis Brunson, Executive Vice President of Corporate Strategy and Development

¡	Steve Kantor, Senior Vice President and President of Electronic Systems Group

¡	John S. Mega, Senior Vice President and President of Communication Systems Group

COMPANY BACKGROUND, 2015 OPERATING ENVIRONMENT AND 2015 PERFORMANCE RESULTS

Company Background. L-3 is a prime contractor in Intelligence, Surveillance and Reconnaissance (ISR) systems, aircraft sustainment (including modifications, logistics and maintenance), simulation and training, night vision and image intensification equipment, and security and detection systems. L-3 is also a leading provider of a broad range of communication and electronic systems and products used on military and commercial platforms. Approximately 67% of our consolidated net sales for 2015 were made to the U.S. Department of Defense (the “DoD”). Accordingly, our sales, results of operations and cash flows are highly correlated to DoD budget and spending levels. Additionally, most of our businesses are short-cycle in nature, with programs or contracts that have performance periods of a year or less, and, consequently, changes in business trends rapidly affect our sales volume, results of operations and cash flows.

2015 Operating Environment. For the year ended December 31, 2015, L-3 continued to face a challenging business environment. Our performance in 2015 was influenced by the following factors:

¡	The total DoD budget for the U.S. Government fiscal year ended September 30, 2015 decreased by 4% from the prior fiscal year.

¡	The continuation of the DoD’s better buying power initiatives, which have resulted in increased competition and contract turnover, and lower profit margins, especially in our national security solutions segment and the logistics solutions sector of our aerospace systems segment. We sold national security solutions in 2016 as described below.

¡	The continuation of the U.S. military drawdown in Afghanistan.

2015 Performance Results. L-3’s key performance results for 2015 were as follows:

¡	Our electronic systems and communication systems segments achieved solid operational and financial performance that exceeded their segment plans. However, our overall performance was adversely affected by losses on Head-of-State aircraft modification contracts in our aerospace systems segment, and sales and margin declines in our national security solutions and logistics solutions businesses. Accordingly, our diluted earnings per share (“EPS”) and free cash flow (“FCF”) performance fell below our annual incentive plan targets by 5% and 3%, respectively, and we further incurred substantial non-cash goodwill impairment charges.

¡	We undertook significant strategic actions to reshape our business portfolio for future success. In December 2015, we agreed to sell our national securities solutions segment for approximately $550 million, and completed the sale in February 2016. We also completed three acquisitions and four divestitures in 2015, including the sale of Marine Systems International for approximately €295 million. We believe these actions sharpen our focus on L-3’s core businesses, improve our competitive position, and strengthen our ability to achieve future sales growth and margin expansion.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

¡	We repurchased $740 million of our Common Stock and paid dividends of $214 million following our 11th consecutive annual dividend increase, returning over $950 million of cash to our shareholders in 2015. We also repaid approximately $300 million of our outstanding debt.

¡	We strengthened the Company’s senior executive management team by appointing Christopher E. Kubasik to the new position of President and Chief Operating Officer, and Mark Von Schwarz as President of our aerospace systems segment.

¡	We remediated the Company’s material weaknesses in its internal controls over financial reporting, which were identified in 2014 following an internal review of financial reporting matters at our aerospace systems segment discussed in last year’s proxy statement.

¡	Our total shareholder return (“TSR”) for the three years ended December 31, 2015 was 67%, which fell below the minimum TSR-based performance goal relative to our peer companies under our long-term incentive plan, but compares favorably to the 53% TSR of the S&P 500 Index for this period.

COMPENSATION PHILOSOPHY, 2015 TARGET PAY AND 2015 INCENTIVE PLAN PAYOUTS

Compensation Philosophy. Our compensation philosophy supports a pay-for-performance culture. We target base salaries and annual and long-term incentive opportunities to approximate market median compensation levels, subject to adjustments based on experience, performance, the other individual factors as described in “– Use of Market Data and Competitive Compensation Positioning” beginning on page 52 and as otherwise appropriate. The majority of each executive’s target pay is in the form of incentive compensation, which is subject to future performance to have any realizable value. See the information in “– Mix of Pay” on page 51.

2015 Target Pay. The table below details each named executive officer’s 2015 base salary, target annual incentive opportunity (“target bonus”) and grant date target value of long-term incentive awards (collectively, “target pay”), and changes in target pay relative to 2014 levels.

	Salary		Target Bonus as % of Salary		Target Value of Long-Term Incentives		Target Pay
	($)	(% Change)	(%)	(Change)	($)	(% Change)	($)	(% Change)
Michael T. Strianese	1,390,000	3.0%	165%	—	10,000,000	—	13,683,500	1%
Ralph G. D’Ambrosio	695,000	—	90%	—	2,500,000	-7%	3,820,500	-5%
Curtis Brunson	670,000	3.1%	90%	—	2,700,000	—	3,973,000	1%
Steve Kantor	692,000	3.0%	100%	—	1,650,000	—	3,034,000	1%
John S. Mega	541,000	3.0%	100%	—	900,000	—	1,982,000	2%

For 2015, the Committee made no increases to the target pay of our named executive officers except for ordinary course increases in base salary. With respect to Mr. D’Ambrosio, the Committee made no change to his base salary, and reduced the target value of his long-term incentive awards by 7%, based on its belief that it was appropriate to take the results of the 2014 internal review discussed above into account when setting his 2015 target pay levels in light of his general responsibilities as the Company’s Chief Financial Officer. Following these pay adjustments, the target pay for each of our named executive officers in 2015 was within a competitive range that approximates 85% to 115% of market median. For a further discussion, see “– Use of Market Data and Competitive Compensation Positioning” beginning on page 52.

2015 Incentive Plan Payouts. Payouts under our annual incentive plan and our long-term incentive plan performance awards are subject to the achievement of pre-established targets.

With respect to our annual incentive plan, our overall 2015 corporate performance was below plan targets, which are based on consolidated EPS and FCF, while performance at our electronic systems and communication systems segments exceeded their respective targets under the annual incentive plan, which are based on segment operating income and FCF. Accordingly, calculated payouts under our annual incentive plan were below target for our corporate named executive officers (Messrs. Strianese, D’Ambrosio and Brunson), but above target for our group named executive officers (Messrs. Kantor and Mega)

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COMPENSATION DISCUSSION AND ANALYSIS

who serve as the presidents of these segments. Notwithstanding the formula-based calculation of these payouts under our annual incentive plan, after considering all aspects of the Company’s financial performance for 2015 including the non-cash goodwill impairment charges, management recommended and the Committee agreed, that the calculated payouts for the corporate named executive officers be reduced by 50%, and that the corporate performance rating used in the calculation of payouts to the group named executive offices be reduced by 50%. For a further discussion, see “– Elements of 2015 Target Pay – Annual Incentives” beginning on page 54.

For our long-term performance awards that vested on December 31, 2015, our three-year performance was below target for EPS, resulting in a 54.84% payout for this measure, and was below the minimum performance requirement for relative TSR, resulting in no payout for this measure. Based on these performance award achievements, our named executive officers received performance award payouts that averaged 27% of their target awards for these performance measures. For a further discussion, see “– Payment of Performance Awards for the 2013-2015 Award Cycle” beginning on page 63.

2015 SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

At our 2015 annual shareholders meeting, more than 92% of the votes cast on our Say-On-Pay proposal were voted in favor of the compensation paid to our named executive officers for 2014. We believe that this strong level of shareholder support demonstrates, among other things, the effectiveness of the substantive changes made to our compensation program over the past several years in response to shareholder feedback. The Committee considers the outcome of Say-On-Pay votes and other shareholder input in making decisions regarding the executive compensation program.

SOUND PAY PRACTICES

The Committee has adopted a broad range of program changes in response to shareholder feedback that began in connection with our first Say-On-Pay vote in 2011. As a result of these changes and other actions taken by the Committee, the Committee believes L-3’s executive compensation program reinforces its pay-for-performance culture and includes corporate governance practices that are considered by investors to reflect market “best practices.” The table below highlights key features of our executive compensation program.

Executive Compensation Program Features
Executive Compensation Program Includes	•	Emphasis on long-term, performance-based compensation and meaningful stock ownership guidelines to align executive and shareholder interests
	•	Transparent, formulaic incentive plans designed to promote short- and long-term business success
	•	Performance conditions on the Chief Executive Officer’s stock options
	• •	Clawback policy that applies to all incentive compensation, including equity-based awards Modest perquisites consistent with competitive practices
	• •	Double trigger provisions for severance payable in the event of a change in control Annual compensation risk assessment to ensure program does not encourage excessive risk-taking
	•	Tally sheet analysis to better understand current and accumulated compensation and benefits
Executive Compensation	•	Employment agreements
Program Does Not	•	Excise tax gross-ups on severance/change in control payments
Include or Prohibits	•	Repricing of stock options or other equity-based awards without shareholder approval
	•	Pension plan/SERP credit for years not worked with L-3 or its predecessor companies
	•	Excessive severance or change in control provisions
	•	Payment of dividends on stock options, or on other equity-based awards prior to vesting
	•	Hedging or pledging of L-3 stock by executives, employees and non-employee directors

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COMPENSATION DISCUSSION AND ANALYSIS

PROGRAM OVERVIEW

The table below outlines the principal elements of our executive compensation program. Detailed descriptions of each element of compensation and discussion of how the Committee determined compensation levels for 2015 can be found in the section “– Elements of 2015 Target Pay” beginning on page 53.

DETERMINING EXECUTIVE COMPENSATION

Role of the Compensation Committee. L-3’s executive compensation program is administered by the Committee. The Committee is ultimately responsible for the review and approval of compensation for L-3’s Chief Executive Officer and all executives who directly report to him, including the other named executive officers. Key areas of responsibility for the Committee are described in “The Board of Directors and Certain Governance Matters – Committees of the Board of Directors” beginning on page 37.

Role of Management and the Chief Executive Officer. The Company’s human resources, finance and legal departments assist the Committee in the design and development of competitive compensation programs by providing data and analyses to the Committee and FW Cook, the Committee’s independent compensation consultant, in order to ensure that L-3’s programs and incentives align with and support the Company’s business strategy. Management also recommends incentive plan metrics, performance targets and other plan objectives to be achieved, based on expected Company performance and subject to Committee approval.

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On an annual basis, the Chief Executive Officer reviews the performance of those executives who report directly to him, including the other named executive officers, relative to their individual goals and Company performance and submits recommendations to the Committee for proposed base salary adjustments, target bonuses and personal ratings, and grant date target values for long-term incentive awards. The Chief Executive Officer also provides the Committee with an annual assessment of his own performance, but otherwise has no role in determining his own compensation. No other executive officer participates in the setting of compensation for himself or any other executive officer.

Role of Compensation Consultants. The Committee has the sole authority to select, retain, terminate and approve the fees payable to outside consultants to provide it with advice on various aspects of executive compensation design and delivery. The Committee retained FW Cook to advise the Committee on executive and non-employee director compensation generally. For a detailed description of FW Cook’s activities for the Committee, see “The Board of Directors and Certain Governance Matters – Compensation Committee Use of Consultants” on page 40.

MIX OF PAY

The Committee believes that L-3’s pay mix strongly supports the Company’s pay-for-performance culture. In 2015, 68% of the Chief Executive Officer’s 2015 target pay was “at risk” and subject to future performance to have any realizable value.

Base salary and restricted stock units (“RSUs”) are the only elements of 2015 target pay that are not contingent on future performance to have value (“fixed” pay). However, they both serve to attract and retain top executive talent, and the use of these pay elements is consistent with competitive market practices. As illustrated below, the mix of incentive compensation for our named executive officers is balanced to avoid the risk of emphasizing short-term gains at the expense of long-term performance. The emphasis on long-term incentives demonstrates our strong commitment to the alignment of management and shareholder interests over time.

2015 Target Pay Mix

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COMPENSATION DISCUSSION AND ANALYSIS

USE OF MARKET DATA AND COMPETITIVE COMPENSATION POSITIONING

Use of Market Data. The Committee believes that the success of our Company is dependent upon its ability to continue to attract and retain high-performing executives. To ensure the comparability of our executive compensation practices and pay levels, the Committee has historically monitored executive pay at leading defense, aerospace and other industrial companies (the “compensation peer group”) with whom L-3 competes for business, executive talent or investor capital. The table below shows the composition of our peer group used to benchmark target pay in 2015, which is identical to the peer group used to benchmark target pay in 2014, except for the addition of Huntington Ingalls Industries as described further below.

2015 Compensation Peer Group
Danaher Corporation	Huntington Ingalls Industries, Inc. (added)	Parker Hannifin Corporation
Eaton Corporation	Leidos Holdings, Inc.	Raytheon Company
General Dynamics Corporation	Lockheed Martin Corporation	Rockwell Collins, Inc.
Harris Corporation	Northrop Grumman Corporation	Textron, Inc.
Honeywell International, Inc.

The Committee evaluates each peer company on an annual basis to determine its continued suitability from a pay benchmarking perspective. The selection criteria examined include:

¡	Operational Fit: companies in the same or similar industries with a comparable business mix and client base, and diversified global operations. Due to the limited number of “pure defense” companies of comparable size, the Committee believes that it is appropriate to include other companies in L-3’s compensation peer group that are similar in size and compete with L-3 for executive talent or investor capital.

¡	Financial Scope: companies of similar size as measured by annual corporate revenues. Most of the peers fall within a range of one-third to three times the size of L-3, and L-3’s revenues are at or near the median of the compensation peer group. In limited circumstances, we have found it appropriate to include companies with revenues that fall both above and below this range if they are proven competitors for business, executive talent or investor capital.

In June of 2014, the Committee conducted its annual review of the suitability of the peer group companies, and determined to add Huntington Ingalls Industries to the peer group for use in benchmarking target pay levels beginning in 2015. Huntington Ingalls is a U.S.-based defense contractor that competes with L-3 for executive talent and investor capital, and has revenues that are smaller than L-3, but within the range of at least one-third of L-3’s revenues.

In reviewing competitive compensation levels, it is the Committee’s practice to consider compensation peer group data for all named executive officers, and, for those named executive officers who are group presidents (Messrs. Kantor and Mega), to also consider general industry compensation data included in third-party surveys because it believes that including a broader industry group more accurately reflects the labor market for these positions and ensures a meaningful sample size given the revenues of the groups they lead. With respect to compensation decisions made by the Committee for Mr. Kantor in 2015, the Committee considered competitive compensation levels based on the average of the compensation peer group data and survey data from the Towers Watson Executive Compensation Database General Industry survey. For Mr. Mega, the Committee only considered competitive compensation levels based on the survey data, as Mr. Mega was not a named executive officer at the time of the Committee’s review. The survey data is size-adjusted by FW Cook to reflect each group’s annual revenues, and is used to provide a supplemental market reference.

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Competitive Market Positioning. The Committee’s practice is to make pay decisions regarding the elements of compensation that compose each named executive officer’s target pay (base salary, target bonus and grant date target value of long-term incentives) in February of each fiscal year. As part of its decision-making process, the Committee compares each named executive officer’s target pay for the fiscal year against the market median; however, the Committee does not use market data in isolation in determining pay. Instead, competitive market data serves as one of many considerations used by the Committee in determining base salary adjustments and target pay opportunities for both annual and long-term incentives. The primary factors considered by the Committee in making its annual pay determinations is shown below.

Target Pay Determinants
• Positioning to competitive market median	• Long-term financial and individual performance	• Role and responsibilities relative to benchmark
• Competitive mix of fixed and at-risk pay	• Tenure and experience in role	• Internal pay equity
• Competitive mix of cash and equity	• Expected future contributions and market conditions	• Prior year’s compensation levels

For 2015, the target pay for each of our named executive officers was within a competitive range that approximates 85% to 115% of market median.

ELEMENTS OF 2015 TARGET PAY

Base Salary

Base salary serves as the foundation of an executive’s compensation and is an important component in L-3’s ability to attract and retain executive talent. On an individual basis, the Committee considers each executive’s role and responsibilities, experience, tenure, business results and individual performance, competitive market pay levels, and internal pay equity considerations in making base salary adjustments. In 2015, the Committee increased the Chief Executive Officer’s base salary by 3.0%. The Committee also approved base salary increases of 3.0% to 3.1% for Messrs. Brunson, Kantor, and Mega to maintain competitive positioning as compared to market levels. All base salary increases for 2015 were approved by the Committee on February 17, 2015 and made effective on April 1, 2015.

	2015 Salary (in thousands)	2014 Salary (in thousands)	Percent Change
Michael T. Strianese	$1,390	$1,350	3.0%
Ralph G. D’Ambrosio	695	695	—
Curtis Brunson	670	650	3.1%
Steve Kantor	692	672	3.0%
John S. Mega	541	525	3.0%

Note: Amounts reflect annualized base salary rates in effect at the end of the fiscal years indicated.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

The annual incentive plan provides senior executives with the opportunity to earn annual cash incentive awards based on corporate, group and individual performance relative to pre-established internal targets.

Award Determination under Annual Incentive Plan
•	Performance criteria defined at the beginning of the performance period
•	Performance compared to pre-established goals
•	For corporate named executive officers, financial performance is based on consolidated EPS and FCF results
•	For group presidents, financial performance is primarily based on the operating income (“OI”) and FCF results for their respective groups, with additional consideration given to consolidated EPS and FCF
•	Individual performance measured based on pre-established goals and assigned specific weighting
•

Payouts can range from 0% to 225% of target bonus based on performance

¡     0% to 200% of target bonus can be earned by the CEO, and the other named executive officers who are not group presidents

¡     For group presidents, up to an additional 25% of the target bonus can be earned based on achievement of organic OI growth

The Committee established the 2015 corporate and group financial targets under the annual incentive plan, as well as individual performance goals and weightings, in February 2015. The corporate financial targets were based on management’s most recent consolidated internal financial plan presented to L-3’s Board of Directors (the “2015 Plan”), which formed the basis for L-3’s financial guidance for 2015 EPS and FCF disclosed to investors in January 2015. The individual group financial targets were based on internal group financial plans that were consistent with the 2015 Plan.

Based on L-3’s actual 2015 financial performance relative to plan and the Committee’s assessment of the named executive officers’ individual performance for 2015, the Committee approved 2015 annual incentive payouts for the named executive officers as detailed in the steps below.

STEP 1. Determine target bonus at beginning of fiscal year

Annual incentive plan (“AIP”) target bonuses are set as a percent of base salary in connection with the determination of target pay for each named executive officer. The 2015 target bonus for each of the named executive officers was held constant, as a percentage of their respective base salaries, from 2014 levels.

	2015 Salary (in thousands)	2015 AIP Target Bonus (%)	2015 AIP Target Bonus (in thousands)
Michael T. Strianese	$1,390	165%	$2,294
Ralph G. D’Ambrosio	695	90%	626
Curtis Brunson	670	90%	603
Steve Kantor	692	100%	692
John S. Mega	541	100%	541

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COMPENSATION DISCUSSION AND ANALYSIS

STEP 2. Determine the financial rating based on performance for the fiscal year

Financial ratings are based on a weighted-average assessment of L-3’s consolidated performance (or, for group presidents, both L-3’s and their respective group’s performance) relative to pre-established targets for key financial measures. For corporate named executive officers, our annual incentive plan is focused on L-3’s consolidated EPS and FCF performance (with FCF calculated as net cash from operating activities from continuing operations, less capital expenditures, net of dispositions) because we believe that these metrics constitute two of the most important financial measures that create shareholder value. For group presidents, our plan emphasizes the respective group’s OI and FCF performance because we consider them to be important financial measures that group presidents can directly influence in order to increase L-3’s consolidated EPS and FCF. Our plan also takes into account L-3’s consolidated EPS and FCF results in evaluating group presidents’ financial ratings in order to provide a degree of alignment for group presidents with L-3’s overall performance. The table below provides the relative weightings of these performance measures that are utilized in evaluating each named executive officer’s financial rating. We believe that the weightings appropriately reflect the importance of these measures to our overall financial success.

Corporate Executives		Group Presidents
Financial Measure	Weight	Financial Measure	Weight (by measure)		Weight (corporate/group)	Final Effective Weighting

Consolidated EPS Consolidated FCF	80% 20%	Consolidated EPS Consolidated FCF	80% 20%	}	25%	20% 5%

		Group OI Group FCF	80% 20%	}	75%	60% 15%
Total	100%	Total				100%

Pay-for-Performance: A financial rating of 100% indicates weighted-average performance at target levels (that is, at plan). Performance that exceeds plan by 15% (or by 25% for group presidents) results in a maximum financial rating of 200%. If performance is below plan by 15% (or by 25% for group presidents), this results in a threshold financial rating of 50%. If performance is below threshold, this results in a financial rating of zero. Performance is interpolated between these points. Based on the increased range of volatility for group-level financial results as compared to L-3’s consolidated financial results, we believe it is appropriate to consider a wider range of performance at the group level.

Performance Level	Corporate Executives (% of Plan Performance)		Group Presidents (% of Plan Performance)		Financial Rating
Maximum	≥	115%	≥	125%	200%
Target		100%		100%	100%
Threshold		85%		75%	50%
Below Threshold	<	85%	<	75%	0%

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COMPENSATION DISCUSSION AND ANALYSIS

For purposes of calculating actual financial results under the annual incentive plan, the Committee excludes the effects of pre-established categories of items that it believes are not reflective of operating performance. These categories have not been modified since 2012. Accordingly, in February 2015, the Committee determined to exclude the following pre-established categories of adjustments in calculating L-3’s consolidated EPS and FCF under the plan for 2015, as applicable:

L-3 Consolidated EPS Adjustments	L-3 Consolidated FCF Adjustments

•    Impairment losses on goodwill and other intangible assets, or on debt or equity investments

•    Gains or losses on retirement of debt, or on asset dispositions

•    Extraordinary gains and losses under U.S. generally accepted accounting principles (“GAAP”)

•    Non-cash gains or losses on discontinued operations

•    New accounting standards required to be adopted under GAAP or SEC rules

•    Gains or losses on litigation matters at or exceeding $5 million individually or $25 million in the aggregate

•    Gains or losses related to the resolution of income tax contingencies for business acquisitions which existed at the date of acquisition

•    Discretionary contributions to pension plans that exceed the amount forecasted in L-3’s plan established in February of the fiscal year

•    Premiums and other payments in excess of principal and interest associated with the retirement of debt, including income taxes incurred in connection with the debt retirement

•    Tax payments or benefits associated with gains or losses on business divestitures in determining net cash from operating activities

The group OI and FCF performance targets are subject to adjustment based on acquisitions or dispositions that occur during the fiscal year, or to account for internal realignments that result in business units being transferred from one group to another group during the fiscal year. In addition, the group OI and FCF results reflect adjustments to account for the impact of non-operational items that were not anticipated at the time the group performance targets were established.

In connection with its evaluation of L-3’s performance under the annual incentive plan, the Committee also reviewed the impact of the Company’s share repurchase program on its actual consolidated EPS results for 2015, and concluded that no further adjustment to the Company’s actual EPS results for 2015 was warranted because the Company’s actual weighted average diluted shares outstanding for 2015 was materially consistent with the 2015 Plan assumptions.

Each named executive officer’s 2015 financial rating, based on actual performance relative to their performance targets, is set forth in the following table.

2015 Financial Performance Achieved Relative to Plan

	Corporate Level Financial Performance						Group Level Financial Performance						Financial Rating
	Earnings Per Share			Free Cash Flow (in millions)			Operating Income (in millions)			Free Cash Flow (in millions)
	Actual(1)	Plan	Weight	Actual(1)	Plan	Weight	Actual(1)	Plan	Weight	Actual(1)	Plan	Weight
Michael T. Strianese	$7.09	$7.50	80%	$899	$925	20%	—	—	—	—	—	—	84%
Ralph G. D’Ambrosio	$7.09	$7.50	80%	$899	$925	20%	—	—	—	—	—	—	84%
Curtis Brunson	$7.09	$7.50	80%	$899	$925	20%	—	—	—	—	—	—	84%
Steve Kantor	$7.09	$7.50	20%	$899	$925	5%	$535	$525	60%	$503	$455	15%	107%
John S. Mega	$7.09	$7.50	20%	$899	$925	5%	$201	$178	60%	$300	$225	15%	147%

(1)	Actual results reflect the effects of the pre-established categories of adjustments described above.

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COMPENSATION DISCUSSION AND ANALYSIS

STEP 3. Determine personal rating based on individual performance

Personal ratings are based on the assessment of an executive’s performance relative to pre-determined individual goals. The personal rating can range from 0% to 200% of target. The Chief Executive Officer provides individual performance assessments and recommends personal ratings for the Committee’s consideration for all executives who report directly to him, including the other named executive officers, based on the factors in the table below. The Chief Executive Officer also submits a self-assessment addressing factors listed for him, but makes no recommendation as to his own personal rating. The Committee determines the Chief Executive Officer’s performance rating based on the factors indicated below and following input from the other independent members of the Board of Directors.

Michael T. Strianese (Chairman and Chief Executive Officer)	Ralph G. D’Ambrosio (Senior Vice President and Chief Financial Officer)	Curtis Brunson (Executive Vice President of Corporate Strategy and Development)	Steve Kantor (Senior Vice President and President of Electronic Systems Group)	John S. Mega (Senior Vice President and President of Communication Systems Group)

• Company financial performance

• Market positioning

• Optimizing operations

• Internal collaboration

• Leadership

• Enterprise risk management

• Corporate governance

• Strategic planning

• Succession planning

• Internal/external communications

• Board relations

• Timely and
accurate financial reporting and forecasting

• Management of capital structure, liquidity and capital allocation

• Internal management reporting and external financial reporting

• Internal controls over financial reporting

• Investor relations

• Enterprise risk management

• Mergers, acquisitions and divestitures

• Tax planning and strategies

• Business development

• Strategic customer relationships

• Guidance of strategic growth pursuits

• Development of products and services in international markets

• Research and development

• Customer service

• Leadership in engineering and technology initiatives

• Group financial performance

• Winning important re-competitions and new business contracts

• Market share gains

• Program performance

• Cost savings initiatives

• International expansion

• Internal collaboration

• Developing adjacent markets

• Research and development

• Group financial performance

• Winning important re-competitions and new business contracts

• Market share gains

• Program performance

• Cost savings initiatives

• International expansion

• Internal collaboration

• Developing adjacent markets

• Research and development

STEP 4. Determine total rating

Each executive’s total rating determines the potential payout under the annual incentive plan and is equal to the weight-adjusted sum of the financial and individual ratings.

	Corporate Executives (weight)	Group Presidents (weight)
Financial Rating	80%	67%
Personal Rating	20%	33%
Total Rating	100%	100%

Annual Incentive Plan Payout Formula	Total Rating = [Financial Rating x Weight] + [Personal Rating x Weight] Potential Annual Incentive Plan Payout ($) = Target Bonus ($) x Total Rating

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COMPENSATION DISCUSSION AND ANALYSIS

STEP 5. For Group Presidents, determine organic growth adjustment

For Group Presidents, the final annual incentive payout may be adjusted upwards by up to an additional 25% of their target bonus under the formulaic plan design. This performance modifier is intended to incentivize Group Presidents to drive organic growth in their respective groups as measured by OI. Organic OI growth of 5.0% or above triggers the maximum adjustment of 25% of target bonus. Payouts for organic growth between zero and the maximum level are adjusted based on the graduated scale in the table to the right, with performance interpolated between these points.

Organic Operating Income Growth	Growth Adjustment (% of Target Bonus)
0.0%	0.0%
0.6%	1.5%
1.3%	3.0%
1.9%	6.0%
2.5%	9.0%
3.1%	13.0%
3.8%	17.0%
4.4%	21.0%
5.0% or above	25.0%

For 2015, Mr. Mega’s group, Communication Systems, achieved organic OI growth of 12.3%. Accordingly, Mr. Mega received 25.0% of his 2015 target bonus as part of his annual incentive award payout. Mr. Kantor’s group did not achieve organic OI growth for 2015, and, accordingly, he did not receive an OI growth-based adjustment to his annual incentive award payout.

STEP 6. Discretionary Adjustment

Notwithstanding the achievement of any of the aforementioned performance criteria, the Committee retains the ability to apply negative discretion to reduce awards that would otherwise be considered “earned” based on the formulaic plan design. For 2015, management believed that the corporate financial rating calculated under the annual incentive plan of 84%, while below target, did not sufficiently reflect all aspects of the Company’s performance for 2015, including non-cash goodwill impairment charges. While non-cash goodwill impairment charges are excluded from performance calculations under the annual incentive plan, management recognized that the amount of such charges incurred for 2015 was substantial, including with respect to our continuing operations and as compared to prior years. Therefore, prior to the Committee’s determination of the awards to be approved under the annual incentive plan for the named executive officers, Mr. Strianese recommended and the Committee agreed, that payouts for the corporate named executive officers be reduced by 50%, and that the corporate rating used in the calculation of payouts to the group named executive officers be reduced by 50%.

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COMPENSATION DISCUSSION AND ANALYSIS

CEO ANNUAL INCENTIVE AWARD CALCULATION: Detailed below are the calculation steps used to determine the Chief Executive Officer’s 2015 annual incentive plan payout.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 Annual Incentive Plan Payouts. The table below lists the final 2015 annual incentive plan payments to the named executive officers that were approved by the Committee. These payments represent substantial reductions from the amounts earned by the named executive officers under the annual incentive plan for 2014. For a further discussion, see Note 4 to the “Summary Compensation Table” beginning on page 69.

2015 Annual Incentive Plan Payouts
	2015 AIP Target Step 1	Total Rating Steps 2-4	Organic Growth Adjustment Step 5	Formulaic AIP Payout Subtotal	Discretionary Adjustment Step 6	2015 AIP Payout Total
Michael T. Strianese	$2,293,500	83%	N/A	$1,903,605	$(951,805)	$951,800
Ralph G. D’Ambrosio	625,500	83%	N/A	519,165	(259,165)	260,000
Curtis Brunson	603,000	83%	N/A	500,490	(250,490)	250,000
Steve Kantor	692,000	134%	0.0%	927,280	(47,280)	880,000
John S. Mega	541,000	140%	25.0%	892,650	(37,650)	855,000

Long-Term Incentives

Long-term incentives are intended to align the interests of the named executive officers with shareholders by linking a meaningful portion of executive pay to shareholder value creation over a multi-year period. Long-term incentives are also provided to drive the performance of our long-term business strategy, engage and retain our key executives, and facilitate ownership of our Common Stock. The table below details the long-term incentive vehicles granted in 2015, and their respective weights as a percentage of the total grant date target value of the long-term incentives awarded. The forms and weightings of the long-term incentives awarded in 2015 are substantially identical to those awarded in 2014.

Long-term Incentive	Weight	Rationale	Performance Criteria & Other Features
Stock Options	30%	• Stock price appreciation • Stock ownership and capital accumulation

•    Ultimate value dependent on stock price appreciation

•    Vests in equal annual increments over three years and has a 10-year term

•    Exercise price equal to the closing price of our Common Stock on the date of grant

•   Grants to the Chief Executive Officer include additional performance vesting conditions as described below under “Stock Options”

RSUs	30%	• Retention • Stock ownership and capital accumulation	• Ultimate value dependent on stock price • Vest at the end of three years
Performance Awards	40%	• Stock price appreciation • Stock ownership and capital accumulation for performance units • Motivates achievement of long-term business strategy

•    50% Performance Cash: vests at the end of a three-year period based on TSR relative to performance peer group and is paid in cash

•    50% Performance Units: vest at the end of a three-year period based on EPS performance and are paid in shares of Common Stock

•    The actual percentages of the awards that vest range from 0 to 200% of target, based on performance

For purposes of allocating the total grant date target value of long-term incentives approved by the Committee in accordance with the weightings listed above, stock options are valued based on their grant date fair value for financial reporting purposes, RSUs are valued based on the total number of units awarded multiplied by the closing price of our Common Stock on the grant date, performance cash is valued based on the target dollar value at the time the award is made, and performance units are valued based on the target number of units awarded multiplied by the closing price of our Common Stock on the grant date.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 Grant Date Target Values for Long-Term Incentive Awards. In connection with determining the total grant date target value of the long-term incentives awarded to each named executive officer, the Committee primarily considered the following factors:

¡	Competitive market median pay levels in the context of target pay as described in the section “Use of Market Data and Competitive Compensation Positioning” beginning on page 52;

¡	The grant date target value of the prior year’s long-term incentive awards;

¡	The long-term performance of the named executive officer;

¡	The scope of responsibility of the named executive officer relative to the other participants in the long-term incentive program; and

¡	In the case of the named executive officers other than Mr. Strianese, the long-term incentive award recommendation of Mr. Strianese.

¡	In the case of Mr. D’Ambrosio, the 2014 internal review discussed above.

	2015 Grant Date Target Value (in thousands)	2014 Grant Date Target Value (in thousands)	Percent Change
Michael T. Strianese	$10,000	$10,000	—
Ralph G. D’Ambrosio	2,500	2,700	-7%
Curtis Brunson	2,700	2,700	—
Steve Kantor	1,650	1,650	—
John S. Mega	900	900	—

Stock Options. Stock options are a regular component of our long-term incentive program. Stock options directly align the long-term interests of our executives with those of shareholders because they provide value only if the price of our Common Stock increases after the options are granted. Stock options are granted with an exercise price equal to the closing price of our Common Stock on the date of grant, vest in equal annual increments over a three-year period and expire ten years from the grant date.

Consistent with the efforts undertaken by the Committee since 2012 to strengthen the performance-based orientation of our executive compensation programs, the Committee continued to include performance-based vesting conditions on the stock options granted to our Chief Executive Officer in 2015. As a result,

¡	50% of these stock options would vest only if L-3’s consolidated EPS for the fiscal year ended December 31, 2015 is at least $6.38; and

¡	50% of these stock options would vest only if L-3’s consolidated FCF for the fiscal year ended December 31, 2015 is at least $786 million.

In the event that one or both of the performance conditions were not satisfied, the stock options that fail to vest as a result would be forfeited.

Consistent with the terms of last year’s CEO stock option grant, the performance-based vesting requirements for EPS and FCF under the CEO stock options granted in 2015 represent a 15% reduction from the corporate financial targets for these measures for 2015 established by the Committee in February 2015 under the annual incentive plan.

For purposes of evaluating whether the performance conditions have been satisfied, L-3’s consolidated EPS and FCF results for 2015 are required to be calculated on the same basis as the methodology used to determine performance for these measures under L-3’s annual incentive plan. In February 2016, the Committee determined that both the EPS and FCF performance conditions of the stock options granted to Mr. Strianese in 2015 were satisfied.

Performance Awards. The performance awards granted by the Committee in 2015 were equally weighted between performance cash earned on the basis of relative TSR and performance units earned on the basis of cumulative EPS results, in each case for the three-year period ending December 31, 2017. The payout ultimately earned can range from zero to 200% of

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COMPENSATION DISCUSSION AND ANALYSIS

the target amount of cash or stock, in each case based on actual performance relative to the pre-determined goals. The Committee chose relative TSR and cumulative EPS because it believes that they are aligned with shareholder value creation both directly (relative TSR) and indirectly (EPS).

Performance Cash: Relative TSR (50% weighting; denominated and paid in cash)			Performance Units: EPS (50% weighting; denominated and paid in stock)
Level	Relative TSR	Payout*	Level	EPS	Payout*
Maximum	≥75th Percentile	200%	Maximum	≥$26.06	200%
Target	50th Percentile	100%	Target	$24.24	100%
Threshold	25th Percentile	25%	Threshold	$22.42	50%
Below Threshold	<25th Percentile	0%	Below Threshold	<$22.42	0%
*Interim points are interpolated.			*Interim points are interpolated.

While the Committee has elected to use EPS as a performance measure for both the annual incentive plan and the long-term performance awards, the performance requirements under these plans are designed so that the resulting payouts under the plans reflect different and important aspects of Company performance that are not duplicative. Payouts under the annual incentive plan take into account EPS performance for a single fiscal year, while payouts under the long-term performance awards require EPS performance to be sustained and measured over a three-year period. The Committee believes it is appropriate to separately reward annual and long-term EPS performance achievements because of the importance of EPS in creating shareholder value.

With respect to the terms of the TSR-based performance awards granted in 2015, the Committee made incremental changes intended to reflect prevailing market practices. The performance range was revised to be symmetrical both above and below the Target (50th percentile) performance goal. Accordingly, the Threshold and Maximum performance goals were set at the 25th and 75th percentiles, respectively. In addition, the payout for performance at Threshold was reduced to be 25% of the target amount of cash underlying the award.

Relative Benchmark for the TSR-Based Performance Awards. In 2015, the Committee elected to use the same benchmark used in 2014 for assessing relative TSR performance. This benchmark consists of a custom peer group (the “performance peer group”) of 14 companies with a sales mix that is heavily weighted towards sales to the DoD and the defense industry, and which include the primary U.S. public company competitors for each of L-3’s reporting segments. The companies included in the performance peer group at the time of grant are listed below.

Performance Peer Group
BAE Systems	Huntington Ingalls Industries, Inc.	Orbital ATK
CACI International Inc	Leidos Holdings, Inc.	Raytheon Company
Exelis Inc.(1)	Lockheed Martin Corporation	Rockwell Collins, Inc.
General Dynamics Corporation	ManTech International Corporation	Textron Inc.
Harris Corporation	Northrop Grumman Corporation

(1)	Exelis Inc. was removed from the peer group upon being acquired by Harris Corporation on May 29, 2015.

Targets for 2015 EPS-Based Performance Awards. The performance targets for the 2015 EPS-based performance awards are based on a three-year forecast presented by management to the Committee in February 2015. The forecast was based on the DoD base budget enacted by Congress for the U.S. Government fiscal year ended September 30, 2015 and an expectation that Congress would provide the DoD with approximately $15 billion per year in relief from the Budget Control Act sequester budget caps between fiscal years ended September 30, 2016 and September 30, 2018. The projected compound annual growth rate (“CAGR”) for these total DoD budgets was approximately -1.6% from the U.S. Government fiscal year ended September 30, 2014 to the U.S. Government fiscal year ended September 30, 2017.

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COMPENSATION DISCUSSION AND ANALYSIS

Given the outlook described above, management’s three-year forecast for cumulative EPS was $24.24, which represents average annual forecasted EPS of $8.08 (or a CAGR of approximately 4.8% from 2014 to 2017). The forecast assumed a CAGR of -0.9% for L-3’s consolidated sales from 2014 to 2017 (which compares favorably to the CAGR of approximately -1.6% for the total DoD budget as described above), and average annual operating margin increases of 40 basis points. The Committee considered these assumptions to be meaningful and rigorous, and set the three-year cumulative EPS target for the 2015 EPS-based performance awards based on management’s forecast of $24.24. Consistent with the performance range for the 2014 EPS-based performance awards, the Committee set the threshold and maximum EPS performance goals under the 2015 performance unit awards based on a range of ±7.5% of the target three-year goal.

For purposes of calculating actual financial results for the performance units, EPS is required to be calculated on the same basis as the methodology used to determine EPS performance under L-3’s annual incentive plan.

RSUs. RSUs are a regular component of our long-term incentive program. The Committee believes that RSUs enhance retention of L-3’s senior executives. The Committee may also make these awards to recognize increased responsibilities or special contributions, to attract new executives, to retain executives or to recognize other special circumstances. RSU grants generally have the following characteristics:

¡	automatically convert into shares of our Common Stock on the vesting date;

¡	vest three years from the grant date; and

¡	accumulate cash dividend equivalents payable in a lump sum contingent upon vesting.

RSU grants to senior executives are also subject to performance-based forfeiture conditions intended to qualify the compensation paid under these awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. For a further discussion, see “– Tax Considerations” on page 65 and Note 4 to the “2015 Grants of Plan Based Awards” table on page 72.

PAYMENT OF PERFORMANCE AWARDS FOR THE 2013-2015 AWARD CYCLE

At its February 16, 2016 meeting, the Committee reviewed and certified the results for the performance awards granted to named executive officers in 2013. Payouts under the 2013 performance awards were contingent upon L-3’s EPS and relative TSR achievements over the three-year performance period ending December 31, 2015. The Company achieved cumulative EPS of $23.07, resulting in the vesting of 54.84% of the target number of EPS-based performance units originally awarded in 2013. With respect to the performance cash awards based on relative TSR performance, L-3’s TSR was below the 40th percentile threshold requirement, and as a result, no payout was made with respect to these awards. The EPS-based performance units earned were paid in shares of Common Stock.

In connection with its evaluation of L-3’s actual results under the EPS-based performance units, the Committee considered the impact of the Company’s share repurchase program on the Company’s cumulative EPS for the three-year performance period ending December 31, 2015, and concluded that the Company’s actual weighted average diluted shares outstanding for each of the three years of the performance period was materially consistent with the forecast assumptions upon which the performance goals for the awards were based.

EXECUTIVE BENEFITS AND PERQUISITES

Retirement Plans. L-3 provides retirement benefits as part of a competitive compensation package to retain key employees. All of L-3’s named executive officers other than Mr. Mega participate in the L-3 Communications Corporation Pension Plan (the “Corporate Plan”), which is a tax-qualified defined benefit plan, and in a nonqualified supplemental executive retirement plan (the “Restoration SERP”). Mr. Mega participates in The Narda Microwave Pension Plan (the “Narda Plan”), which is also a tax-qualified defined benefit plan, and the Restoration SERP. The Restoration SERP fills the gap in benefits that are not accrued under the Corporate Plan or the Narda Plan due to limits imposed by the Internal Revenue Code. In the case of Mr. Mega, the Restoration SERP also takes into consideration eligible bonuses such as payouts under our annual incentive plan (which are included as earnings under the Corporate Plan, but are not included under the Narda Plan). These tax-qualified defined benefit plans and the Restoration SERP are designed such that a named executive officer with 30 years of employment by L-3 would receive a combined annual amount of up to approximately 45% to 55% of their final average cash compensation (base salary and annual incentive payouts). See “2015 Pension Benefits” beginning on page 76 for additional details.

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COMPENSATION DISCUSSION AND ANALYSIS

It is the Committee’s practice to periodically review the plan design and benefit levels of our retirement plans to ensure that they are consistent with the pay practices of our compensation peer group. The Committee most recently performed this review in 2014, and concluded that the benefits provided under these plans to our named executive officers were consistent with market median levels.

Deferred Compensation Plans. L-3 sponsors two nonqualified deferred compensation plans, the L-3 Communications Corporation Deferred Compensation Plan I and the L-3 Communications Corporation Deferred Compensation Plan II, to a select group of highly compensated executives, including our named executive officers, as a competitive practice. These plans allow for voluntary deferrals by executives, including the named executive officers, of up to 50% of base salary and 100% of annual incentive payouts into an unfunded, nonqualified account. There are no company contributions under these plans, and deferred amounts earn interest at the prime rate.

Employment, Severance and Change in Control Arrangements. L-3 does not have any employment agreements with its named executive officers nor do we have any severance arrangements other than in connection with a change in control. L-3’s named executive officers are covered under the L-3 Change in Control Severance Plan (the “Change in Control Severance Plan”), which provides for specified severance benefits in the event of termination by the Company without cause or by the employee for good reason following a change of control. The purpose of these arrangements is to preserve morale and productivity, and encourage retention, in the face of the disruptive impact of a change in control. Severance benefits under the Change in Control Severance Plan are market competitive and do not provide tax gross-ups. See “Potential Payments Upon Change in Control or Termination of Employment” beginning on page 81 for additional details.

Perquisites. L-3 provides the named executive officers with modest perquisites consistent with competitive practices. In 2015, the named executive officers were eligible for an annual executive physical, supplemental life insurance and participation in an executive medical plan. We provide our Chief Executive Officer with a car and security driver, and access to L-3’s fractionally-owned aircraft for occasional personal use. Our corporate aircraft policy requires that our Chief Executive Officer reimburse the Company for the incremental costs incurred in connection with his personal use of the aircraft. We also maintain a key employee relocation policy applicable to management employees generally.

STOCK OWNERSHIP GUIDELINES AND RETENTION REQUIREMENTS

L-3’s stock ownership guidelines reflect the Committee’s belief that executives should accumulate a meaningful level of ownership in Company stock to align their interests with those of our shareholders. The Chief Executive Officer is required to maintain a level of ownership that is equivalent in value to at least six times his base salary. Minimum ownership requirements for senior executives, other than the Chief Executive Officer, range from one and a half to three times base salary depending on roles and organizational levels. The Committee reviews progress towards guideline achievement annually. Each executive subject to stock ownership guidelines is required to retain 75% of net shares (after payment of fees, taxes and exercise prices, if applicable) acquired upon the vesting of stock awards or the exercise of stock options until the required multiple of base salary is met.

The stock ownership of our named executive officers as of December 31, 2015 as compared to our guideline and retention requirements is as follows:

	Ownership Guideline (multiple of salary)	Stock Ownership (in dollars)	Stock Ownership (multiple of salary)	Subject to Retention Ratio
Michael T. Strianese	6.0	$21,329,792	15.3	No
Ralph G. D’Ambrosio	3.0	5,514,459	7.9	No
Curtis Brunson	3.0	9,778,410	14.6	No
Steve Kantor	3.0	4,406,020	6.4	No
John S. Mega	3.0	2,147,551	4.0	No

“Stock ownership” is defined to include shares of Common Stock held outright, shares and share equivalents held in benefit plans, and unvested RSUs. Unvested performance units and unexercised stock options are not included in this calculation.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION CLAWBACK POLICY

Under L-3’s clawback policy, the Company may recoup and/or cancel any incentive-based compensation, including equity-based compensation, awarded to executives on or after the effective date of the policy (January 1, 2012) under the following circumstances:

¡	The award was predicated upon the achievement of financial results that were subsequently the subject of a material restatement of L-3’s financial statements;

¡	The executive’s fraud or willful misconduct was a significant contributing cause to the need for the restatement; and

¡	A smaller award would have been earned under the restated financial results.

Subject to the discretion and approval of the Board of Directors, the Company will, to the extent permitted by law, seek to recover the amount of incentive compensation paid or payable to the executive in excess of the amount that would have been paid based on the financial restatement.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Our policies prohibit the hedging or pledging of L-3 stock by all executives, employees and non-employee directors.

COMPENSATION RISK ASSESSMENT

The Committee reviews and discusses with management, on at least an annual basis, management’s assessment of whether risks arising from the Company’s compensation policies and practices for all employees, including executive officers, are reasonably likely to have a material adverse effect on the Company. As part of the 2015 assessment performed by L-3, the following were determined on a collective basis for L-3 and its subsidiaries:

¡	no business unit carries a significant portion of the Company’s risk profile;

¡	the Company’s compensation policies and practices are not structured differently from one business unit to another in any material respect;

¡	incentive compensation expense is not a significant percentage of the Company’s sales;

¡	the Company’s compensation programs do not vary significantly from the overall risk and reward structure of the Company;

¡	the Company’s long-term incentive awards are intended to align the interests of the Company’s executives and key employees with those of shareholders by linking a meaningful portion of their compensation to value creation over a multi-year period (and, with respect to senior executives, by utilizing overlapping performance periods and multiple performance measures such as relative TSR and cumulative EPS) to promote sustainable, long-term performance;

¡	the Company’s short-term incentive awards, capped at 200% of target for corporate executives and 225% for group presidents, are based upon a variety of financial and nonfinancial performance measures, which, in the Company’s view, reward performance without incentivizing inappropriate risk-taking; and

¡	the Company has policies and procedures that require compensation programs adopted at the subsidiary and business unit level to be reviewed and approved by senior corporate management to, among other things, ensure that none of the Company’s or its subsidiaries’ compensation programs encourage inappropriate risk-taking.

The Committee has also adopted stock ownership guidelines for our senior executives, including our named executive officers, which are intended to align their long-term interests with those of our shareholders and to encourage a long-term focus in managing the Company. For a further discussion, see “Stock Ownership Guidelines and Retention Requirements” on page 64.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets specific requirements. The Committee considers the impact of this rule when developing and implementing its executive compensation programs; however, the Committee reserves the right to provide compensation that is not tax deductible if it believes the value in doing so outweighs the value of the lost tax deduction.

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COMPENSATION DISCUSSION AND ANALYSIS

We intend that the compensation paid under our annual incentive plan and under our long-term incentive awards qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. With respect to our annual incentive plan, we established maximum payment levels under the program in February 2015 using an objective formula based on our 2015 operating income. Similarly, with respect to RSUs awarded to our named executive officers in 2015, we included forfeiture conditions that established maximum grant date fair values using an objective formula based on our 2015 free cash flow. These formulas do not establish any entitlement to payments or awards at the calculated levels. The actual payments under our annual incentive plan for 2015 and the actual grant date fair values of RSUs awarded to our named executive officers in 2015 were less than the amounts generated by the applicable formulas.

In 2015, the portion of the base salary paid to Chief Executive Officer in excess of $1 million does not qualify as tax deductible compensation under Section 162(m). However, the Committee believes that the base salary awarded to our Chief Executive Officer in 2015 is appropriate in light of competitive market practices.

EQUITY GRANT TIMING

The Committee approves all long-term incentive awards to the named executive officers at in-person or telephonic meetings on an annual basis. We do not time the grant of equity awards, including stock options, to precede the release of non-public information. The Committee makes grants on an annual basis at a scheduled meeting in February, and may also grant long-term incentive awards at Committee meetings held in connection with or following new hires or promotions. Under the terms of the Company’s long-term equity incentive plans, the exercise price of each stock option granted is equal to the fair market value of the underlying Common Stock on the date of grant. The Committee does not grant discounted stock options and the Company’s long-term equity incentive plans do not permit stock option repricing without shareholder approval.

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REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to L-3’s Board of Directors that the Compensation Discussion and Analysis be included in L-3’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

In 2015, Robert B. Millard (Chairman), Lewis Kramer and Lloyd W. Newton served as members of the Compensation Committee. In addition, Alan H. Washkowitz served as a member of the Compensation Committee until May 5, 2015, when he retired from the Board of Directors.

Robert B. Millard (Chairman)

Lewis Kramer

Lloyd W. Newton

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TABULAR EXECUTIVE COMPENSATION DISCLOSURE

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chairman and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, and each of our three other most highly compensated executive officers serving at fiscal year-end. These officers are collectively referred to as the named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3)(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)(6) ($)	All Other Compensation(7) ($)	Total(8) ($)
Michael T. Strianese (Chairman and Chief Executive Officer and Director)	2015	1,378,923	5,000,030	3,000,004	951,800	180,986	102,304	10,614,047
	2014	1,350,000	5,000,003	3,000,002	731,600	4,583,292	100,496	14,765,393
	2013	1,311,538	4,999,995	2,999,996	2,713,500	—	99,583	12,124,612
Ralph G. D’Ambrosio (Senior Vice President and Chief Financial Officer)	2015	695,000	1,250,040	750,006	260,000	—	34,133	2,989,179
	2014	689,539	1,350,058	809,990	212,300	1,033,645	34,262	4,129,794
	2013	645,019	1,250,018	749,999	820,000	—	34,810	3,499,846
Curtis Brunson (Executive Vice President of Corporate Strategy and Development)	2015	664,461	1,349,997	810,000	250,000	47,382	67,409	3,189,249
	2014	643,173	1,350,058	809,990	333,900	603,652	64,682	3,805,455
	2013	608,481	1,250,018	749,999	770,000	64,723	52,406	3,495,627

Steve Kantor (Senior Vice President and President of Electronic Systems)	2015	686,461	824,998	495,001	880,000	172,222	81,053	3,139,735
	2014	666,538	825,017	495,003	797,000	713,726	55,421	3,552,705
	2013	634,712	700,007	419,997	850,000	261,404	42,238	2,908,358
John S. Mega (Senior Vice President and President of Communication Systems)(9)	2015	546,927	449,999	269,993	855,000	461,724	42,134	2,625,777

(1)	Represents the grant date fair values of RSUs and performance units, which are calculated in accordance with the accounting standards for share-based compensation using L-3’s stock price on the date of grant. For a discussion of the general terms of RSUs and performance units, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives” beginning on page 60.

RSUs are subject to forfeiture conditions based on L-3’s free cash flow for the fiscal year in which they were granted. For a further discussion of these conditions, see Note 4 to the “2015 Grants of Plan-Based Awards” table beginning on page 72.

The grant date fair value of the performance units assumes that the Target level of performance is achieved, which represents the probable outcome of the performance conditions of the awards on the date of grant. The following table provides the value of the performance units granted in 2015 as of their grant date assuming the Target and Maximum levels of performance are achieved:

Name	Target ($)	Maximum ($)
Michael T. Strianese	2,000,038	4,000,076
Ralph G. D’Ambrosio	500,042	1,000,084
Curtis Brunson	539,999	1,079,998
Steve Kantor	329,999	659,998
John S. Mega	180,000	360,000

(2)

Represents the grant date fair value of stock options, calculated in accordance with the accounting standards for share-based compensation. See Note 17 to the audited consolidated financial statements included in L-3’s 2015 Annual Report on Form 10-K for

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TABULAR EXECUTIVE COMPENSATION DISCLOSURE

a discussion of the assumptions used in calculating equity compensation expense in connection with stock options. For a discussion of the general terms of our stock options, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives – Stock Options” beginning on page 61.

(3)	Amounts reported in this column represent amounts earned under the annual incentive plan for each of the years indicated, although the actual payments were made in the following year. No amounts were earned under long-term performance cash awards whose performance period ended during any of the years indicated. For a further discussion of these awards, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Annual Incentives” beginning on page 54 and “Compensation Discussion and Analysis – Payment of Performance Awards for the 2013-2015 Award Cycle” on page 63.

(4)	For 2014, the amounts reported in this column reflect the amounts earned under the annual incentive plan for 2014 performance, reduced by amounts attributable to the discretionary recalculation of prior payouts based on the revision of L-3’s financial statements for prior years as disclosed in last year’s proxy statement. The table below sets forth the amounts that would have appeared in this column if (a) the amounts reported for 2014 reflected only the amounts earned under the annual incentive plan for 2014 performance (prior to any reduction based on the revision of prior year results), and (b) the amounts reported for 2013 reflected the amounts that would have been earned under the annual incentive plan for 2013 performance had such performance been calculated based on 2013 revised results.

	Non-Equity Incentive Plan Compensation
Name	2015 ($)	2014 ($)	2013 ($)
Michael T. Strianese	951,800	1,871,100	2,409,750
Ralph G. D’Ambrosio	260,000	500,000	722,800
Curtis Brunson	250,000	608,000	680,000
Steve Kantor	880,000	915,000	830,440
John S. Mega	855,000

(5)	Amounts reported in this column represent the increase in the actuarial value of defined benefit plans and also include above-market interest earned on deferred compensation balances. Actuarial value computations are based on assumptions discussed in Note 19 to the audited consolidated financial statements included in L-3’s 2015 Annual Report on Form 10-K.

None of the named executive officers earned above-market interest on deferred compensation balances for 2015 other than Mr. Brunson. The amount reported for Mr. Brunson for 2015 reflects an increase of $44,353 in the actuarial value of defined benefit plans, and $3,029 in above-market interest on deferred compensation balances.

Mr. D’Ambrosio experienced a loss in 2015 of $79,367 in the actuarial value of the defined benefit plans in which he participates. Accordingly, the increase in the actuarial value of defined benefit plans reported for him for 2015 as $0.

(6)	The increases in the actuarial value of defined benefit plans included in this column are strongly correlated with changes in actuarial assumptions made since 2012 as required under GAAP. The table below sets forth the different actuarial assumptions used to calculate the change in pension value for the years indicated:

	Actuarial Assumptions
Year	Discount Rate	Post-Retirement Mortality
2015	4.70%	RP-2014 Annuitant Mortality table (adjusted back to 2006), projected generationally with the 2014 Social Security Administration Intermediate-Cost Projections Scale
2014	4.20%	RP-2014 Annuitant Mortality table (adjusted back to 2006), projected generationally with the 2014 Social Security Administration Intermediate-Cost Projections Scale
2013	5.10%	RP-2000 Annuitant Mortality table, projected 7 years from valuation date
2012	4.20%	RP-2000 Annuitant Mortality table, projected 7 years from valuation date

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TABULAR EXECUTIVE COMPENSATION DISCLOSURE

If no change had been made to the 2012 discount rate and mortality assumptions, the amounts that would have been reported in this column for the named executive officers for 2015, 2014 and 2013 would have been as follows:

	Change in Pension Value and Nonqualified Deferred Compensation Earnings
Name	2015 ($)	2014 ($)	2013 ($)
Michael T. Strianese	1,409,154	1,524,835	1,344,191
Ralph G. D’Ambrosio	257,402	341,021	376,665
Curtis Brunson	158,444	232,173	254,220
Steve Kantor	264,884	336,613	428,598
John S. Mega	710,569

(7)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table above for 2015.

Name	Employer Contribution to Employee Savings Plan ($)	Life Insurance(a) ($)	Medical Insurance Benefits(b) ($)	Other ($)		Total ($)
Michael T. Strianese(c)	16,600	28,380	9,491	47,833	(d)	102,304
Ralph G. D’Ambrosio	10,600	12,144	11,389	—		34,133
Curtis Brunson	16,600	26,318	9,491	15,000	(e)	67,409
Steve Kantor	16,600	44,591	9,491	10,371	(f)	81,053
John S. Mega	7,555	23,190	11,389	—		42,134

(a)	Represents payments of premiums for executive and group term life insurance.

(b)	Represents payments of premiums for a Company-provided executive medical reimbursement plan.

(c)	Mr. Strianese has access to L-3’s fractionally-owned aircraft for occasional personal use. Mr. Strianese is required to and has reimbursed L-3 for all incremental costs incurred by L-3 in connection with his personal use of the aircraft.

(d)	Represents incremental costs of $27,833 associated with the use of a Company car, which include the monthly lease payments, maintenance, gas, tolls, parking and all other costs associated with the car, and payments of $20,000 for financial planning services.

(e)	Represents payments of $15,000 for financial planning services.

(f)	Represents payments of $9,411 for financial planning services and $960 for spousal travel to a Company-sponsored event.

(8)	The amounts in this column include increases in the actuarial value of defined benefit plans reported for each year, which are strongly correlated with changes in actuarial assumptions described in Note 6 above. If no changes had been made to these actuarial assumptions, the amounts that would have been reported in this column for the named executive officers for 2015, 2014 and 2013 would have been as follows:

	Total
Name	2015 ($)	2014 ($)	2013 ($)
Michael T. Strianese	11,842,215	11,706,936	13,468,803
Ralph G. D’Ambrosio	3,246,581	3,437,170	3,876,511
Curtis Brunson	3,300,311	3,433,976	3,685,124
Steve Kantor	3,232,397	3,175,592	3,075,552
John S. Mega	2,874,622

(9)	Mr. Mega was not considered a named executive officer prior to 2015.

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TABULAR EXECUTIVE COMPENSATION DISCLOSURE

2015 Grants of Plan-Based Awards

The following table provides information regarding: (1) annual incentive plan awards and three-year performance cash awards under the L-3 Communications Holdings, Inc. 2012 Cash Incentive Plan, and (2) performance units, RSUs and stock options under the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan. Plan-based awards are generally granted to the named executive officers on an annual basis in February.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael T. Strianese	AIP(1)	2/17/15	—	2,293,500	4,587,000
	PCA(2)	2/17/15	1,000,000	2,000,000	4,000,000
	PU(3)	2/17/15				7,734	15,467	30,934			2,000,038
	RSU(4)	2/17/15				—	23,200	23,200			2,999,992
	Option(5)	2/17/15				73,458	146,915	146,915		129.31	3,000,004
Ralph G. D’Ambrosio	AIP(1)	2/17/15	—	625,500	1,251,000
	PCA(2)	2/17/15	250,000	500,000	1,000,000
	PU(3)	2/17/15				1,934	3,867	7,734			500,042
	RSU(4)	2/17/15				—	5,800	5,800			749,998
	Option(5)	2/17/15							36,729	129.31	750,006
Curtis Brunson	AIP(1)	2/17/15	—	603,000	1,206,000
	PCA(2)	2/17/15	270,000	540,000	1,080,000
	PU(3)	2/17/15				2,088	4,176	8,352			539,999
	RSU(4)	2/17/15				—	6,264	6,264			809,998
	Option(5)	2/17/15							39,667	129.31	810,000
Steve Kantor	AIP(1)	2/17/15	—	692,000	1,557,000
	PCA(2)	2/17/15	165,000	330,000	660,000
	PU(3)	2/17/15				1,276	2,552	5,104			329,999
	RSU(4)	2/17/15				—	3,828	3,828			494,999
	Option(5)	2/17/15							24,241	129.31	495,001
John S. Mega	AIP(1)	2/17/15	—	541,000	1,217,250
	PCA(2)	2/17/15	90,000	180,000	360,000
	PU(3)	2/17/15				696	1,392	2,784			180,000
	RSU(4)	2/17/15				—	2,088	2,088			269,999
	Option(5)	2/17/15							13,222	129.31	269,993

(1)	Represents the Threshold, Target and Maximum cash payout opportunities for fiscal 2015 under the annual incentive plan, which were established by the Compensation Committee in February of 2015. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Annual Incentives” beginning on page 54.

(2)	Represents long-term performance cash awards granted to the named executive officers. The final value of each award will vary based upon L-3’s relative TSR achieved over the three-year performance period beginning January 1, 2015 and ending December 31, 2017 in relation to performance goals established by the Compensation Committee in February 2015. The amounts disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the amounts of cash to be paid assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Compensation Committee for these awards over the performance period. See “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives – Performance Awards” beginning on page 61 for a further discussion of the performance cash awards. See “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 82 for a discussion concerning the effect of a change in control or termination of employment on outstanding performance cash awards.

(3)

Represents performance units granted to the named executive officers, which are payable in shares of our Common Stock at the end of the performance period. The final number of shares of our Common Stock issuable for each unit will vary based upon L-3’s EPS achieved over the three-year performance period beginning January 1, 2015 and ending December 31, 2017 in relation to performance goals established by the Compensation Committee in February 2015. The amounts disclosed in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the shares of our Common Stock issuable assuming achievement of

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the specific Threshold, Target or Maximum levels of performance established by the Compensation Committee for these units over the performance period. See “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives – Performance Awards” beginning on page 61 for a further discussion of the performance units. See “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 82 for a discussion concerning the effect of a change in control or termination of employment on outstanding performance units. The amounts disclosed in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair values of the performance unit awards assuming that the Target level of performance for the awards is achieved, as calculated in accordance with the accounting standards for share-based compensation.

(4)	Represents RSUs granted to the named executive officers, which vest three years after the grant date and are subject to forfeiture conditions based on a grant date fair value limit equal to 0.5% of L-3’s 2015 free cash flow (or 1.0% of L-3’s 2015 free cash flow, in the case of the RSUs granted to Mr. Strianese). If the grant date fair value of an executive’s RSU award exceeds the applicable limit, then the portion of the executive’s award exceeding this limit is forfeited. The Threshold level of performance reported in table above assumes that L-3’s 2015 free cash flow is negative, resulting in the forfeiture of all RSUs. The Target and Maximum levels of performance reported in table above assume that L-3’s 2015 free cash flow is sufficient to avoid any forfeiture of the RSUs. The calculation of free cash flow under these awards is identical to the calculation of free cash flow under the annual incentive plan for fiscal 2015 performance. The amounts disclosed in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair values of the RSU awards assuming that L-3’s 2015 free cash flow is sufficient to avoid any forfeiture of the awards, as calculated in accordance with the accounting standards for share-based compensation. For a discussion of the free cash flow calculation, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Annual Incentives” beginning on page 54. For a further discussion of our RSUs, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives – RSUs” on page 63. For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 82.

(5)	Represents stock options granted to the named executive officers. The awards had an exercise price equal to the closing price of our Common Stock on the grant date, and provide value to the recipient only if the price of our Common Stock increases after the grant date. Stock options have a term of ten years and vest in equal, annual increments over a three-year period starting with the first anniversary of the grant date and, in the case of the options granted to Mr. Strianese, are also subject to two separate vesting conditions based on L-3’s 2015 financial performance, which includes L-3 achieving consolidated EPS of at least $6.38 and consolidated FCF of at least $786 million. With regard to the options granted to Mr. Strianese, the Threshold level of performance reported in table above assumes the satisfaction of only one of the financial performance conditions, while the Target and Maximum levels of performance reported in table above assume the satisfaction of both financial performance conditions. The amounts disclosed in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair values of the option awards, as calculated in accordance with the accounting standards for share-based compensation. With regard to the options granted to Mr. Strianese, the amount disclosed in the Grant Date Fair Value of Stock and Option Awards column assumes that both of the financial performance conditions of his award are satisfied. For a further discussion of the stock options, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives – Stock Options” beginning on page 61. For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see “–Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 82.

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Outstanding Equity Awards at Fiscal Year End 2015

The following table provides information with respect to holdings of exercisable and unexercisable stock options, and unvested and (as applicable) unearned RSUs and performance units held by the named executive officers at December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Michael T. Strianese	2/17/15	—	146,915	129.31	2/17/25	23,200	2,772,632	15,467	1,848,461
	2/19/14	46,729	93,458	113.67	2/19/24	26,392	3,154,108	8,798	1,051,449
	2/20/13	165,562	82,782	77.00	2/20/23	38,961	4,656,229
	2/22/12	176,528	—	67.49	2/22/22
	2/24/11	248,015	—	76.82	2/24/21
	2/23/10	208,961	—	86.41	2/23/20
	7/28/09	187,484	—	70.53	7/28/19
	7/29/08	183,981	—	92.31	7/29/18
	8/1/07	95,511	—	95.42	8/1/17
Ralph G. D’Ambrosio	2/17/15	—	36,729	129.31	2/17/25	5,800	693,158	3,867	462,145
	2/19/14	12,616	25,234	113.67	2/19/24	7,126	851,628	2,376	283,956
	2/20/13	41,390	20,696	77.00	2/20/23	9,740	1,164,027
	2/22/12	36,978	—	67.49	2/22/22
	2/24/11	48,262	—	76.82	2/24/21
	2/23/10	36,144	—	86.41	2/23/20
	7/29/08	26,760	—	92.31	7/29/18
	8/1/07	6,392	—	95.42	8/1/17
Curtis Brunson	2/17/15	—	39,667	129.31	2/17/25	6,264	748,611	4,176	499,074
	2/19/14	12,616	25,234	113.67	2/19/24			2,376	283,956
	2/20/13	41,390	20,696	77.00	2/20/23
Steve Kantor	2/17/15	—	24,241	129.31	2/17/25	3,828	457,484	2,552	304,990
	2/19/14	7,710	15,421	113.67	2/19/24			1,452	173,529
	2/20/13	4,500	11,590	77.00	2/20/23
John S. Mega	2/17/15	—	13,222	129.31	2/17/25	2,088	249,537	1,392	166,358
	2/19/14	4,205	8,412	113.67	2/19/24	2,375	283,836	792	94,652
	2/20/13	10,761	5,381	77.00	2/20/23	2,532	302,599

(1)	In connection with our spin-off of Engility Holdings, Inc. on July 17, 2012, the number of shares subject to then outstanding option awards, and the exercise price for the option awards, were adjusted to maintain the intrinsic value of each award as required pursuant to the terms of the stock-based compensation plans under which they were issued. The awards otherwise retained the original terms and conditions after adjustment, except in the case of financial performance conditions, which were also adjusted to reflect the spin-off.

(2)

Stock options vest in equal, annual increments over a three-year period starting with the first anniversary of the grant date and, in the case of the options granted to Mr. Strianese in 2011 and subsequent years, are also subject to performance-based vesting conditions that have been fully satisfied. For a further discussion, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives – Stock Options” beginning on page 61. For a discussion concerning the effect of a change in control or

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termination of employment on outstanding stock option awards, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long–Term Incentive Awards” beginning on page 82.

(3)	Represents RSUs, which vest three years after the grant date and are subject to forfeiture conditions based on L-3’s free cash flow for the fiscal year in which they were granted. Our free cash flow for each of our three most recent completed fiscal years was sufficient to avoid any forfeiture of the RSUs. For a further discussion of the forfeiture conditions, see Note 4 to the “2015 Grants of Plan-Based Awards” table beginning on page 72. On the vesting date, each RSU automatically converts into the right to receive one share of our Common Stock. For a discussion concerning the effect of a change in control or termination of employment on outstanding RSU awards, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 82. For a further discussion concerning the effect of retirement eligibility on outstanding RSU awards, see Note 2 to the “2015 Option Exercises and Stock Vested” table on page 75.

(4)	The market value is based on the closing price of our Common Stock on December 31, 2015, the last trading day of 2015, of $119.51, multiplied by the number of shares or units.

(5)	Reflects the number of shares of our Common Stock issuable under performance units granted in 2015 and 2014 assuming achievement of the Target and Threshold levels of performance for these units, respectively. The Target level of performance is reported for the performance units granted in 2015 because the Company’s performance from the beginning of the applicable performance period (January 1, 2015) through December 31, 2015, measured against the applicable performance goals, exceeded the Threshold level of performance, but did not exceed the Target level of performance. The Threshold level of performance is reported for the performance units granted in 2014 because the Company’s performance from the beginning of the applicable performance period (January 1, 2014) through December 31, 2015, measured against the applicable performance goals, did not exceed the Threshold level of performance. For a further discussion of our performance units, see “Compensation Discussion and Analysis – Elements of 2015 Target Pay – Long-Term Incentives – Performance Awards” beginning on page 61. For a discussion concerning the effect of a change in control or termination of employment on performance unit awards, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 82.

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2015 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and vesting of RSUs and performance units held by our named executive officers during the year ended December 31, 2015. The performance units vested on December 31, 2015 and the underlying shares were delivered in February 2016. For a further discussion, see “Compensation Discussion and Analysis – Payment of Performance Awards for the 2013-2015 Award Cycle” beginning on page 63.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Michael T. Strianese	80,000	5,079,992	55,365	7,166,064
Ralph G. D’Ambrosio	40,755	2,260,253	12,452	1,606,959
Curtis Brunson	106,409	5,782,050	10,687	1,372,444
Steve Kantor	67,586	3,883,236	6,328	814,292
John S. Mega	23,585	1,322,396	3,592	464,994

(1)	Value realized on exercise is based on the difference between the aggregate exercise price and the fair market value of the shares acquired at the time of exercise.

(2)	The following table provides additional information regarding the Number of Shares Acquired on Vesting.

Name	Award Type	Vesting Date	Number of Shares Acquired on Vesting (#)
Michael T. Strianese	Restricted Stock Units	2/22/15	41,121
	Performance Units	12/31/15	14,244
Ralph G. D’Ambrosio	Restricted Stock Units	2/22/15	8,891
	Performance Units	12/31/15	3,561
Curtis Brunson	Restricted Stock Units(a)	2/20/15	7,126
	Performance Units	12/31/15	3,561
Steve Kantor	Restricted Stock Units(a)	2/20/15	4,335
	Performance Units	12/31/15	1,993
John S. Mega	Restricted Stock Units	2/22/15	2,667
	Performance Units	12/31/15	925

(a)	On February 20, 2015, Messrs. Brunson and Kantor became eligible for qualified retirement under the terms of their RSUs granted on February 19, 2014. Accordingly, the shares underlying their RSU awards are deemed to have vested on February 20, 2015. However, in accordance with the terms of the RSUs, these shares will not be delivered until February 19, 2017, unless accelerated due to death, disability or a change in control. For a further discussion, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change of Control or Termination of Employment Upon Long–Term Incentive Awards” beginning on page 82. For information regarding shares delivered to Messrs. Brunson and Kantor in 2015 in respect of RSUs deemed to have vested in prior years, see “– 2015 Nonqualified Deferred Compensation” table on page 80.

(3)	Value realized on vesting is based on the fair market value of the shares at the time of vesting and includes the value of payments in lieu of fractional shares. The amounts in this column do not include accrued cash dividends realized on vesting.

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2015 Pension Benefits

The following table provides information regarding the pension benefits for our named executive officers under L-3’s tax-qualified and supplemental plans. The named executive officers participate in multiple tax-qualified or supplemental pension plans. The purpose of each plan is to provide the named executive officers retirement benefits as part of their overall compensation package. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)		Payments During Last Fiscal Year ($)
Michael T. Strianese(2)	L-3 Communications Corporation Pension Plan	25.17	(3)	1,081,049	(4)	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	25.17	(3)	16,816,097	(4)	—
Ralph G. D’Ambrosio(5)	L-3 Communications Corporation Pension Plan	18.42		469,864		—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	18.42		2,215,560		—
Curtis Brunson(6)	L-3 Communication Systems – West Retirement Plan	31.58	(3)	561,024	(7)	—
	L-3 Communications Corporation Pension Plan	8.92		441,030		—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	40.50	(3)	2,268,805	(7)	—
Steve Kantor(6)	L-3 Communications Corporation Pension Plan	13.00		594,358		—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	13.00		2,846,039		—
John S. Mega(2)	The Narda Microwave Pension Plan	23.08	(3)	918,175	(8)	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	23.08	(3)	4,264,035	(8)	—

(1)	The present values of the accumulated benefits in the table above were determined using the same assumptions that were used by L-3 as of December 31, 2015 for financial reporting purposes, including an effective discount rate of 4.7% and post-retirement mortality in accordance with the RP-2014 Annuitant Mortality table (adjusted back to 2006) projected generationally with the 2014 Social Security Administration Intermediate-Cost Projections Scale. We used age 65, the normal retirement age under the pension plans and the supplemental executive retirement plan (or current age, if greater), to determine the present value of the accumulated benefits in the table. For the other assumptions used in calculating the present value of the accumulated benefits, see Note 19 to the audited consolidated financial statements included in L-3’s 2015 Annual Report on Form 10-K.

(2)	Messrs. Strianese and Mega are eligible for early retirement under the retirement plans in which they participate.

(3)	L-3 was formed in 1997 through the acquisition of ten pre-existing business units from Lockheed Martin Corporation. In connection with the acquisition, L-3 hired the employees of these business units and acquired their associated pension plan assets, subject to the obligation to provide these employees with credit for the years of service that they had previously accrued under the pension plans. Accordingly, the years of credited service reflected for Messrs. Strianese, Brunson and Mega in the table above include 6.50, 21.75, and 4.42 years of service, respectively, that had been accrued by them as employees of these business units or their predecessors at the time of L-3’s formation.

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(4)	The present value of the benefits reported for Mr. Strianese that are attributable to his years of service to predecessors as described in Note 3 above is $279,174 with respect to the L-3 Communications Corporation Pension Plan and $4,342,655 with respect to the L-3 Communications Corporation Supplemental Executive Retirement Plan (the “Restoration SERP”).

(5)	Mr. D’Ambrosio has not yet met the eligibility requirements for early retirement under the retirement plans in which he participates because he has not attained age 55.

(6)	Messrs. Brunson and Kantor are eligible for retirement under the retirement plans in which they participate.

(7)	The present value of the benefits reported for Mr. Brunson that are attributable to his years of service to predecessors as described in Note 3 above is $386,392 with respect to the L-3 Communication Systems – West Retirement Plan and $274,074 with respect to the Restoration SERP.

(8)	The present value of the benefits reported for Mr. Mega that are attributable to his years of service to predecessors as described in Note 3 above is $175,838 with respect to The Narda Microwave Pension Plan and $816,596 with respect to the Restoration SERP.

The present value of the accumulated benefits for each of the named executives shown in the table above reflects the present value of the benefits earned under each of the pension plans as of December 31, 2015. The pension benefits that are the basis for the present values of the accumulated benefits shown are calculated based on all years of creditable service with L-3 and its predecessor companies under each of the plans as of December 31, 2015.

A more complete discussion of the material factors useful to an understanding of each plan is presented below.

Tax-Qualified Pension Plans

L-3 Communications Corporation Pension Plan
Eligibility	Employees were eligible to participate in the plan after one year of service and upon attaining 21 years of age. Employees hired on or after January 1, 2007 are not eligible to participate in the plan.
Vesting	Participants are fully vested after five years of service, and there is no partial vesting.
Availability of Early Retirement Benefits	Participants are eligible for early retirement benefits after age 55, if they have ten years of eligibility service.
Earnings	Earnings are defined as base pay, overtime, commissions and performance-based cash bonuses (excluding long-term incentive awards payable in cash) and are limited to the IRS earnings limit of $265,000 in 2015 and in 2016.
Final Average Earnings (“FAE”)	FAE is equal to the average of the participant’s earnings for the five calendar years during the ten calendar years prior to date of termination that result in the highest average earnings amount.
Social Security Wage Base	The wage level at which social security tax is applied for a given year.
Covered Compensation	Covered Compensation is equal to the average of the Social Security Wage Bases for 35 calendar years ending with the year the participant attains Social Security retirement age; however, upon separation from service, Covered Compensation is determined as of the date of separation.
Benefit Plan Formula	The annual pension benefit is equal to 1.5% of FAE up to Covered Compensation, plus 1.75% of FAE in excess of Covered Compensation, for each plan year (partial and completed months) of accrual service.
Early Retirement Reduction Factors	For those participants who are eligible to retire early, the reduction factor is 1/180 for each of the first 60 months prior to age 65 and 1/360 for each of the next 60 months.
Payment Options	The plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, period-certain options and a level income option.

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L-3 Communication Systems – West Retirement Plan
Eligibility	Employees were eligible to participate in the plan if they were participants in the Lockheed Martin Tactical Defense Systems Retirement Plan on April 30, 1997 and became employees of L-3 Communication Systems-West on May 1, 1997.
Vesting	Participants are fully vested after five years of service, and there is no partial vesting.
Availability of Early Retirement Benefits	Participants are eligible for early retirement benefits after age 55, if they have five years of eligibility service.
Earnings	Earnings are defined as regular pay plus overtime, commissions, performance-based cash bonuses (excluding long-term incentive awards payable in cash) and fringe benefits and are limited to the IRS earnings limit of $240,000 in 2015 and in 2016.
Final Average Earnings (“FAE”)	FAE is used in calculating the benefit accrued prior to January 1, 1991 and is equal to the average of the participant’s earnings for the 60 consecutive months during the 120 consecutive months prior to January 1, 1991 that result in the highest average earnings amount.
Social Security Wage Base	The wage level at which social security tax is applied for a given year.
Final Average Social Security Wage Base (“FASS”)	FASS is equal to the average of the Social Security Wage Bases (determined at the start of each plan year) for the last five consecutive years prior to termination; however, the FASS for the five years prior to January 1, 1991 is $46,020.
Benefit Plan Formula	The annual pension benefit is equal to the sum of (a)(1) 1% of pre-1991 FAE up to 50% of the pre-1991 FASS plus 1.35% of pre-1991 FAE in excess of the pre-1991 FASS, multiplied by (2) years of accrual service as of December 31, 1990, and (b) for each year of accrual service after January 1, 1991, 1% of earnings for the year up to 50% of the FASS for the year plus 1.35% of earnings for the year in excess of 50% of the FASS for the year.
Early Retirement Reduction Factors	For those participants who are eligible to retire early, the reduction factor is 6% for each year prior to age 65, or age 62 for a participant with 20 years or more of vesting service.
Payment Options	The plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, period-certain options and a level income option.

The Narda Microwave Pension Plan
Eligibility	Regular employees were eligible to participate in the plan upon attaining 21 years of age. Employees hired on or after January 1, 2003 are not eligible to participate in the plan.
Vesting	Participants are fully vested after five years of vesting service or attainment of age 65, and there is no partial vesting.
Availability of Early Retirement Benefits	Participants are eligible for early retirement benefits after age 55, if they have 15 years of eligibility service.
Earnings	Earnings are defined as base pay, which includes all pre-tax 401(k) plan and Section 125 plan contributions, and are limited to the IRS earnings limit of $265,000 in 2015 and in 2016.
Final Average Earnings (“FAE”)	FAE is equal to the average of the participant’s earnings for the five consecutive years during the ten calendar years prior to date of termination that result in the highest average earnings amount.
Covered Compensation	Covered Compensation is equal to the average of the Social Security Wage Bases for the 35 calendar years ending with the year the participant attains Social Security retirement age.
Benefit Plan Formula	The annual pension benefit is equal to 0.95% of FAE up to Covered Compensation, plus 1.5% of FAE in excess of Covered Compensation, for each plan year (partial and completed months) of accrual service up to 30 years.

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Early Retirement Reduction Factors	For those participants who are eligible to retire early, the reduction factor is 0.4167% for each month (5% a year) prior to age 65.
Payment Options	The plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, and a 10-year certain option.

Supplemental Plan

The provisions of the L-3 Communications Corporation Supplemental Executive Retirement Plan (the “Restoration SERP”) are substantially identical to the provisions of the tax-qualified pension plans described above (the “Qualified Pension Plans”). However, the Restoration SERP takes into consideration earnings above the annual IRS earnings limit and provides a non-qualified benefit to participants based on earnings in excess of the IRS limit or the benefit limits under Section 415 of the Internal Revenue Code. With respect to participants in The Narda Microwave Pension Plan, the Restoration SERP also takes into consideration eligible bonuses (which do not constitute earnings in the Qualified Pension Plan).

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2015 Nonqualified Deferred Compensation

The following table provides information regarding: (1) contributions, earnings and balances for our named executive officers under the L-3 Deferred Compensation Plans and (2) shares and cash dividend equivalents underlying RSU awards deemed to have vested based on the retirement eligibility of our named executive officers (“Retirement Eligible RSU Awards”).

Name	Plan or Award	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(3)(4) ($)	Aggregate Withdrawals/ Distributions(5) ($)	Aggregate Balance at Last Fiscal Year End(6)(7) ($)
Michael T. Strianese	—	—	—	—	—	—
Ralph G. D’Ambrosio	—	—	—	—	—	—
Curtis Brunson	L-3 Deferred Compensation Plans(8)	83,475	—	147,366	—	4,622,544
	Retirement Eligible RSU Awards(9)	—	963,934	(57,395)	(1,239,656)	2,121,413
Steve Kantor	L-3 Deferred Compensation Plans(10)	—	—	19,910	(97,519)	622,368
	Retirement Eligible RSU Awards(9)	—	589,101	(30,744)	(805,617)	1,233,443
John S. Mega	—	—	—	—	—	—

(1)	The amount in this column is included in the Non-Equity Incentive Plan Compensation column for 2014 in the “Summary Compensation Table” on page 68.

(2)	Represents the value of Retirement Eligible RSU Awards deemed to have vested in 2015. The value reported is based on the sum of (a) the number of shares underlying the awards multiplied by the closing price of our Common Stock on the vesting date and (b) accrued cash dividend equivalents in respect of these awards as of the vesting date. The grant date fair value of these awards is included in the Stock Awards column for 2014 in the “Summary Compensation Table” on page 68. For further information concerning the Retirement Eligible RSU awards that vested in 2015 and their respective grant date fair values, see Note 9 below.

(3)	Represents, in the case of L-3 Deferred Compensation Plans, aggregate earnings in the last fiscal year, which are based on the prime interest rate. The average interest rate for the year was 3.31%. The amounts reported include $3,029 of above-market interest for Mr. Brunson. The above-market interest is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2015 in the “Summary Compensation Table” on page 68.

(4)	Represents, in the case of each Retirement Eligible RSU Award, the sum of (a) the change in market value of the shares underlying such award during the period in 2015 for which the award was deemed to have been vested but the underlying shares remained undelivered and (b) the aggregate cash dividend equivalents that accrued in respect of such award during this period. These amounts are not considered above-market or preferential earnings and, accordingly, are not included in the “Summary Compensation Table” on page 68. For further information concerning the Retirement Eligible RSU Awards included in this column, see Note 9 below.

(5)	Represents, in respect of Retirement Eligible RSU Awards, the value of the underlying shares delivered and cash dividend equivalents paid to the named executive officers during 2015. The value reported for each award is based on the sum of (a) the number of shares delivered multiplied by the closing price of our Common Stock as of the latest trading date on or prior to the date the shares became deliverable and (b) the amount of cash dividend equivalents paid in respect of the award. For further information concerning the Retirement Eligible RSU Awards included in this column, see Note 9 below.

(6)	Includes, in the case of L-3 Deferred Compensation Plans, $2,190,308 and $451,822 in executive contributions from Messrs. Brunson and Kantor, respectively, that were reported in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Tables for previous years.

(7)	Represents, in the case of Retirement Eligible RSU Awards, the value of the underlying shares and cash dividend equivalents that were deemed to have vested but remained undelivered and unpaid, respectively, as of December 31, 2015. The value reported represents the sum of (a) the number of shares underlying the awards multiplied by $119.51, the closing price of our Common Stock on December 31, 2015, and (b) accrued cash dividend equivalents in respect of these awards as of December 31, 2015. The grant date fair value of each Retirement Eligible RSU Award included in this column is included in the Stock Awards column for 2014 or 2013, as applicable, in the “Summary Compensation Table” on page 68. For further information concerning the Retirement Eligible RSU Awards included in this column and their respective grant date fair values, see Note 9 below.

(8)	Mr. Brunson maintained balances under two deferred compensation plans in the last fiscal year as follows:

	Plan I ($)	Plan II ($)
Executive Contributions in Last Fiscal Year	—	83,475
Aggregate Earnings in Last Fiscal Year	27,853	119,513
Aggregate Balance at Last Fiscal Year End	871,102	3,751,442

80    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

(9)	The following table provides additional information regarding the Retirement Eligible RSU Awards held by our named executive officers during 2015.

Name	Grant Date	Number of Shares Underlying RSU Award(a) (#)	Grant Date Fair Value ($)	Vesting Date(b)	Delivery Date(c)
Curtis Brunson	2/19/14	7,126	810,012	2/20/15	2/19/17
	2/20/13	9,740	749,980	2/21/14	2/20/16
	2/22/12	8,891	599,993	2/23/13	2/22/15
Steve Kantor	2/19/14	4,355	495,033	2/20/15	2/19/17
	2/20/13	5,455	420,035	2/21/14	2/20/16
	2/22/12	5,778	389,971	2/23/13	2/22/15

(a)	In connection with our spin-off of Engility Holdings, Inc. on July 17, 2012, the number of shares subject to then outstanding stock awards was adjusted to maintain the intrinsic value of each award as required pursuant to the terms of the stock-based compensation plans under which they were issued. The awards otherwise retained their original terms and conditions after adjustment.

(b)	Reflects the date on which the RSU award is deemed to have vested based on the retirement eligibility of the named executive officer.

(c)	Reflects the date on which the shares and accrued cash dividend equivalents underlying the RSU award are to be delivered and paid, respectively, to the named executive officer. The Delivery Date is subject to acceleration in the event of death, disability or a change in control. For a further discussion, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 82.

(10)	Mr. Kantor’s earnings, distributions and balance under deferred compensation plans solely relate to the L-3 Communications Deferred Compensation Plan II.

For a further discussion of the L-3 Deferred Compensation Plans, see “Compensation Discussion and Analysis – Executive Benefits and Perquisites – Deferred Compensation Plans” on page 64.

Potential Payments Upon Change in Control or Termination of Employment

Change in Control Severance Plan

Under our Change in Control Severance Plan, executive officers and other corporate employees are entitled to severance benefits if, under specified conditions, their employment is terminated in connection with or following a change in control of L-3. The material terms of the program with respect to our named executive officers are as follows:

Protection Period	Two years following the occurrence of a change in control. In addition, the program covers terminations that become effective prior to the occurrence of a change in control if such termination occurs (1) upon the request of the acquirer or (2) otherwise in anticipation of the change in control.

Payout Requirements	Severance payments are required following termination by us without cause, or termination by the executive for good reason, during the Protection Period.

Severance Benefits

Lump sum payment equal to a multiple of current annual salary and average annual incentive plan awards for the prior three years:

¡       Chief Executive Officer, Chief Financial Officer, General Counsel and Executive Vice Presidents – three times

¡       Senior Vice Presidents and Group Presidents – two and a half times

Annual Incentive Plan Award for Year of Termination	Pro rata award based on (a) the number of months worked in the year of termination and (b) the average annual incentive plan awards for the prior three years (or the actual annual incentive plan award payable for the full year of termination, if performance is determinable at the time of termination).

Benefits/Perquisites Continuation	Continuation of medical and life insurance benefits at the same cost to the executive, or cash equal to any increased premiums, for the same period as the severance multiple.

Restrictive Covenants	Non-compete and non-solicit covenants for one year following termination of employment.

Amendment or Termination of the Plan	Prior to the occurrence of a change in control, the Compensation Committee may amend or terminate the program at any time upon 90 days written notice.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    81

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards

The following table summarizes the effect of the following events upon outstanding long-term incentive awards granted to our named executive officers.

Long-Term Incentive Award Type	Change in Control	Death/ Disability	Qualified Retirement(1)	Termination by Company for Cause	Termination by Company without Cause	Resignation
Stock Options	Immediate vesting of remaining unvested award.	Immediate vesting of remaining unvested award.	Unvested options are forfeited.	Forfeiture of remaining unexercised award.	Unvested options are forfeited.	Unvested options are forfeited.

RSUs	Immediate vesting and delivery of full award.	Immediate vesting and delivery of full award.	Full award is deemed to have vested, but underlying shares and dividend equivalents remain undelivered and unpaid until expiration of original three-year vesting period.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.

Performance Awards	Immediate vesting based on Target level of performance, prorated to reflect reduced service period.(2)	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining awards is based on actual performance for the full performance period.	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining awards is based on actual performance for the full performance period.	Forfeiture of full award.	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining awards is based on actual performance for the full performance period.	Forfeiture of full award.

(1)	Qualified Retirement is defined as a termination of employment that satisfies all of the following: (a) the executive terminates employment more than one year after the grant date of the applicable award (or in the case of performance awards, one year after the first day of the applicable performance period), (b) the executive terminates employment on or after attaining age 65 and completing at least five years of service (which must be continuous through the date of termination except for a single break in service that does not exceed one year in length), (c) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (d) the executive is available for consultation following the termination of employment at the reasonable request of the Company.

(2)	In connection with a change in control, the Compensation Committee has the discretion to increase this payment (but not above the benefit payable for the Maximum level of performance achievement) to the extent (if any) that the Compensation Committee is able to assess that the Company’s progress towards achievement of the applicable performance measures, at or prior to the change in control, exceeds the Target performance level requirement as adjusted to reflect the reduced service period.

82    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Payments Upon Change in Control or Termination of Employment

The following table quantifies the payments under our severance arrangements, long-term incentive awards and the Restoration SERP that would be made assuming that a change in control, death or disability occurred on December 31, 2015, the last business day of 2015. Payments under other plans that do not change as a result of a change in control or termination of employment are found elsewhere in this Proxy Statement under “2015 Pension Benefits” beginning on page 76 and “2015 Nonqualified Deferred Compensation” on page 80 and are not included in this table. In addition, payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are also not included in this table.

Named Executive Officer	Change in Control ($)	Death/Disability ($)
Michael T. Strianese
Severance(1)(2)	10,115,100	—
Medical Benefits(1)(3)	59,469	—
Life Insurance Premiums(1)(3)	85,140	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(5)(6)	4,064,858	4,064,858
Acceleration of RSUs(7)(8)	11,055,768	11,055,768
Acceleration of Performance Awards(9)(10)	4,398,097	—
Restoration SERP(11)	—	—

TOTAL	29,784,832	15,120,626

Ralph G. D’Ambrosio
Severance(1)(2)	4,117,300	—
Medical Benefits(1)(3)	85,053	—
Life Insurance Premiums(1)(3)	36,432	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(5)(6)	1,027,154	1,027,154
Acceleration of RSUs(7)(8)	2,829,652	2,829,652
Acceleration of Performance Awards(9)(10)	1,078,436	—
Restoration SERP(11)	—	—

TOTAL	9,180,427	3,856,806

Curtis Brunson
Severance(1)(2)	3,838,900	—
Medical Benefits(1)(3)	59,469	—
Life Insurance Premiums(1)(3)	78,954	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(5)(6)	1,027,154	1,027,154
Acceleration of RSUs(7)(8)	764,897	764,897
Acceleration of Performance Awards(9)(10)	1,104,345	—
Restoration SERP(11)	97,550	—

TOTAL	6,977,669	1,792,051

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    83

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Named Executive Officer	Change in Control ($)	Death/Disability ($)
Steve Kantor
Severance(1)(2)	3,894,167	—
Medical Benefits(1)(3)	55,738	—
Life Insurance Premiums(1)(3)	111,478	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(5)(6)	582,750	582,750
Acceleration of RSUs(7)(8)	467,437	467,437
Acceleration of Performance Awards(9)(10)	674,845	—
Restoration SERP(11)	119,994	—

TOTAL	5,912,809	1,050,187

John S. Mega
Severance(1)(2)	3,088,500	—
Medical Benefits(1)(3)	71,483	—
Life Insurance Premiums(1)(3)	57,975	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(5)(6)	277,872	277,872
Acceleration of RSUs(7)(8)	871,506	871,506
Acceleration of Performance Awards(9)(10)	368,142	—
Restoration SERP(11)	92,960	—

TOTAL	4,834,838	1,149,378

(1)	Severance, medical benefits, life insurance premiums and outplacement benefits in connection with a change in control are payable only if the named executive officer (a) is involuntarily terminated (other than for cause, death or disability) at the request of the acquirer or otherwise in anticipation of, or during the two-year period following, the change in control or (b) voluntarily terminates employment for good reason during the two-year period following the change in control. For purposes of calculating the amount of these benefits in connection with a change in control, we assumed that such a termination of employment occurred on December 31, 2015, the last business day of 2015. Receipt of these benefits is conditioned upon the named executive officer’s execution of an agreement with the Company containing confidentiality, 12-month non-competition and non-solicitation covenants and a customary release of all claims against the Company. For a further discussion, see “– Change in Control Severance Plan” on page 81.

(2)	As discussed in “– Change in Control Severance Plan” on page 81, the change in control severance amount for each named executive officer is a multiple of base salary and average annual incentive plan awards for the three years prior to the year of termination. While the Change in Control Severance Plan also provides for an unpaid annual incentive plan award for the current year earned through the termination date, such amounts for each named executive officer are not reflected in this table because such amounts are already included in the “Summary Compensation Table” on page 68 in the Non-Equity Incentive Plan Compensation column for 2015. In the event that these payments, when aggregated with all other change in control payments, would subject the named executive officer to an excise tax under IRS regulations, then these payments will be reduced to the highest amount for which no excise tax would be due, but only if the reduced amount is greater than the unreduced amount net of the excise tax.

(3)	Medical benefits and life insurance premiums are based on the applicable multiple of the premiums paid by the Company in 2015, as set forth in Note 7 to the “Summary Compensation Table” on page 70, to provide the named executive officer (and the named executive officer’s spouse and dependents, as applicable) with executive medical benefits and life insurance.

(4)	Under our Change in Control Severance Plan, a named executive officer is entitled to reasonable outplacement services from a provider selected by the executive and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.

84    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

(5)	As disclosed above, in the event of any termination of employment other than death or disability, unvested stock options (or all stock options, in the case of a termination for cause) are forfeited. Accordingly, stock options are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control, or upon death or disability.

(6)	The value attributable to the acceleration of unvested stock options is based upon the number of unvested stock options multiplied by the difference between the closing price of our Common Stock ($119.51) on December 31, 2015, the last business day of 2015, and the per share exercise price of the option.

(7)	As disclosed above, in the event of the named executive officer’s Qualified Retirement, the RSUs are deemed to have vested, but the underlying Common Stock and accrued cash dividend equivalents remain undelivered and unpaid until the end of the original vesting period. In the event of any other termination of employment other than in connection with a change in control, or upon death or disability, the RSUs are forfeited. Accordingly, the RSUs are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control, or upon death or disability. In addition, the amounts disclosed in the table above exclude the value attributable to the accelerated delivery and payment upon a change in control, death or disability of shares and dividend equivalents underlying Retirement Eligible RSU Awards because these amounts are already included in the “2015 Nonqualified Deferred Compensation” table on page 80 in the Aggregate Balance at Last Fiscal Year End column.

(8)	The value attributable to the acceleration of unvested RSUs is based upon the sum of (a) number of unvested RSUs multiplied by the closing price of our Common Stock ($119.51) on December 31, 2015, the last business day of 2015, and (b) the accrued cash dividend equivalents underlying the unvested RSUs as of December 31, 2015.

(9)	As disclosed above, in the event of the named executive officer’s death, disability, Qualified Retirement or termination by the Company without cause, a prorated portion of the performance awards are forfeited, and the remaining performance awards are not delivered or paid until the end of the original performance period based on actual performance for the full performance period. In the event of any other termination of employment, the performance awards are forfeited. Accordingly, the performance awards are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control.

(10)	The value attributable to the acceleration of performance units is based upon the sum of (a) the prorated number of shares issuable assuming a Target level of performance achievement multiplied by the closing price of our Common Stock ($119.51) on December 31, 2015, the last business day of 2015, and (b) where applicable, the accrued cash dividend equivalents underlying such prorated number of shares as of December 31, 2015. The value attributable to the acceleration of performance cash awards is based upon the prorated amount of cash payable assuming a Target level of performance achievement. As disclosed above, the Compensation Committee has the discretion to increase the number of shares issuable or the amount of cash payable up to the prorated number of shares issuable or amount of cash payable assuming the Maximum level of performance achievement based on the Compensation Committee’s assessment of the Company’s progress towards achievement of the applicable performance measures at or prior to the change in control, but only if such assessment is that the Target performance level would be exceeded.

(11)	The Restoration SERP pays benefits in a lump sum upon a change in control, and in an annuity following the later of (a) the named executive officer’s earliest retirement date under the applicable Qualified Pension Plan or (b) the date of the named executive officer’s termination of employment (subject to a potential six-month delay to comply with Section 409A of the Internal Revenue Code). ERISA regulations for Qualified Pension Plans require that an interest rate different than the rate used for financial reporting purposes be used to determine benefits paid out in lump sum. The Restoration SERP uses lump sum factors under Section 417(e) of the Internal Revenue Code as defined in the applicable Qualified Pension Plan, resulting in an enhanced benefit received upon a change in control compared to the benefits received following a voluntary termination, normal retirement or involuntary not-for-cause termination. The amounts disclosed represent the enhancement received upon a change in control. In the case of Messrs. Strianese and D’Ambrosio, they would not receive an enhancement upon a change in control because the interest rates used to calculate the lump sum value for younger executives exceeds the discount rate used to calculate the present value of normal retirement benefits. In the case of any other termination, no enhanced benefit is received under the Restoration SERP and, accordingly, no amounts relating to payments under the Restoration SERP in the case of such terminations are included in the table above. In the event of a termination for cause, all benefits under the Restoration SERP are forfeited. For a further discussion, see the “2015 Pension Benefits” table on page 76.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    85

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

L-3’s compensation program for non-employee directors (the “Director Compensation Program”) is determined by our Board of Directors. The objectives of the program are to attract and retain highly qualified directors, and to compensate them in a manner that closely aligns their interests with those of our shareholders. Directors who are also employees of L-3 do not receive additional compensation for their services as directors.

Pursuant to its charter, the Compensation Committee is responsible for periodically reviewing and making recommendations to our Board of Directors with respect to director compensation. The Compensation Committee’s practice is to review the appropriateness of the components, amounts and forms of compensation provided to directors on an annual basis.

In June 2015, the Compensation Committee conducted its annual review of the Director Compensation Program and recommended the following changes: (1) an increase in the grant date fair value of the annual board member equity award from $120,000 to $135,000 beginning with the award to be made on the date of the 2016 Annual Meeting, (2) an increase in the annual Compensation Committee chairperson retainer from $10,000 to $15,000 beginning with the quarterly installment payable on October 20, 2015 and (3) an increase in the annual Nominating/Corporate Governance Committee chairperson retainer from $10,000 to $15,000 beginning with the quarterly installment payable on October 20, 2015. The Compensation Committee’s recommendation was based, in part, upon a market assessment of L-3’s director pay levels and the practices of L-3’s peer group conducted by FW Cook.

The following table provides information concerning the Director Compensation Program for 2015.

Compensation Type	Compensation Rates
Annual Board Member Retainer(1)	$110,000
Annual Board Member Equity Award(2)	120,000
Annual Audit Committee Chairperson Retainer(1)	30,000
Annual Compensation Committee Chairperson Retainer(1)	15,000
Annual Nominating/Corporate Governance Committee Chairperson Retainer(1)	15,000
Annual Audit Committee Member Retainer(1)	20,000
Annual Lead Independent Director Retainer(1)	25,000

(1)	Annual retainers are payable in quarterly installments in arrears on the final day of each quarterly, in-person, regular meeting of the Board of Directors. In 2015, these dates were February 10, May 5, June 17 and October 20. As noted above, in 2015, the annual Compensation Committee chairperson retainer and annual Nominating/Corporate Governance committee chairperson retainer were increased from $10,000 to $15,000, beginning with the quarterly installment payable on October 20, 2015.

(2)	Each non-employee director received on May 5, 2015, the date of the 2015 annual meeting of shareholders, an award of RSUs having a grant date fair value of $120,000 (the then current amount under the Director Compensation Program for the annual board member equity award), calculated in accordance with the accounting standards for share-based compensation. The RSUs vest approximately one year after the grant date, subject to acceleration in the event of death, permanent disability or a change in control. Regardless of vesting, the RSUs will not be converted into shares until the earlier of (a) the date on which the recipient ceases to be a director or (b) a change in control that satisfies specified requirements set forth in Section 409A of the Internal Revenue Code. Dividend equivalents are accrued in the form of additional RSUs with the same vesting and delivery terms as the underlying RSUs.

With respect to the retainers described above (other than the annual equity award), each non-employee director could elect to receive all such compensation in cash and/or RSUs. RSUs received pursuant to such elections (“Elected RSUs”) have identical terms and conditions as the RSUs issued in respect of the annual board member equity award, except that Elected RSUs are fully vested at the time of issuance.

86    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

COMPENSATION OF DIRECTORS

2015 Director Compensation

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors for services rendered to us during the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Claude R. Canizares	130,000	119,956	—	249,956
Thomas A. Corcoran	130,000	119,956	10,042	259,998
Ann E. Dunwoody	110,000	119,956	16,216	246,172
Lewis Kramer	140,000	119,956	13,509	273,465
Robert B. Millard	146,250	119,956	17,099	283,305
Lloyd W. Newton	110,000	119,956	—	229,956
Vincent Pagano, Jr.	141,250	119,956	—	261,206
H. Hugh Shelton	110,000	119,956	12,258	242,214
Arthur L. Simon	130,000	119,956	—	249,956
Alan H. Washkowitz(4)	55,000	—	—	55,000

(1)	Includes fees with respect to which directors elected to receive payment in RSUs, each valued at the closing price on the date the director would have otherwise been issued a check for such payment. For 2015, General (Ret.) Dunwoody and Mr. Millard elected to receive payments in RSUs with respect to all of their fees. Mr. Pagano elected to receive payment in RSUs with respect to $17,500 of his fees.

(2)	Represents the grant date fair value of RSUs based on L-3 Holdings’ closing stock price on May 5, 2015, the date of grant.

(3)	Represents incremental costs associated with spousal travel.

(4)	Mr. Washkowitz retired from our Board of Directors on May 5, 2015.

The following table provides a summary of the aggregate number of unexercised stock options and unvested RSUs outstanding for each of our non-employee directors as of December 31, 2015. Stock options have not been granted to non-employee directors since April 1, 2008.

Name	Unexercised Options Outstanding	Unvested RSUs Outstanding
Claude R. Canizares	8,922	1,076
Thomas A. Corcoran	8,922	1,076
Ann E. Dunwoody	—	1,076
Lewis Kramer	—	1,076
Robert B. Millard	8,922	1,076
Lloyd W. Newton	—	1,076
Vincent Pagano, Jr.	—	1,076
H. Hugh Shelton	—	1,076
Arthur L. Simon	—	1,076

The Board of Directors has maintained company stock ownership guidelines for non-employee directors since 2006. Each non-employee director is required to own shares with a value that is equal to five times his or her annual retainer amount. Each non-employee director is required to retain 100% of net shares (after payment of fees, taxes and exercise prices, if applicable) acquired under equity-based awards until the ownership requirement is met.

“Stock ownership” is defined to include shares of Common Stock held outright, unvested RSUs and vested but undelivered RSUs. Unexercised stock options are not taken into account for purposes of the ownership guidelines.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    87

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The directors who serve on the Audit Committee are all “independent” in accordance with the NYSE listing standards and the applicable SEC rules and regulations. During 2015, the Audit Committee fulfilled all of its responsibilities under its charter that was effective during 2015. As part of the Company’s governance practices, the Audit Committee reviews its charter on an annual basis and, when appropriate, recommends to the Board of Directors changes to its charter. The Audit Committee charter can be obtained through our website at http://www.L-3com.com.

We have reviewed and discussed with management and our independent registered public accountant, PricewaterhouseCoopers LLP, the Company’s Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2015.

We have discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 “Communications with Audit Committees.”

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and have discussed with PricewaterhouseCoopers LLP their independence from the Company and management.

Based on the review and discussions referred to above, we recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. The Board of Directors approved our recommendations.

During 2015, Lewis Kramer (Chairman), Claude R. Canizares, Thomas A. Corcoran, Vincent Pagano, Jr. and Arthur L. Simon served as members of the Audit Committee.

Lewis Kramer (Chairman)

Claude R. Canizares

Thomas A. Corcoran

Vincent Pagano, Jr.

Arthur L. Simon

88    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For services rendered in 2015 and 2014 by PricewaterhouseCoopers LLP, our independent registered public accounting firm, we incurred the following fees:

	Year
	2015	2014
Audit Fees(1)	$14,264,445	$19,562,042
Audit-Related Fees(2)	6,151,239	1,235,215
Tax Fees(3)	7,005,589	7,457,174
All Other Fees(4)	72,588	235,300

(1)	Represents fees incurred for the annual audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews of interim financial statements, statutory audits of foreign subsidiaries, and for 2014, audit procedures performed in connection with the Company’s internal review at its Aerospace Systems segment, which was completed in October 2014.

(2)	Represents fees incurred for: (1) employee benefit plan audits, which include fees paid by both the Company and the employee benefit plans and (2) for 2015, the stand-alone audit of the financial statements for National Security Solutions.

(3)	Represents fees incurred for: (a) U.S. and foreign income tax compliance, (b) expatriate tax services, (c) state tax planning services, and (d) acquisition, divestiture and restructuring related tax services, including tax consulting to the Company in 2015 and 2014 in connection with the acquisition of CTC Aviation Group and the divestiture of Marine Systems International, respectively . Tax fees related to tax compliance in 2015 and 2014 were $1,930,734 and $2,078,585, respectively.

(4)	Represents consulting services related to: (a) a salary survey in 2014 and agreed upon procedures services related to executive compensation in both 2015 and 2014 and (b) consulting services related to changes in a foreign law in 2014.

The Audit Committee has considered and determined that the provision of the services covered under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the registered public accounting firm’s independence.

In accordance with its charter, the Audit Committee has established pre-approval policies with respect to annual audit, other audit and audit related services and permitted non-audit services to be provided by our independent registered public accounting firm and related fees. The Audit Committee has pre-approved detailed, specific services. Fees related to the annual audits of our consolidated financial statements, including the Section 404 attestation, are specifically approved by the Audit Committee on an annual basis. All fees for pre-approved other audit and audit related services are pre- approved annually or more frequently, if required, up to a maximum amount equal to 50% of the annual audit fee. All fees for pre-approved permitted non-audit services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the fees for audit and audit related services as reported in our most recently filed proxy statement with the SEC. Fees for permitted non-audit services that exceed 50% of the fees for audit and audit related services as reported in our most recently filed proxy statement with the SEC, are approved by the Audit Committee as required. The Audit Committee also pre-approves any proposed engagement to provide services not included in the approved list of audit and permitted non-audit services and for fees in excess of amounts previously pre-approved. One or more designated members of the Audit Committee may approve these services and related fees and expenses on behalf of the Audit Committee, provided that such approval is reported to the Audit Committee at the next regularly scheduled meeting.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served on our Compensation Committee during the 2015 fiscal year has served us or any of our subsidiaries as an officer or employee or had any relationships requiring disclosure under Item 404 of Regulation S-K during the 2015 fiscal year. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2015 fiscal year.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written policy and written procedures for the review, approval and monitoring of transactions involving L-3 and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees or their immediate family members, or shareholders owning five percent or greater of our outstanding Common Stock.

The related person transaction policy requires:

¡	that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a “related person” transaction, and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by any committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and

¡	that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

¡	management must disclose to the Compensation Committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

¡	management must advise the Compensation Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

¡	management must advise the Compensation Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

¡	management must advise the Compensation Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NYSE and the Internal Revenue Code.

During 2015, we did not enter into any transactions with related persons that required review, approval or ratification under the Board of Directors’ related person transaction policy.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information about shares of our Common Stock that may be issued under our equity compensation plans as of December 31, 2015. For a description of our equity compensation plans, see Note 17 to the audited consolidated financial statements included in L-3’s 2015 Annual Report on Form 10-K.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
	(In millions)				(In millions)
Equity compensation plans approved by security holders	4.3	(1)	$90.39	(2)	8.2	(3)
Equity compensation plans not approved by security holders(4)	—		$90.16		—
Total	4.3		$90.39		8.2

(1)	Represents awards, including stock options, RSUs and performance units, issuable under the L-3 Communications Holdings, Inc. Amended and Restated 1999 Long Term Performance Plan (the “1999 Plan”), the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan (the “2008 LTPP”) and the L-3 Communications Holdings, Inc. Amended and Restated 2008 Directors Stock Incentive Plan (the “2008 DSIP”). The number of shares of Common Stock to be issued in respect of performance units has been calculated based on the assumption that the maximum levels of performance applicable to the performance units will be achieved. The table above does not include shares underlying performance units that vested on December 31, 2015 and were delivered in February 2016. For information regarding these shares, see Note 2 to the “2015 Option Exercises and Stock Vested” table on page 75.

(2)	The calculation of the weighted average exercise price excludes the effect of the RSU awards and performance unit awards, which have been granted to employees at no cost.

(3)	Includes 4.0 million and 4.2 million shares available for future issuance under the L-3 Communications Corporation 2009 Employee Stock Purchase Plan (the “2009 ESPP”) and the 2008 LTPP, respectively. For purposes of calculating the number of shares available for future issuance under the 2008 LTPP, each share of our Common Stock issued under a “full value” award (i.e., awards other than stock options or stock appreciation rights) is counted as 3.69 shares, in the case of awards granted on or after February 26, 2013, or 2.6 shares, in the case of awards granted between March 1, 2010 and February 25, 2013.

(4)	Represents stock options outstanding under the 1997 Option Plan for Key Employees of L-3 Communications Holdings, Inc. and the Amended and Restated 1998 Directors Stock Option Plan for Non-Employee Directors of L-3 Communications Holdings, Inc. (the “Legacy Option Plans”). The stock options granted under the Legacy Option Plans are non-qualified for U.S. income tax regulations, vest ratably over a three-year period on the annual anniversary of the date of grant, expire ten years from the date of grant and have an exercise price based on the closing price of our Common Stock on the date of grant.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that all Section 16(a) forms required to be filed were filed on a timely basis and in compliance with the requirements of Section 16(a).

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QUESTIONS AND ANSWERS ABOUT BOARD COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

QUESTIONS AND ANSWERS ABOUT BOARD COMMUNICATIONS,

COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

1.	HOW DO I COMMUNICATE WITH THE BOARD OF DIRECTORS?

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the full Board of Directors, the Chair of any of the Audit, Compensation, Nominating/Corporate Governance and Executive Committees, to the non-employee directors as a group or to the Lead Independent Director of the Board of Directors, may do so either by email that can be accessed through our website at http://www.L-3com.com or by addressing such communications or concerns to the Corporate Secretary of L-3 Communications Holdings, Inc., 600 Third Avenue,

New York, New York 10016, who will forward such communications to the appropriate party. The addressed communications may be done confidentially or anonymously. The Corporate Secretary will forward all correspondence to the Board of Directors or the specifically designated party, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material.

2.	HOW CAN A SHAREHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

Under the SEC’s rules and regulations, any shareholder desiring to submit a proposal to be included in our 2017 proxy statement must submit such proposal to us at our principal executive offices located at 600 Third Avenue, New York, New York 10016, to the attention of the Corporate Secretary, no later than the close of business on November 23, 2016. Under Rule 14a-8 under the Exchange Act, a shareholder submitting a proposal to be included in the Company’s proxy statement is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Common Stock and to have held such Common Stock continuously for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

The Bylaws provide for advance notice provisions. The Bylaws require the timely notice of certain information to be provided by any shareholder who proposes director nominations or any other business for consideration at a shareholders’ meeting. Failure to deliver a proposal in accordance with the procedures discussed below and in the Bylaws may result in the proposal not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at a shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at the Company’s 2017 Annual Meeting, such a proposal must be received by the Corporate Secretary on or after January 3, 2017 but no later than February 2, 2017. In the event that the date of the 2017 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of the 2017 Annual Meeting, notice must be received not earlier than 120 days prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting is first made. All proposals must be sent to our principal executive offices by certified mail, return receipt requested, to the attention of the Corporate Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

Shareholders may, subject to and in accordance with the Bylaws, recommend director candidates for consideration by the Nominating/Corporate Governance Committee. The recommendation must be delivered to the Corporate Secretary, who will forward the recommendation to the Nominating/Corporate Governance Committee for consideration. The Bylaws contain certain informational and other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting. The Bylaws are posted on our website at http://www.L-3com.com.

3.	WHAT IS HOUSEHOLDING?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to

94    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT BOARD COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of the Proxy Materials by writing to: Corporate Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016 or by calling (212) 697-1111.

4.	WHERE CAN I FIND THE COMPANY’S CORPORATE GOVERNANCE GUIDELINES, COMMITTEE CHARTERS, CODES OF CONDUCT OR OTHER GOVERNANCE DOCUMENTS?

Committee Charters and Corporate Governance Guidelines: The Board of Directors has adopted a charter for each of the Audit, Nominating/Corporate Governance and Compensation Committees as well as Corporate Governance Guidelines that address the Board of Directors’ make-up and functioning. You can find links to these materials on our website at http://www.L-3com.com under the “Investor Relations” tab by selecting “Corporate Governance.”

Code of Ethics and Business Conduct: The Board of Directors has adopted a code of ethics and business conduct that applies to all of our directors, officers and employees.

You can find a link to such code on our website at http://www.L-3com.com. In accordance with, and to the extent required by, the rules and regulations of the SEC, we intend to post on our Web site waivers or implicit waivers (as such terms are defined in Item 5.05 of Form 8-K of the Exchange Act) and amendments of the code of ethics and business conduct that apply to any of our directors and executive officers, including our Chairman and Chief Executive Officer, President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and Vice President, Controller and Principal Accounting Officer or other persons performing similar functions.

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GENERAL AND OTHER MATTERS

GENERAL AND OTHER MATTERS

At the date of this proxy statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments or postponements of the Annual Meeting, the Proxyholders will vote all shares underlying proxies delivered pursuant to this solicitation in accordance with their discretion on such matters.

We have provided each shareholder whose proxy is being solicited hereby access to a copy of our Summary Annual Report and our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

Please vote over the Internet or telephone, or (if you received a paper copy of the Proxy Materials) complete, date, sign and promptly mail the paper proxy card in the reply envelope accompanying the Proxy Materials sent to you. No postage is required if returned in the envelope provided, and mailed in the United States.

By Order of the Board of Directors,

Steven M. Post

Senior Vice President, General Counsel and

    Corporate Secretary

New York, New York

March 23, 2016

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.L-3com.com, and click on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements and schedules thereto, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary

L-3 Communications Holdings, Inc.

600 Third Avenue

New York, New York 10016

96    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

ANNEX A

ANNEX A

L-3 COMMUNICATIONS HOLDINGS, INC.

AMENDED AND RESTATED

2008 LONG TERM PERFORMANCE PLAN*

*	Additions are indicated by double underlining and deletions are indicated by strikeouts.

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ANNEX A

L-3 COMMUNICATIONS HOLDINGS, INC.

AMENDED AND RESTATED

2008 LONG TERM PERFORMANCE PLAN

SECTION 1. Purpose.

The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Corporation and/or by providing eligible individuals with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2. Definitions; Rules of Construction.

(a)	Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means an agreement described in Section 6 by the Corporation for the benefit of a Participant, setting forth (or incorporating by reference) the terms and conditions of an Award granted to a Participant.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Change in Control” means change in control as defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee described in Section 8(a).

“Corporation” means L-3 Communications Holdings, Inc.

“Employee” means any person, including an officer (whether or not also a director) in the regular full-time employment of the Corporation or any of its Subsidiaries who, in the opinion of the Committee is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act. If the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

“Fair Market Value” means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the ~~next~~immediately preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

“Insider” means any person who is subject to Section 16(b) of the Exchange Act.

“Minimum Ownership Stock” means any Award of shares of Stock of the Corporation that are issued, in accordance with Section 4(a)(5), in lieu of cash compensation in order to satisfy applicable stock ownership guidelines from time to time in effect.

“Non-Employee Director” means a director of the Corporation who is not an employee of the Corporation or any of its Subsidiaries.

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ANNEX A

“Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

“Participant” means a person who is granted an Award, pursuant to this Plan, that remains outstanding.

“Performance-Based Awards” is defined in Section 4(b).

“Performance Goals” means any combination of one or more of the following criteria: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBIT or EBITDA; (iii) operating income or operating margin; (iv) book value per share of Stock; (v) expense management (including without limitation, total general and administrative expense percentages); (vi) improvements in capital structure; (vii) profitability of an identifiable business unit or product; (viii) maintenance or improvement of profit margins; (ix) stock price; (x) market share; (xi) revenue or sales (including, without limitation, net loans charged off and average finance receivables); (xi) costs (including, without limitation, total general and administrative expense percentage); (xiii) orders; (xiv) working capital; (xv) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA); (xvi) cash flow or net funds provided; (xvii) net income or earnings per share; (xviii) return on equity; (xix) return on investment or invested capital; and (xx) total stockholder return or any other performance goal that the Committee in its sole discretion establishes in accordance with the requirements of Section 162(m) of the Code for which applicable shareholder approval requirements are met. Performance Goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

“Share Units” means the number of units under an Award (or portion thereof) that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Award (or portion thereof) is measured.

“Stock” means shares of Common Stock of the Corporation, par value $0.01 per share, subject to adjustments made under Section 7 or by operation of law.

“Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

(b) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. Eligibility.

Any one or more Awards may be granted to any Employee, or any non-Employee who provides services to or on behalf of the Corporation or any of its Subsidiaries (including without limitation any Non-Employee Director), who is designated by the Committee to receive an Award.

SECTION 4. Awards.

(a) Type of Awards. The Committee may from time to time grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

(1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date that the Option is granted.

(2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section thereof. The exercise price of each Incentive Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date the Option is granted. If a Participant on the date an Incentive Stock Option is granted owns, directly or indirectly within the meaning of Code Section 424(d), stock possessing more than ten percent (10%) of the total combined voting power of

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ANNEX A

all classes of stock of the Corporation, the exercise price per share of the Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of the Stock at the time of grant, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. To the extent that the aggregate Fair Market Value of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the Stock subject to options shall be determined as of the date the Options were granted.

(3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on the appreciation in the value of the Stock or the Option over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall not be less than the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted.

(4) Restricted Stock. Restricted Stock is an Award of issued shares of Stock of the Corporation (other than Minimum Ownership Stock) that are subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

(5) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to, Minimum Ownership Stock, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan applicable to such Awards.

(b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which may depend on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or any of its Subsidiaries, divisions or other business units. Performance-Based Awards shall be subject to the requirements of clauses (1) through (7) below, except that notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right intended to qualify as a Performance-Based Award shall not be subject to the requirements of clauses (2), (4), (5) and (6) below (with such Awards hereinafter referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right”, respectively). An Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

(1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2) Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

(3) Individual Limits. The maximum number of shares of Stock or Share Units that are issuable under Options and Stock Appreciation Rights granted during a calendar year to any Employee shall be 750,000, and the maximum number of shares of Stock or Share Units that are issuable under other Performance-Based Awards granted to any Employee during a calendar year shall be 300,000, subject to adjustment as provided in Section 7. Awards that are cancelled during the year shall be counted against these limits to the extent required by Code Section 162(m).

(4) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of the Participant’s death or permanent disability or in the event of a Change in Control as provided in Section 7(b).

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ANNEX A

(5) Terms and Conditions of Awards. Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may impose.

(6) Adjustments for Material Changes. To the extent set forth in an Award Agreement, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, the Committee shall make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

(7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

SECTION 5. Shares of Stock and Share Units Available Under Plan.

(a) Aggregate Limits on Shares and Share Units. (i) Subject to Section 5(b), the maximum number of shares of Stock that may be issued pursuant to all Awards under the Plan is ~~19,213,817~~26,013,817, (ii) the maximum number of such shares of Stock that may be issued pursuant to all Awards of Incentive Stock Options is 3,000,000, and (iii) the maximum number of shares of Stock subject to Awards granted during a calendar year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during such calendar year, shall not exceed $525,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with Section 6(b)(4) on unissued shares of Stock or unpaid Share Units underlying any such Awards).

(b) Share Usage for Full Value Awards. Solely for purposes of calculating the number of shares of Stock available for issuance pursuant to Section 5(a)(i):

(1) each share of Stock that may be issued pursuant to Awards granted from March 1, 2010 through February 25, 2013 (other than Awards of Options and Stock Appreciation Rights) shall be counted as 2.60 shares; ~~and~~

(2) each share of Stock that may be issued pursuant to Awards granted from February 26, 2013 through February 22, 2016 (other than Awards of Options and Stock Appreciation Rights) shall be counted as 3.69 shares; and

(~~2~~3) each share of Stock that may be issued pursuant to Awards granted on or after February ~~26~~23, ~~2013~~2016 (other than Awards of Options and Stock Appreciation Rights) shall be counted as ~~3.69~~4.26 shares.

(c) Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Awards under Sections 5(a) and (b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. To the extent an Award is settled in cash in lieu of issuing shares of Stock subject thereto, such shares shall be deemed to constitute Share Units (and not shares of Stock issued pursuant to an Award) for purposes of the limits set forth in Sections 5(a) and (b). For the avoidance of doubt, the following shares of Stock shall not become available for reissuance under the Plan: (1) shares tendered by Participants as full or partial payment to the Corporation upon exercise of Options or other Awards granted under the Plan; (2) shares of Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights; (3) shares withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or Stock Appreciation Rights or upon any other payment or issuance of shares under any other Award granted under the Plan; and (4) shares of Stock that are acquired by the Corporation as contemplated by Section 5(e) in connection with this Plan or the satisfaction of an Award issued hereunder.

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ANNEX A

(d) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

(e) Treasury Shares; No Fractional Shares. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated.

(f) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

(g) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid at or prior to the time of the delivery of such Stock in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Stock, or (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the amount of Stock to be so delivered or offset in respect of such exercise price or purchase price (if any), or withholding obligations, shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

(h) Cashless Exercise. The Committee may also permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation’s receipt of a third party payment in full in cash (or in such other form as permitted under Section 5(g)) for the exercise price and the applicable withholding at or prior to the time of issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals, if any. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a) Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms:

(1) Transferability: An Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

(3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g) or Section 5(h).

(4) Maximum Term of Awards. No Nonqualified Stock Option, Incentive Stock Option or Stock Appreciation Right may be exercised or converted to any extent, or remain outstanding and unexercised, unconverted or unvested, more than ten years after the date such Nonqualified Stock Option, Incentive Stock Option or Stock Appreciation Right was initially granted.

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(b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m).

(2) Vesting; Effect of Termination; Change in Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, (1) the minimum vesting period for Awards of Restricted Stock shall be three years from the date of grant (or one year in the case of Restricted Stock Awards that are Performance-Based Awards) and (2) the vesting period of an Award of Restricted Stock may not be accelerated to a date that is within such minimum vesting period except in the event of the Participant’s death, permanent disability or retirement or in the event of a Change in Control.

(3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms; provided, that except in connection with an adjustment contemplated by Section 7, no such provisions of an Award Agreement shall permit a “Repricing” as defined in Section 8(d).

(4) Dividends: Any provisions providing for the payment of dividend equivalents on unissued shares of Stock or unpaid Share Units underlying an Award, on either a current or deferred or contingent basis, and either in cash or in additional shares of Stock; provided that dividend equivalents may not be paid with respect to Awards of Options or Stock Appreciation Rights.

(c) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By accepting receipt of the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change in Control; Acquisitions.

(a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

(1) proportionately adjust any or all of:

(A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(B) the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

(C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

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ANNEX A

(D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

(F) any other terms as are affected by the event; and/or

(2) provide for:

(A) an appropriate and proportionate cash settlement or distribution, or

(B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee shall act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

(b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

(c) Change in Control Definition. For purposes of this Plan, with respect to any Award other than an Award issued pursuant to an Award Agreement that separately defines the term “change in control,” a change in control shall include and be deemed to occur upon the following events:

(1) The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Corporation’s then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

(2) The sale of all or substantially all of the assets of the Corporation or of L-3 Communications Corporation or any successor thereto;

(3) The consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Corporation with one or more other entities that are not Subsidiaries if, as a result of the consummation of the merger,

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combination, consolidation, recapitalization or other reorganization, less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be beneficially owned in the aggregate by the stockholders of the Corporation immediately prior to the event;

(4) The election, including the filling of vacancies, during any period of 24 months or less, of 50 percent or more, of the members of the Board, without the approval of Continuing Directors, as constituted at the beginning of such period. “Continuing Directors” shall mean any director of the Company who either (i) is a member of the Board on the date of grant of the relevant Award, or (ii) is nominated for election to the Board by a majority of the Board which is comprised of Directors who were, at the time of such nomination, Continuing Directors; or

(5) In the Committee’s sole discretion on a case-by-case basis and solely with respect to Awards granted to Employees of a Subsidiary of the Corporation, or of a business unit or division of the Corporation or such Subsidiary, (i) the sale of all or substantially all of the assets of such Subsidiary, business unit or division or (ii) the sale (including without limitation by way of merger) of a majority of the combined voting power of such Subsidiary’s then outstanding voting securities.

(d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly (such awards, “Substitute Awards”). Substitute Awards shall not be counted against the limitations set forth in Section 5(a), provided that Substitute Awards issued in connection with the assumption of, or in substitution for, Incentive Stock Options shall be counted against the limits set forth in Section 5(a)(ii) of the Plan.

SECTION 8. Administration.

(a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board (or the full Board) or subcommittee of the Compensation Committee as may be designated by the Board (such committee, subcommittee or the full Board, as applicable, the “Committee”). With respect to Awards granted to persons who are subject to the reporting requirements of Section 16(a) of the Exchange Act, the Committee shall be constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act, and with respect to Awards granted to persons who are “covered employees” as defined in Code Section 162(m), the Committee shall be constituted such that the “outside director” requirement of Code Section 162(m) is met. The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

(b) Selection and Grant. The Committee shall have the authority to determine the individuals (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

(c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d) Express Authority to Change Terms of Awards. The Committee may, at any time, alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 9 (subject to any applicable limitations thereunder), except that no amendment or cancellation of an Award may effect a Repricing of such Award without shareholder approval, except in connection with an adjustment pursuant to Section 7. A “Repricing” means any of the following: (i) changing the terms of an Award to lower its exercise price or base price, (ii) cancelling an Award with an exercise price or base price in exchange for other Awards with a lower exercise price or base price, or (iii) cancelling an Award with an exercise price or base price at a time when such price is

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ANNEX A

equal to or greater than the Fair Market Value of the underlying Stock in exchange for other Awards, cash or property. Without limiting the Committee’s authority under this plan (including Sections 7 and 9), but subject to any express limitations of this Plan (including the prohibitions on Repricing set forth in this Section 8(d)), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 6(a)(4) to the extent applicable), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate.

(e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

(f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences (including any intended tax treatment under Section 409A of the Code), to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9. Amendment and Termination of this Plan.

The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action ~~by the Board or the Committee~~ shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or his or her Beneficiary, guardian or legal representative, to the extent applicable. Notwithstanding the above, any amendment to this Plan that would (i) materially increase the benefits accruing to any Participant or Participants hereunder, (ii) materially increase the aggregate number of shares of Stock, Share Units or other equity interest(s) that may be issued hereunder, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to shareholder approval.

SECTION 10. Miscellaneous.

(a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

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(b) Rights of Employees.

(1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

(2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment or services of a person with or without cause.

(c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation. This Plan shall become effective upon and shall be subject to the approval of the stockholders the Corporation. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after ~~April 29~~March 1, ~~2023~~2026; provided, however, that any Award granted prior to such date may be amended after such date in any manner that would have been permitted hereunder prior to such date.

(d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may be necessary or, in the opinion of counsel for the Corporation, advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any of such restrictions) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e) Section 409A. Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of Employment. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

(f) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by, and construed in accordance with, the laws of the State of New York and applicable Federal law.

(g) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

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ANNEX B

ANNEX B

AGREEMENT AND PLAN OF MERGER

BETWEEN

L-3 COMMUNICATIONS HOLDINGS, INC.

(a Delaware corporation),

AND

L-3 COMMUNICATIONS CORPORATION

(a Delaware corporation)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 4, 2016, between L-3 Communications Holdings, Inc., a Delaware corporation (“Parent”), and L-3 Communications Corporation, a Delaware corporation (“Subsidiary”).

RECITALS

WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of Parent;

WHEREAS, each of the Board of Directors of Parent and the Board of Directors of Subsidiary deem it advisable to merge Parent with and into Subsidiary, with Subsidiary continuing as the surviving corporation on the terms and subject to the conditions set forth herein (the “Merger”); and

WHEREAS, it is intended that the Merger shall qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended, and that this Merger Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

MERGER

1.1 The Merger. After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Parent will merge with and into Subsidiary, and Subsidiary shall file a Certificate of Merger with the Secretary of State of the State of Delaware (the “Secretary of State”) in accordance with the provisions of the DGCL, and the parties shall make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective upon the filing of such Certificate of Merger with the Secretary of State or at such later time as may be provided for in such Certificate of Merger (the “Effective Time”). Upon the Effective Time, the separate corporate existence of Parent shall cease and Subsidiary shall be the surviving corporation (the “Surviving Corporation”).

1.2 Conditions to the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (by the party entitled to the benefit thereof, to the extent permitted by this Agreement and by applicable law) of the following conditions:

(a) This Agreement shall have been adopted by Parent, as the sole stockholder of Subsidiary, in accordance with the requirements of the DGCL and the certificate of incorporation and bylaws of Subsidiary;

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ANNEX B

(b) This Agreement shall have been adopted by holders of at least a majority of the outstanding common stock, par value $0.01 per share, of Parent in accordance with the requirements of the DGCL and the certificate of incorporation and bylaws of Parent;

(c) The Subsidiary Stock (as defined below) shall have been approved for listing on the New York Stock Exchange;

(d) The Board of Directors of the Parent shall not have determined that the Merger is not in the best interests of the Parent;

(e) The Board of Directors of the Subsidiary shall not have determined that the Merger is not in the best interests of the Subsidiary;

(f) There shall be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any governmental entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger; and

(g) Each of the Parent and the Subsidiary shall have received all consents, approvals and authorizations deemed necessary or advisable to be obtained prior to the consummation of the Merger, other than those the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Parent or the Subsidiary.

1.3 Transfer, Conveyance and Assumption. At the Effective Time, Subsidiary shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of Parent, and all of the assets and property of whatever kind and character of Parent shall vest in Subsidiary, as the Surviving Corporation, without further deed; thereafter, Subsidiary, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Parent, and any claim or judgment against Subsidiary may be enforced against Subsidiary, as the Surviving Corporation, in accordance with Section 259 of the DGCL.

1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of Subsidiary shall be amended and restated in its entirety in the Merger as set forth in Exhibit A hereto, and, as so amended and restated, shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation.

(b) At the Effective Time, the bylaws of Subsidiary shall be amended and restated in their entirety as set forth in Exhibit B hereto, and, as so amended and restated, shall be the Amended and Restated Bylaws of the Surviving Corporation.

1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of Parent serving as directors or officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

ARTICLE II

CONVERSION OF SHARES

2.1 Conversion of Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $0.01 per share, of Subsidiary (the “Subsidiary Stock”), each share of Subsidiary Stock issued and outstanding immediately prior to the Effective Time shall be canceled and no consideration shall be issued in respect thereof.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”), each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Common Stock”).

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ANNEX B

2.2 Options and Other Rights with Respect to Stock.

(a) At the Effective Time, each option to purchase shares of Parent Common Stock outstanding immediately prior to the Effective Time shall be converted into one option to purchase, on the same terms and conditions as were applicable under such option at the Effective Time, such number of shares of Surviving Common Stock as is equal to the number of shares of Parent Common Stock that were subject thereto. All terms and conditions of each such option shall otherwise remain unchanged.

(b) At the Effective Time, each restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call or any other right with respect to shares of Parent Common Stock outstanding immediately prior to the Effective Time shall be converted into one restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call or other right, respectively, on the same terms and conditions as were applicable under such outstanding restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call, or other right at the Effective Time, and relating to the number of shares of Surviving Common Stock as is equal to the number of shares of Parent Common Stock that were subject thereto. All terms and conditions of each such restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call or other right shall otherwise remain unchanged.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Subsidiary. Subsidiary hereby represents and warrants that it:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b) is not in violation of any provisions of its certificate of incorporation or bylaws; and

(c) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by Parent, as the sole stockholder of Subsidiary, in accordance with the DGCL and the certificate of incorporation and bylaws of Subsidiary, consummate the Merger and the other transactions contemplated by this Agreement.

3.2 Representations and Warranties of Parent. Parent hereby represents and warrants that it:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b) is not in violation of any provisions of its certificate of incorporation or bylaws; and

(c) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the stockholders of Parent in accordance with the DGCL and the certificate of incorporation and bylaws of Parent, consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV

TERMINATION

4.1 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of Subsidiary or the Board of Directors of Parent, notwithstanding the adoption of this Agreement by the stockholders of Subsidiary or Parent.

ARTICLE V

FURTHER ASSURANCES

5.1 Further Assurances as to Subsidiary. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest,

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ANNEX B

perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Parent acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Parent and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of Parent or otherwise to take any and all such action.

ARTICLE VI

MISCELLANEOUS

6.1 Amendment. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Subsidiary and the Board of Directors of Parent, whether before or after the adoption of this Agreement by the stockholders of Subsidiary and Parent; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such stockholders of Subsidiary or Parent without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Subsidiary and Parent.

6.2 No Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3 Assignment; Third Party Beneficiaries. Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

6.4 Governing Law. This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware.

6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

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ANNEX B

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

L-3 COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, General Counsel and Corporate Secretary

L-3 COMMUNICATIONS CORPORATION

By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, General Counsel and Corporate Secretary

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ANNEX B

Exhibit A to the Agreement and Plan of Merger

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

L-3 COMMUNICATIONS CORPORATION

FIRST: The name of the corporation is L-3 Communications Corporation (the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 350,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). Set forth below with respect to each class of stock of the Corporation is a statement of the voting powers and the designations, preferences, rights, qualifications, limitations and restrictions thereof:

A. Common Stock.

1. Voting Rights. Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders of the Corporation.

2. Dividends. Subject to Section B of this Article FOURTH, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

3. Distributions. Subject to Section B of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

B. Preferred Stock. The Board of Directors of the Corporation is authorized to fix, by resolution or resolutions, the designation of each series of Preferred Stock and the voting rights, preferences as to dividends and in liquidation, conversion and other rights, qualifications, limitations and restrictions thereof and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law.

FIFTH: The Board of Directors of the Corporation may alter, amend, rescind or repeal in whole or in part, the Bylaws of the Corporation or may adopt new Bylaws by the affirmative vote of a majority of the Board of Directors.

SIXTH: Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the Board of Directors. A director of the Corporation shall be elected to hold office until the next annual meeting of stockholders for the election of directors and until such person’s successor shall be duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director or other cause, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter may be

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ANNEX B

amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. In addition to the limitation on personal liability of directors provided herein, the Corporation shall, to the fullest extent permitted by the General Corporation Law: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept within or outside the State of Delaware at such place or places as may be designated by the Board of Directors or in the Bylaws of the Corporation.

NINTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

TENTH: Notwithstanding the provisions of Section 228 of the General Corporation Law, the stockholders of the Corporation may take action by written consent only if all of the stockholders entitled to vote on the matter sign such consent. This Article TENTH may not be amended without the unanimous consent of all stockholders entitled to vote on the matter.

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ANNEX B

Exhibit B to the Agreement and Plan of Merger

AMENDED AND RESTATED BYLAWS

OF

L-3 COMMUNICATIONS CORPORATION

(hereinafter called the “Corporation”)

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware, and the name of the registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may have such other offices, either within or outside the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors shall be held on such date, and at such place (if any) and time, as may be fixed by resolution of the Board of Directors. Any other proper business may be transacted at the annual meeting.

Section 2.2 Special Meeting.

(A) Special meetings of the stockholders of the Corporation (i) may be called by the Chairman of the Board, if there be one, or the President, (ii) shall be called by the Chairman of the Board or the President at the request in writing of a majority of the Board of Directors, and (iii) shall be called by the Secretary upon the written request of one or more Proposing Person(s) (as defined below) who (x) have Net Long Beneficial Ownership (as defined below) of at least twenty percent (20%) of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) at the time such special meeting request is validly delivered to the Secretary (the “Delivery Date”) and (y) have had continuous Net Long Beneficial Ownership of at least the Requisite Percentage for a minimum of one full year prior to the Delivery Date (the “Holding Requirement”), subject to and in compliance with this Section 2.2 and, to the extent applicable to special meetings of stockholders, Section 2.8. Compliance by the Proposing Person(s) with the requirements of this Section 2.2, Section 2.8, to the extent applicable to special meetings of stockholders, and related provisions of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be binding on the Corporation and its stockholders.

The term “Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a Proposing Person’s ownership of common stock of the Corporation, shall mean those shares of common stock of the Corporation as to which the Proposing Person in question possesses: (i) the sole power to vote or direct the voting of, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition of. The number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any shares that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act (as defined below)) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by a Proposing Person with respect to any shares of any class or series of shares of the Corporation.

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ANNEX B

“Proposing Person” shall mean the holder of record of common stock of the Corporation submitting a special meeting request and the beneficial owner of common stock, if any, on whose behalf such request is made; provided, however, that, with respect to the informational requirements of Section 2.2(B), if the record holder of such common stock is making the Special Meeting Request on behalf of the beneficial owner of such common stock, the term “Proposing Person” shall be deemed to refer solely to such beneficial owner.

(B) In order for a special meeting to be called upon stockholder request (a “Stockholder Requested Special Meeting”), one or more requests for a special meeting in the form required by this Section 2.2 must be signed by Proposing Person(s) holding the Requisite Percentage and be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Such request(s) shall: (i) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting; (ii) bear the date of signature of each such Proposing Person signing the request; (iii) set forth (a) the name and address of each Proposing Person signing such request, (b) the class and the number of shares of common stock of the Corporation which are owned of record or beneficially by such Proposing Person; (c) the class and number of shares of capital stock of the Corporation representing such Proposing Person’s Net Long Beneficial Ownership, including a description of all securities or other instruments relating thereto; (d) documentary evidence that the Proposing Person(s) have had continuous Net Long Beneficial Ownership of the Requisite Percentage for a minimum of one full year prior to the Delivery Date; and (e) a certification that the Proposing Person satisfies the Net Long Beneficial Ownership requirement and the Holding Requirement of these Bylaws; (iv) contain the information required by Section 2.8 of these Bylaws as if incorporated in this Section 2.2; (v) contain a representation that the Proposing Person intends to hold the shares of common stock of the Corporation described in clause (iii) of this Section 2.2(B) through the date of the Stockholder Requested Special Meeting; and (vi) contain an acknowledgement by such Proposing Person that any reduction in such stockholder’s Net Long Beneficial Ownership with respect to which the special meeting request relates following the Delivery Date shall constitute a revocation of such request to the extent of such reduction. Any Proposing Person may revoke a request for a Stockholder Requested Special Meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following any such revocation (or any deemed revocation hereunder), at any time before the date of the Stockholder Requested Special Meeting, the remaining requests are from Proposing Person(s) holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, shall cancel the Stockholder Requested Special Meeting.

(C) Notwithstanding the foregoing, the Secretary shall not be required to call a Stockholder Requested Special Meeting if: (i) the Board of Directors has called or calls an annual or special meeting of stockholders to be held not later than one hundred twenty (120) days after the Delivery Date at which an identical or substantially similar item (a “Similar Item” and, for purposes of this clause (C), the removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) to that included in such request will be presented; or (ii) the special meeting request (a) is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (b) contains a Similar Item to an item that was presented at any meeting of stockholders held within one year prior to the Delivery Date; (c) relates to an item of business that is not a proper subject for action by the stockholders of the Corporation under applicable law; (d) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (e) does not comply with the provisions of this Section 2.2 or, to the extent applicable, Section 2.8.

(D) Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within one hundred twenty (120) days after the Delivery Date.

(E) Any Proposing Person who delivered a valid special meeting request shall further update and supplement such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct: (i) as of the record date for notice of the Stockholder Requested Special Meeting, and (ii) as of the date that is fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the Stockholder Requested Special Meeting (in the case of the update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the

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ANNEX B

Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof).

(F) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.

Section 2.3 Place of Meeting; Meetings by Remote Communication. (A) The Board of Directors may designate the place, if any, of any meeting of the stockholders, or may direct that the meeting be held solely by means of remote communication. If the Board of Directors does not (x) designate the place of any meeting or (y) direct that the meeting be held solely by means of remote communication, the meeting shall be held at the principal office of the Corporation.

(B) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.4 Notice of Meeting. Unless otherwise required by law, a notice, stating the place of the meeting (or the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and entitled to vote at such meeting), the record date for determining stockholders entitled to vote at such meeting if such date is different from the record date for determining stockholders entitled to notice of such meeting, the date and time of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware. Any previously scheduled meeting of the stockholders may be postponed, canceled or rescheduled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, provided that where a separate vote by a class or series (or classes or series) is required, the holders of a majority in voting power of the shares of such class or series (or classes or series) shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The chairman of the meeting or a majority in voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

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ANNEX B

Section 2.6 Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, as of the tenth (10th) day preceding the date the Corporation first transmits its notice of meeting for such meeting to the stockholders of the Corporation, or, at any time thereafter, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.6, a majority of the votes cast in respect of the election of any director means that the number of votes cast “for” such director’s election must exceed the number of votes cast “against” such director’s election, and an abstention or broker non-vote will not count as a vote “for” or “against” a director’s election. All other matters presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by a majority of the votes cast on such matter. Such votes may be cast in person or by proxy but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of such proxy or a new proxy bearing a later date. The Board of Directors, in its discretion, or the chairman of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.7 Inspectors of Elections; Conduct of the Meeting.

(A) The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

(B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. In addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chairman should make such determination and declaration, any such matter or business not properly brought before the meeting shall not be transacted or considered at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8 Notice of Stockholder Business and Nominations.

(A) Annual Meetings. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of

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the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which, for purposes of nominations or other business to be brought before the annual meeting of stockholders scheduled for 2017, shall be deemed to be May 3, 2016); provided, however, that in the event that the date of the current year’s annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such current year’s annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement and/or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has or have been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.8 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required

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by this Section 2.8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in compliance with Article II, Section 2.4 of these Bylaws. The proposal by stockholders of any business to be conducted at a special meeting of stockholders may be made only pursuant to and in compliance with Section 2.2 of these Bylaws.

(C) General. (1) A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to paragraph (A)(2) or paragraph (B) of this Section 2.8) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).

(2) The Corporation may require any proposed nominee for election to the Board of Directors to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at a meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.8) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(4) For purposes of this Section 2.8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(5) For purposes of this Bylaw, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 2.8, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2.8 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(6) Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8 and in Section 2.2 (as applicable); provided however, that any references in these Bylaws to the

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Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.8 (including paragraphs (A)(1)(c) hereof) and Section 2.2 (as applicable), and compliance with paragraphs (A)(1)(c) of this Section 2.8 and Section 2.2 (as applicable) shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 2.8 or in Section 2.2 shall apply to the right, if any, of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation of the Corporation) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.9 Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. A director of the Corporation shall be elected to hold office until the next annual meeting of stockholders for the election of directors and until such person’s successor shall be duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.3 Regular Meetings. A meeting of the Board of Directors shall be held without other notice than this Bylaw immediately prior to or after, and at the same place (if any) as, each annual meeting of stockholders. If the annual meeting of stockholders is not held at a place, such meeting of the Board of Directors may be held by teleconference or at such place as may be determined by resolution of the Board of Directors, notice of which shall be provided in accordance with Section 3.5 of these Bylaws. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

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Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called by the Chairman of the Board or the President or by the Chairman of the Board, the President or the Secretary at the request of a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Notice. Notice of any special meeting shall be given to each director at such director’s business or residence in writing or by telephone or facsimile or electronic transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three (3) days before such meeting. If by telephone, facsimile or electronic transmission, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 3.6 Quorum. Unless the Certificate of Incorporation provides otherwise, a majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7 Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.8 Committees of the Board of Directors. The Board of Directors may designate one or more committees to exercise, subject to applicable law and the resolutions of the Board of Directors designating and empowering such committee, any or all powers of the Board of Directors. Each such committee shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Except as otherwise provided by law, the presence of a majority of the members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The elected officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper, including one or more vice presidents, assistant treasurers and assistant secretaries. In addition, the Board of Directors at any time and from time to time may elect a Chairman of the Board from among its members. A director serving as Chairman of the Board may be, but need not be, an elected officer. All officers chosen by the Board of Directors shall each have such powers and duties as from time to time may be conferred by the Board of Directors.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately prior to or after each annual meeting of the

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stockholders. If the election of officers shall not be held at such meeting such election shall be held as soon thereafter as convenient. Subject to Section 4.5 of these By-Laws, each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier death or resignation.

Section 4.3 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have the custody of the seal of the Corporation and see that the same is affixed to all instruments requiring it.

Section 4.4 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in the depository or depositaries of the Corporation. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.5 Removal. Any officer elected by the Board of Directors may be removed by a majority of the Board of Directors, with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor or such officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.6 Vacancies. A newly created office and a vacancy in any office because of death, resignation, removal or other cause may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

STOCK CERTIFICATES; UNCERTIFICATED SHARES

Section 5.1 Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a vice president, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, of the Corporation representing the number of shares registered in certificate form. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

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Section 5.3 Transfers. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent extend evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation and of the certificates, if any, representing such shares.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 6.3 Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

Section 6.4 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6.4 or to vote in person or by proxy at any meeting of stockholders.

Section 6.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice of such meeting.

Section 6.6 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

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Section 6.7 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, unless otherwise specified in said notice. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 6.8 Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (B) of this Section 6.8 of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in the first instance by the Board of Directors of the Corporation.

(B) If a claim under paragraph (A) of this Section 6.8 of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, or if a claim for any advancement of expenses under this Section 6.8 is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the claimant may at any time thereafter (but not before) bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(E) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

B-18    L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement

ANNEX B

(F) The right to indemnification conferred in this Bylaw on the persons entitled thereto shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advancement shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

(G) For the avoidance of doubt, claimant’s right to indemnification and advancement of expenses provided under this Article VI shall (i) vest at the time that such claimant becomes a director or officer of the Corporation or at the time such claimant becomes a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Corporation and (ii) continue as to the claimant even though such claimant may have ceased to be a director or officer of the Corporation.

(H) Any amendment or modification of these Bylaws affecting a claimant’s right to indemnification or the advancement of expenses provided under this Article VI shall not alter the claimant’s right to indemnification or the advancement of expenses with respect to such claimant’s conduct prior to the amendment or modification, without the express written consent of such claimant.

Section 6.9 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.9.

ARTICLE VII

AMENDMENTS

Section 7.1 Amendments. Except as otherwise provided by the Certificate of Incorporation or applicable law, these Bylaws may be altered, amended, rescinded or repealed in whole or in part, or new Bylaws may be adopted by (i) the affirmative vote of a majority of the Board of Directors or (ii) the holders of a majority in voting power of the outstanding capital stock of the Corporation, provided that, in the case of any such amendment by the stockholders voted on at a meeting of stockholders, notice of the proposed change was given in the notice of the meeting of stockholders.

L-3 COMMUNICATIONS HOLDINGS, INC. – Proxy Statement    B-19

L-3 COMMUNICATIONS HOLDINGS, INC. 600 3RD AVENUE NEW YORK, NEW YORK 10016	Admission Ticket VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 2, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 2, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received by 11:59 P.M. Eastern Daylight Time on May 2, 2016.

SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00542-P74114-Z67255	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

L-3 COMMUNICATIONS HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Claude R. Canizares	☐	☐	☐			For	Against	Abstain
	1b. Thomas A. Corcoran	☐	☐	☐	2.	Ratify the appointment of our independent registered public accounting firm for 2016.	☐	☐	☐
	1c. Ann E. Dunwoody	☐	☐	☐
	1d. Lewis Kramer 1e. Robert B. Millard	☐ ☐	☐ ☐	☐ ☐	3.	Approve, in a non-binding, advisory vote, the compensation paid to our named executive officers.	☐	☐	☐
	1f. Lloyd W. Newton	☐	☐	☐	4.	Approve an amendment to the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan.	☐	☐	☐
	1g. Vincent Pagano, Jr.	☐	☐	☐
	1h. H. Hugh Shelton	☐	☐	☐	5.	Adopt an Agreement and Plan of Merger effecting the elimination of the Company’s holding company structure.	☐	☐	☐
	1i. Arthur L. Simon	☐	☐	☐
	1j. Michael T. Strianese	☐	☐	☐
The Board of Directors makes no recommendation regarding the following proposal:
					6.	Approve a shareholder proposal to amend and restate the Company’s Certificate of Incorporation to permit shareholders to take action by written consent.	☐	☐	☐

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Admission Ticket

2016 Annual Meeting of

L-3 Communications Holdings, Inc. Shareholders

L-3 COMMUNICATIONS HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MAY 3, 2016, 2:30 P.M. EASTERN DAYLIGHT TIME

THE RITZ-CARLTON NEW YORK

BATTERY PARK

TWO WEST STREET

NEW YORK, NY

PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE 2016 ANNUAL MEETING OF SHAREHOLDERS BY MARKING THE APPROPRIATE BOX OR IF YOU USE THE INTERNET OR TELEPHONE SYSTEM, WHEN PROMPTED. ONLY THE SHAREHOLDER(S) WHOSE NAME(S) APPEAR(S) ON THIS TICKET, OR THE PROXY OF THAT SHAREHOLDER, WILL BE ADMITTED. YOU WILL NEED TO PRE-REGISTER WITH L-3 IN ADVANCE IN ORDER TO BE ADMITTED. TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, FOLLOW THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT. DUE TO SPACE LIMITATIONS, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. SEATING WILL BEGIN AT 2:00 P.M.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions to the 2016 Annual Meeting of Shareholders of L-3 Communications Holdings, Inc.

Directions from the East Side:

Take the FDR Drive South to the end and follow sign to the Battery Park City exit.

Proceed to the traffic light and make a right turn, go to the next light and make a left turn onto State Street and continue driving until the very end.

The hotel is located at Battery Place and West Street.

Directions from the West Side:

Take the West Side Highway South.

The West Side Highway South becomes West Street. Continue South bearing right until the end of West Street.

Turn right, the hotel is on your right.

Directions by Subway:

Take the 4/5 to Bowling Green (last stop in Manhattan).

Turn right (South) onto Battery Place.

Follow Battery Place to Little West Street; turn right, the hotel is on your left.

Or

Take the 2/3 to Wall Street.

Walk West on Wall Street to Broadway; turn left on Broadway, then right onto Battery Place.

Follow Battery Place to Little West Street; turn right, the hotel is on your left.

Or

Take the 1/9 to Rector Street.

Walk South on Greenwich Street to Battery Place.

Make a right on Battery Place and follow to Little West Street; turn right, the hotel is on your left.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E00543-P74114-Z67255

Proxy

L-3 COMMUNICATIONS HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE “COMPANY”) FOR THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MAY 3, 2016, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND THE PROXY STATEMENT.

The undersigned shareholder(s) hereby appoint(s) Michael T. Strianese, Christopher E. Kubasik, Ralph G. D’Ambrosio and Steven M. Post or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Shareholders to be held on May 3, 2016, at 2:30 p.m., Eastern Daylight Time, at The Ritz-Carlton New York, Battery Park, Two West Street, New York, NY, and at any and all adjournments or postponements thereof, upon the matters set forth and in accordance with their discretion on any other matters that may properly come before the meeting, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned shareholder(s). In the absence of such directions, this proxy will be voted for all nominees listed on the reverse hereof, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm, for the advisory approval of the compensation paid to our named executive officers, for the approval of the amendment to the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan, for the adoption of the Agreement and Plan of Merger effecting the elimination of the Company’s holding company structure, and in proportion with the votes cast by the Company’s shareholders for and against the shareholder proposal to amend and restate the Company’s Certificate of Incorporation to permit shareholders to take action by written consent. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side